UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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    Comerica Incorporated

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Comerica Incorporated

Proxy Statement and Notice of

2014 Annual Meeting of Shareholders

Comerica Incorporated

Comerica Bank Tower

1717 Main Street

Dallas, Texas 75201

March 11, 2014

Dear Shareholder,

It is our pleasure to invite you to attend the 2014 Annual Meeting of Shareholders of Comerica Incorporated at 9:30 a.m., Central Time, on Tuesday, April 22, 2014 at Comerica Bank Tower, 1717 Main Street, 4th Floor, Dallas, Texas 75201. Registration will begin at 8:30 a.m., Central Time. A map showing the location of the Annual Meeting is on the back cover of the accompanying proxy statement.

This year, we are continuing to provide proxy materials to our shareholders primarily through the Internet. We are pleased to use this process, which allows our shareholders to receive proxy materials in an expedited manner, while significantly lowering the costs of our annual proxy campaign. On or about March 11, 2014, we mailed to our shareholders of record (other than those who previously requested electronic delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement, our annual report and additional soliciting materials online. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail (with the exception of the proxy card, which will be separately mailed on or around March 21, 2014 to shareholders of record that have not yet voted) unless you specifically request them. The Notice of Internet Availability of Proxy Materials instructs you on how to electronically access and review all of the important information contained in this proxy statement and the annual report, and it provides you with information on voting. The proxy materials available online include our 2014 proxy statement, our 2013 annual report, which summarizes Comerica’s major developments during 2013 and includes the 2013 consolidated financial statements, and additional soliciting materials.

Whether or not you plan to attend the Annual Meeting, please submit your proxy promptly so that your shares will be voted as you desire.

Sincerely,

Ralph W. Babb, Jr.

Chairman and Chief Executive Officer

PROXY STATEMENT

EXECUTIVE SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

 Annual Meeting of Shareholders

Time and Date	9:30 a.m., Central Time, April 22, 2014

Place	Comerica Bank Tower, 1717 Main Street, 4th Floor, Dallas, Texas 75201

Record Date	February 21, 2014

Mailing Date	On or around March 11, 2014

Voting	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

 Voting Matters

	Board Vote Recommendation	Page Reference
Election of directors	FOR EACH DIRECTOR NOMINEE	11

Ratification of Ernst & Young LLP as independent auditors for 2014	FOR	24

Advisory approval of the Company’s executive compensation	FOR	31

 Board Nominees

The following table provides summary information about each director nominee. Each director nominee will be elected for a one-year term. Directors are elected by a majority of votes cast.

		Director			Committee Memberships				Other Public Company Boards
Name	Age	since	Occupation	Independent	AC	GCNC	ERC	QLCC

Ralph W. Babb, Jr.	65	2001	Chairman, President & CEO, Comerica Incorporated and Comerica Bank						Texas Instruments Inc.
Roger A. Cregg	57	2006	President & CEO, AV Homes, Inc.	X	F	X		X	AV Homes, Inc.
T. Kevin DeNicola	59	2006	Former CFO, KIOR, Inc.	X	C, F		X	C	Axiall Corporation
Jacqueline P. Kane	61	2008	SVP, Human Resources and Corporate Affairs, The Clorox Company	X		X
Richard G. Lindner	59	2008	Retired; Former SEVP & CFO, AT&T, Inc.	IFD		C	X
Alfred A. Piergallini	67	1991	Consultant, Desert Trail Consulting	X		X			Central Garden & Pet Company
Robert S. Taubman	60	2000	Chairman, President & CEO, Taubman Centers, Inc. and The Taubman Company	X			X		Sotheby’s Holdings, Inc., Taubman Centers, Inc.
Reginald M. Turner, Jr.	54	2005	Attorney, Clark Hill PLC	X	X		C	X
Nina G. Vaca	42	2008	Chairman & CEO, Pinnacle Technical Resources, Inc. and Vaca Industries Inc.	X	X		X	X	Kohl’s Corporation

AC — Audit Committee; C — Chair; ERC — Enterprise Risk Committee; F — Financial expert; GCNC — Governance, Compensation and Nominating Committee; IFD — Independent Facilitating Director; QLCC — Qualified Legal Compliance Committee

 Attendance

All director nominees and all incumbent directors attended at least seventy-five percent (75%) of the aggregate number of meetings held by the Board and all the committees of the Board on which the respective directors served.

 Corporate Governance Highlights

Comerica is very committed to sound corporate governance practices. We believe that strong corporate governance is important, and that integrity and trustworthiness are the cornerstones upon which successful companies are built. In light of this belief, over the past several years, we have implemented multiple enhancements in the corporate governance of Comerica. Specifically, we have:

•	appointed an independent Facilitating Director who participates in the process of preparing meeting agendas and schedules and presides over executive sessions of the Board of Directors;

•	adopted a majority vote standard for director elections;

•	eliminated supermajority voting requirements in our governing documents;

•	declassified our Board of Directors to allow for the annual election of all directors; and

•	prohibited transactions by employees and directors that are designed to hedge or offset any decrease in the market value of Comerica’s equity securities.

 Auditors

As a matter of good corporate governance, we are asking our shareholders to ratify the selection of Ernst & Young LLP as our independent auditors for 2014. Set forth below is summary information with respect to Ernst & Young’s fees for services provided in 2013 and 2012.

	2013	2012
Audit Fees	$1,846,915	$1,907,708
Audit-Related Fees	272,900	269,900
Tax Fees	66,933	225,045
All Other Fees	218,181	1,995

	$2,404,929	$2,404,648

 2013 Compensation Highlights

•

Granted performance restricted stock units to our named executive officers and key leaders in 2013, which allows for the cancelation of a portion of the award if certain capital thresholds are not maintained over the three-year measurement period.

•	Reduced the weighting of stock options to 10% of equity awards to further discourage inappropriate risk taking and better align with regulatory expectations.

•

Instituted a holding period as part of our stock ownership guidelines which requires individuals not meeting the guidelines within the specified time frame to hold 50% of all net shares from stock option transactions and restricted stock vestings.

•	Engaged a new independent compensation consultant for the Governance, Compensation and Nominating Committee – Frederic W. Cook & Co., Inc., which superseded Aon Hewitt in June 2013.

•	In response to shareholder and regulatory feedback, approved further compensation changes that will be applicable for 2014, as described on pages 52-57.

COMERICA INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

APRIL 22, 2014

Date:	April 22, 2014

Time:	9:30 a.m., Central Time

Place:	Comerica Bank Tower 1717 Main Street, 4th Floor Dallas, Texas 75201

We invite you to attend the Comerica Incorporated Annual Meeting of Shareholders for the following purposes:

1.	To elect nine directors nominated by the Board of Directors for one-year terms expiring in 2015 or upon the election and qualification of their successors;

2.	To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2014;

3.	To approve a non-binding, advisory proposal approving executive compensation; and

4.	To transact any other business that is properly submitted before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The record date for the Annual Meeting is February 21, 2014 (the “Record Date”). Only shareholders of record at the close of business on the Record Date can vote at the Annual Meeting. Action may be taken at the Annual Meeting on any of the foregoing proposals on the date specified above or any date or dates to which the Annual Meeting may be adjourned or postponed.

Under rules adopted by the Securities and Exchange Commission, we are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of the proxy statement and annual report. Shareholders of record have been mailed a Notice of Internet Availability of Proxy Materials on or around March 11, 2014, which provides them with instructions on how to vote and how to electronically access the proxy materials on the Internet. It also provides them with instructions on how to request paper copies of these materials, should they so desire. In addition, on or around March 21, 2014, Comerica will mail a proxy card to its shareholders of record that have not yet voted, along with a second copy of the Notice of Internet Availability of Proxy Materials. Shareholders of record who previously enrolled in a program to receive electronic versions of the proxy materials will receive an email notice with details on how to access those materials and how to vote.

Comerica will have a list of shareholders who can vote at the Annual Meeting available for inspection by shareholders at the Annual Meeting and, for 10 days prior to the Annual Meeting, during regular business hours at the offices of the Comerica Corporate Legal Department, Comerica Bank Tower, 1717 Main Street, Dallas, Texas 75201.

If you plan to attend the Annual Meeting but are not a shareholder of record because you hold your shares in street name, please bring evidence of your beneficial ownership of your shares with you to the Annual Meeting. See the “Questions and Answers” section of the proxy statement for a discussion of the difference between a shareholder of record and a street name holder.

Whether or not you plan to attend the Annual Meeting and whether you own a few or many shares of stock, the Board of Directors urges you to vote promptly. Registered holders may vote through the Internet, by telephone or, once you receive a printed proxy card in the mail, by completing, dating, signing and returning the proxy card so that your shares may be represented at the Annual Meeting. “Street name” holders must vote their shares in the manner prescribed by their brokerage firm, bank or other nominee. You will find instructions for voting in the “Questions and Answers” section of the proxy statement.

By Order of the Board of Directors,

Jon W. Bilstrom Executive Vice President — Governance, Regulatory Relations and Legal Affairs, and Corporate Secretary

March 11, 2014

Comerica Incorporated

Comerica Bank Tower

1717 Main Street

Dallas, Texas 75201

2014 PROXY STATEMENT

QUESTIONS AND ANSWERS

What is a proxy?

A proxy is your authorization for someone else to vote for you in the way that you want to vote. When you complete and submit a proxy card or use the automated telephone voting system or the Internet voting system, you are submitting a proxy. The Board of Directors of Comerica Incorporated (“Comerica” or the “Company”) is soliciting this proxy. All references in this proxy statement to “you” will mean you, the shareholder, and to “yours” will mean the shareholder’s or shareholders’, as appropriate.

What is a proxy statement?

A proxy statement is a document the United States Securities and Exchange Commission (“SEC”) requires to explain the matters on which you are asked to vote on by proxy and to disclose certain related information. This proxy statement was first made available to the shareholders on or about March 11, 2014.

Why am I receiving my proxy materials electronically instead of receiving paper copies through the mail?

Under rules adopted by the SEC, we are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of the proxy statement and annual report. In addition to reducing the amount of paper used in producing these materials, this method lowers the costs associated with mailing the proxy materials to shareholders.

On or about March 11, 2014, we mailed to our shareholders of record (other than those who previously requested electronic delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report online. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail (with the exception of the proxy card, which will be separately mailed on or around March 21, 2014 to shareholders of record that have not yet voted). The Notice of Internet Availability of Proxy Materials instructs you on how to electronically access and review all of the important information contained in this proxy statement and the annual report, and it provides you with information on voting.

If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a paper copy of our proxy materials, follow the instructions contained in the Notice of Internet Availability of Proxy Materials about how you may request to receive your materials in printed form on a one-time or ongoing basis.

Who can vote?

Only record holders of Comerica’s common stock at the close of business on February 21, 2014, the Record Date, can vote at the Annual Meeting. Each shareholder of record has one vote, for each share of common stock owned, on each matter presented for a vote at the Annual Meeting.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, then the brokerage firm, bank or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or other nominee how to vote their shares. See “How can I vote?” below.

How can I vote?

If you are a shareholder of record as of the Record Date (as opposed to a street name holder), you will be able to vote in four ways: in person, by proxy card, by telephone, or by the Internet. On or about March 11, 2014, we mailed to our shareholders of record (other than those who previously requested electronic delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials and how to submit their proxy via the Internet. In addition, on or about March 21, 2014, we will mail a printed version of the proxy card, along with a second copy of the Notice of Internet Availability of Proxy Materials, to such shareholders of record, if they have not yet voted. Generally, shareholders of record will need information on the Notice of Internet Availability of Proxy Materials or the proxy card to vote. If you previously enrolled in a program to receive electronic versions of Comerica’s annual report and proxy statement instead of receiving printed versions, you will receive an email notice that will provide you with the information you will need to access the proxy materials and vote.

To vote in person, you will need to attend the Annual Meeting to cast your vote. To vote by proxy card, complete, sign, date and return the proxy card in the return envelope provided with your proxy card. To vote by using the automated telephone voting system or the Internet voting system, the instructions for shareholders of record are as follows:

TO VOTE BY TELEPHONE: 1-866-883-3382

•	Use any touch-tone telephone to vote your proxy.

•	Have your proxy card or Notice of Internet Availability of Proxy Materials and the last four digits of your Social Security Number or Tax Identification Number available when you call.

•	Follow the simple instructions the system provides you.

•

You may dial this toll free number at your convenience, 24 hours a day, 7 days a week. The deadline for telephone voting is 11:59 p.m. (Central Time), April 21, 2014. For shares held in Comerica’s employee benefit plans, the deadline is 11:59 p.m. (Central Time), April 20, 2014.

(OR)

TO VOTE BY THE INTERNET:             http://www.proxydocs.com/cma

•	Use the Internet to vote your proxy.

•	Have your proxy card or Notice of Internet Availability of Proxy Materials and the last four digits of your Social Security Number or Tax Identification Number available when you access the website.

•	Follow the simple instructions to obtain your records and create an electronic ballot.

•

You may log on to this Internet site at your convenience, 24 hours a day, 7 days a week. The deadline for Internet voting is 11:59 p.m. (Central Time), April 21, 2014. For shares held in Comerica’s employee benefit plans, the deadline is 11:59 p.m. (Central Time), April 20, 2014.

If you submit a proxy to Comerica before the Annual Meeting, whether by proxy card, by telephone or by Internet, the persons named as proxies will vote your shares as you direct. If no instructions are specified, the proxy will be voted for the nine directors nominated by the Board of Directors; for the ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2014; and for the non-binding, advisory proposal to approve executive compensation. No other matters are currently scheduled to be acted upon at the Annual Meeting.

You may revoke a proxy at any time before the proxy is exercised by:

(1)	delivering written notice of revocation to the Corporate Secretary of Comerica at the Corporate Legal Department, Comerica Bank Tower, 1717 Main Street, MC 6404, Dallas, Texas 75201;

(2)	submitting another properly completed proxy card that is later dated;

(3)	voting by telephone at a subsequent time;

(4)	voting by the Internet at a subsequent time; or

(5)	voting in person at the Annual Meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your brokerage firm, bank or other nominee. Your brokerage firm, bank or other nominee should have enclosed or otherwise provided a voting instruction card for you to use in directing the brokerage firm, bank or other nominee how to vote your shares. If you hold your shares in street name and you want to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker and present it at the Annual Meeting.

What is a quorum?

There were 182,089,217 shares of Comerica’s common stock issued and outstanding on the Record Date. A majority of the issued and outstanding shares, 91,044,609 shares, present or represented by proxy at the meeting, constitutes a quorum. A quorum must exist to conduct business at the Annual Meeting.

What vote is required?

Directors:    If a quorum exists, the nominees for director receiving a majority of the votes cast (i.e., the number of shares voted “for” a director nominee exceeds the number of votes cast “against” that nominee) will be elected as directors. Votes cast will include only votes cast with respect to shares present in person or represented by proxy at the meeting and entitled to vote and will exclude abstentions. Therefore, shares not present at the meeting, broker non-votes (described below) and shares voting “abstain” have no effect on the election of directors. If the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at the meeting.

Other Proposals:    If a quorum exists, the proposals: (i) to ratify the appointment of Ernst & Young LLP as independent auditors and (ii) to approve a non-binding, advisory proposal to approve executive compensation must receive the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal in question. Therefore, abstentions will have the same effect as voting against the applicable proposal. Broker non-votes will not be counted as eligible to vote on the applicable proposal and, therefore, will have no effect on the outcome of the voting on that proposal.

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote under the rules of the stock exchange or other organization of which it is a member. In this situation, a “broker non-vote” occurs.

An independent third party, Wells Fargo, N.A., will act as the inspector of the Annual Meeting and the tabulator of votes.

Who pays for the costs of the Annual Meeting?

Comerica pays the cost of preparing and printing the proxy statement and soliciting proxies. Comerica will solicit proxies primarily by mail, but may also solicit proxies personally and by telephone, the Internet, facsimile or other means. Comerica will use the services of Georgeson Inc., a proxy solicitation firm, at a cost of $10,000 plus out-of-pocket expenses and fees for any special services. Officers and regular employees of Comerica and its subsidiaries may also solicit proxies, but they will not receive additional compensation for soliciting proxies. Comerica also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding solicitation materials to beneficial owners of Comerica’s common stock.

When are shareholder proposals for the 2015 Annual Meeting due?

To be considered for inclusion in next year’s proxy statement, all shareholder proposals must comply with applicable laws and regulations, including SEC Rule 14a-8, as well as Comerica’s bylaws, and must be submitted in writing to the Corporate Secretary, Comerica Incorporated, Comerica Bank Tower, 1717 Main Street, MC 6404, Dallas, Texas 75201, and received by November 11, 2014.

Under Comerica’s bylaws, shareholders of Comerica must provide advance notice to Comerica if they wish to propose items of business at an Annual Meeting of Comerica’s shareholders. For the 2015 Annual Meeting of Shareholders, notice must be received by Comerica’s Corporate Secretary no later than the close of business on January 22, 2015 and no earlier than the close of business on December 23, 2014. If, however, Comerica moves the Annual Meeting of Shareholders to a date that is more than 30 days before or more than 60 days after the date which is the one-year anniversary of this year’s Annual Meeting date (i.e., April 22, 2015), Comerica’s Corporate Secretary must receive your notice no earlier than the close of business on the 120th day prior to the new Annual Meeting date and no later than the close of business on the later of the 90th day prior to the new Annual Meeting date or the 10th day following the day on which Comerica first made a public announcement of the new Annual Meeting date.

Comerica’s bylaws contain additional requirements for shareholder proposals. A copy of Comerica’s bylaws can be obtained by making a written request to the Corporate Secretary.

How can shareholders nominate persons for election as directors at the 2015 Annual Meeting?

All shareholder nominations of persons for election as directors at the 2015 Annual Meeting of Shareholders must comply with applicable laws and regulations, as well as Comerica’s bylaws, and must be submitted in writing to the Corporate Secretary, Comerica Incorporated, Comerica Bank Tower, 1717 Main Street, MC 6404, Dallas, Texas 75201.

Under Comerica’s bylaws, shareholders of Comerica must provide advance notice to Comerica’s Corporate Secretary if they wish to nominate persons for election as directors at an Annual Meeting of Comerica’s Shareholders. For the 2015 Annual Meeting of Shareholders, written notice must be received by Comerica’s Corporate Secretary no later than the close of business on January 22, 2015 and no earlier than the close of business on December 23, 2014.

If, however, Comerica moves the Annual Meeting of Shareholders to a date that is more than 30 days before or more than 60 days after the date that is the one-year anniversary of this year’s Annual Meeting date (i.e., April 22, 2015), or if a special meeting of shareholders is called for the purpose of electing directors, Comerica’s

Corporate Secretary must receive your notice no earlier than the close of business on the 120th day prior to the meeting date and no later than the close of business on the later of the 90th day prior to the meeting date or the 10th day following the day on which Comerica first made a public announcement of the meeting date (and, in the case of a special meeting, of the nominees proposed by the Board of Directors to be elected at such meeting).

If Comerica increases the number of directors to be elected to the Board at the Annual Meeting and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the immediately preceding year’s Annual Meeting, then Comerica will consider your notice timely (but only with respect to nominees for any new positions created by such increase) if Comerica’s Corporate Secretary receives your notice no later than the close of business on the 10th day following the day on which Comerica first makes the public announcement of the increase in the number of directors.

In addition, Article III, Section 12 of the bylaws requires a nominee for election or re-election as a director of Comerica to complete and deliver to the Corporate Secretary (in accordance with the time periods described above, in the case of director nominations by shareholders) a written questionnaire prepared by Comerica with respect to the background and qualification of the person and, if applicable, the background of any other person or entity on whose behalf the nomination is being made.

A nominee also must make certain representations and agree that he or she (A) will abide by the requirements of Article III, Section 13 of the bylaws (concerning, among other things, the required tendering of a resignation by a director who does not receive a majority of votes cast in an uncontested election), (B) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how, if elected as a director of Comerica, he or she will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to Comerica or (2) any Voting Commitment that could limit or interfere with his or her ability to comply, if elected as a director of Comerica, with his or her fiduciary duties under applicable law, (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than Comerica with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed, and (D) in his or her individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of Comerica, and would comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of Comerica.

You may receive a copy of Comerica’s bylaws specifying the advance notice and additional requirements for shareholder nominations by making a written request to the Corporate Secretary.

A copy of Comerica’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the Securities and Exchange Commission, may be obtained without charge upon written request to the Corporate Secretary, Comerica Incorporated, Comerica Bank Tower, 1717 Main Street, MC 6404, Dallas, Texas 75201.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on April 22, 2014.

The proxy statement, annual report to security holders and additional soliciting materials are available at www.proxydocs.com/cma.

PROPOSAL I SUBMITTED FOR YOUR VOTE

ELECTION OF DIRECTORS

The Board of Directors recommends that you vote “FOR”

the candidates for director.

Election of Directors.    Comerica’s Board of Directors currently has nine members, and directors are elected annually for terms of one year. Based on the recommendation of the Governance, Compensation and Nominating Committee, the Board has nominated all of Comerica’s current directors to serve another term or until their successors are elected and qualified. The current directors are the only nominees, and each of them has been previously elected by the shareholders. Each of the nominees has consented to his or her nomination and has agreed to serve as a director of Comerica, if elected. Proxies cannot be voted for a greater number of people than the number of nominees named.

If any director is unable to stand for re-election, Comerica may vote the shares to elect any substitute nominees recommended by the Governance, Compensation and Nominating Committee. If the Governance, Compensation and Nominating Committee does not recommend any substitute nominees, the number of directors to be elected at the Annual Meeting may be reduced by the number of nominees who are unable to serve.

In identifying potential candidates for nomination as directors, the Governance, Compensation and Nominating Committee considers the specific qualities and skills of potential directors. Criteria for assessing nominees include a potential nominee’s ability to represent the interests of Comerica’s four core constituencies: its shareholders, its customers, the communities it serves and its employees. Minimum qualifications for a director nominee are experience in those areas that the Board determines are necessary and appropriate to meet the needs of Comerica, including leadership positions in public companies, small or middle market businesses, or not-for-profit, professional or educational organizations.

For those proposed director nominees who meet the minimum qualifications, the Governance, Compensation and Nominating Committee then assesses the proposed nominee’s specific qualifications, evaluates his or her independence, and considers other factors, including skills, geographic location, considerations of diversity, standards of integrity, memberships on other boards (with a special focus on director interlocks), and ability and willingness to commit to serving on the Board for an extended period of time and to dedicate adequate time and attention to the affairs of Comerica as necessary to properly discharge his or her duties. Considerations of diversity can include seeking nominees with a broad diversity of experience, professions, skills, geographic representation and/or backgrounds. The Governance, Compensation and Nominating Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

In addition, Article III, Section 12 of the bylaws requires a nominee for election or re-election as a director of Comerica to complete and deliver to the Corporate Secretary a written questionnaire prepared by Comerica with respect to the background and qualification of the person and, if applicable, the background of any other person or entity on whose behalf the nomination is being made. All of the director nominees completed the required questionnaire.

A nominee also must make certain representations and agree that he or she (A) will abide by the requirements of Article III, Section 13 of the bylaws (concerning, among other things, the required tendering of a resignation by a director who does not receive a majority of votes cast in an uncontested election), (B) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how, if elected as a director of Comerica, he or she will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to Comerica or (2) any Voting Commitment that could limit or interfere with his or her ability to comply, if elected as a director of Comerica, with his or her fiduciary duties under applicable law, (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than Comerica with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed, and (D) in his or her individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of Comerica, and would comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of Comerica. All of the director nominees made the foregoing representations and agreements.

The Governance, Compensation and Nominating Committee does not have a separate policy for consideration of any director candidates recommended by shareholders. Instead, the Governance, Compensation and Nominating Committee considers any candidate meeting the requirements for nomination by a shareholder set forth in Comerica’s bylaws (as well as applicable laws and regulations) in the same manner as any other director candidate. The Governance, Compensation and Nominating Committee believes that requiring shareholder recommendations for director candidates to comply with the requirements for nominations in accordance with Comerica’s bylaws ensures that the Governance, Compensation and Nominating Committee receives at least the minimum information necessary for it to begin an appropriate evaluation of any such director nominee.

The Governance, Compensation and Nominating Committee also periodically uses a third-party search firm for the purpose and function of identifying potential director nominees.

Further information regarding the Board and these nominees begins directly below.

COMERICA’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE CANDIDATES FOR DIRECTOR.

INFORMATION ABOUT NOMINEES

The following section provides information as of March 11, 2014 about each nominee for election as a director.

The information provided includes the age of each nominee or incumbent director; the nominee’s or incumbent director’s principal occupation, employment and business experience during the past five years, including employment with Comerica and Comerica Bank, a wholly-owned subsidiary of Comerica; other public company or registered investment company directorships during the past five years; and the year in which the nominee or incumbent director became a director of Comerica.

Ralph W. Babb, Jr.	Director since 2001(1)

Mr. Babb, 65, has been President and Chief Executive Officer (since January 2002), Chairman (since October 2002), Chief Financial Officer (June 1995 to April 2002) and Vice Chairman (March 1999 to January 2002) of Comerica Incorporated and Comerica Bank. He has been a director of Texas Instruments Inc. since March 2010.

As our Chairman, President and Chief Executive Officer and our former Chief Financial Officer, Mr. Babb has extensive knowledge of all aspects of our business which, combined with his drive for excellence and his strong leadership skills, position him well to continue to serve as our Chairman, President and Chief Executive Officer.

Roger A. Cregg	Director since 2006

Mr. Cregg, 57, has been President, Chief Executive Officer and a director of AV Homes, Inc., a developer and homebuilder in Florida and Arizona, since December 2012. From August 2011 through November 2012, he served as senior vice president of finance and chief financial officer of The ServiceMaster Company, a residential and commercial service company. He served as Executive Vice President of PulteGroup, Inc. (formerly known as Pulte Homes, Inc.), a national homebuilding company, from May 2003 to May 2011 and Chief Financial Officer of PulteGroup, Inc. from January 1998 to May 2011. He served as Senior Vice President of PulteGroup, Inc. from January 1998 to May 2003. He was a director of the Federal Reserve Bank of Chicago, Detroit Branch, from January 2004 to December 2009 and served as Chair from January to December 2006.

As the current Chief Executive Officer of a public company and the former Chief Financial Officer of public companies, Mr. Cregg has demonstrated leadership capability and extensive knowledge of complex financial and operational issues.

T. Kevin DeNicola	Director since 2006

Mr. DeNicola, 59, served as Chief Financial Officer of KIOR, Inc., a biofuels company, from November 2009 to January 2011. He was Senior Vice President and Chief Financial Officer of KBR, Inc., a global engineering, construction and services company, from June 2008 until October 2009. From June 2002 to January 2008, he was Senior Vice President and Chief Financial Officer of Lyondell Chemical Company, a global manufacturer of basic chemicals. Mr. DeNicola also served as Senior Vice President and Chief Financial Officer of Equistar Chemicals, LP and Millenium Chemicals Inc., both subsidiaries of Lyondell Chemical Company, from June 2002 to January 2008. In January 2009, Lyondell Chemical Company and certain of its subsidiaries, including Equistar Chemicals, LP and Millenium Chemicals Inc., filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. Lyondell emerged from bankruptcy in April 2010. Mr. DeNicola has been a volunteer adjunct professor at Rice University, a higher learning institution, from March 2008 to the present. He also has been a director of Axiall Corporation (formerly Georgia Gulf Corporation) since September 2009.

Mr. DeNicola is an experienced financial leader with the skills necessary to lead our Audit Committee. His service as Chief Financial Officer of several public companies makes him a valuable asset, both on our Board of Directors and as the Chairman of our Audit Committee. Mr. DeNicola’s positions have provided him with a wealth of knowledge in dealing with financial and accounting matters. The depth and breadth of his exposure to complex financial issues make him a skilled advisor.

Jacqueline P. Kane	Director since 2008

Ms. Kane, 61, has been Senior Vice President, Human Resources and Corporate Affairs, of The Clorox Company, a manufacturer and marketer of consumer products, since January 2005. She was Senior Vice President, Human Resources from June 2004 to December 2004, and Vice President, Human Resources from March 2004 to May 2004 for The Clorox Company. From March 2003 to January 2004, she was Vice President, Human Resources and Executive Leadership for The Hewlett-Packard Company, a technology company.

As a senior executive with experience in human resources, including compensation matters, as well as experience in several of our key geographic markets, Ms. Kane has a unique and insightful perspective to offer the Board. As a member of our Governance, Compensation and Nominating Committee, she is able to use her experience and perspectives to offer best practices advice.

Richard G. Lindner	Director since 2008

Mr. Lindner, 59, is retired. He served as Senior Executive Vice President and Chief Financial Officer of AT&T, Inc. (formerly SBC Communications, Inc.), a telecommunications company, from May 2004 to June 2011. From October 2000 to May 2004, he was the Chief Financial Officer of Cingular Wireless LLC (now AT&T Mobility LLC), a wireless telecommunications company. From October 2002 to March 2007, he served as a director of Sabre Holdings.

As the former Chief Financial Officer of AT&T, Inc., Mr. Lindner has demonstrated leadership capability and extensive knowledge of complex financial and operational issues facing large organizations. In addition, Mr. Lindner is able to draw upon, among other things, his knowledge of several of our key geographic markets that he has gained through experience in the telecommunications industry.

Alfred A. Piergallini	Director since 1991

Mr. Piergallini, 67, has been a consultant with Desert Trail Consulting, a marketing consulting organization, since January 2001. He was Chairman of Wisconsin Cheese Group, Inc., a manufacturer and marketer of ethnic and specialty cheeses, from January 2006 until December 2010. He also was President and Chief Executive Officer of Wisconsin Cheese Group, Inc. from January 2006 to June 2007. He was Chairman, President and Chief Executive Officer of Novartis Consumer Health Worldwide, a health care and infant nutrition company, from December 1999 to December 2001. He was Vice Chairman, President and Chief Executive Officer of Gerber Products Company, a manufacturer and developer of infant and toddler nutrition and wellness products, until February 1999. He has been a director of Central Garden & Pet Company since January 2004.

As a senior executive with experience in general management, marketing, sales and branding, as well as experience in several of our key markets, Mr. Piergallini contributes valuable insight to the Board.

Robert S. Taubman	Director since 2000(2)

Mr. Taubman, 60, has been Chairman of Taubman Centers, Inc., a real estate investment trust that owns, develops and operates regional shopping centers nationally, since December 2001 and has been President and Chief Executive Officer of Taubman Centers, Inc., since August 1992. He has been Chairman of The Taubman Company, a shopping center management company engaged in leasing, management and construction supervision, since December 2001 and has been President and Chief Executive Officer of The Taubman Company since September 1990. He has been a director of Sotheby’s Holdings, Inc. since 2000 and Taubman Centers, Inc. since 1992.

As an executive involved in real estate development and operations and with his experience as a member of the board of directors of two public companies, Mr. Taubman has demonstrated leadership capability and brings key experience of the real estate markets. He also brings insight through experience in many of Comerica’s geographic markets.

Reginald M. Turner, Jr.	Director since 2005

Mr. Turner, 54, has been an attorney with Clark Hill PLC, a law firm, since April 2000.

As a lawyer, Mr. Turner has a unique legal perspective to offer the Board. He also has extensive involvement and experience in community affairs.

Nina G. Vaca(3)	Director since 2008

Ms. Vaca, 42, has been Chairman and Chief Executive Officer of Pinnacle Technical Resources, Inc., a staffing, vendor management and information technology services firm, since October 1996. She also has been Chairman and Chief Executive Officer of Vaca Industries Inc., a management company, since April 1999. She has been a director of Kohl’s Corporation since March 2010.

As a chief executive officer with experience in staffing, vendor management and information technology, as well as successful entrepreneurial endeavors, Ms. Vaca offers a unique and insightful perspective to the Board.

Footnotes:

(1)	Mr. Babb became a director of Comerica Bank in 2000.

(2)

Mr. Taubman became a director of Manufacturer’s Bank, N.A. or its predecessors in 1987. He became a director of Comerica Bank in 1992 when it merged with Manufacturer’s Bank, N.A. He resigned as a director of Comerica Bank in 2000, when he became a director of Comerica.

(3)	Professional name of Ximena G. Humrichouse.

COMMITTEES AND MEETINGS OF DIRECTORS

The Board had several committees in 2013, as set forth in the following chart and described below. The names of the directors serving on the committees and the committee chairs are also set forth in the chart. The current terms of the various committee members expire in April 2014.

COMMITTEE ASSIGNMENTS(1)

AUDIT	ENTERPRISE RISK	GOVERNANCE, COMPENSATION AND NOMINATING	QUALIFIED LEGAL COMPLIANCE	SPECIAL PREFERRED STOCK	CAPITAL
Cregg, Roger A.	DeNicola, T. Kevin	Cregg, Roger A.	Cregg, Roger A.	Babb, Ralph W., Jr.	Babb, Ralph W., Jr.
DeNicola, T. Kevin	Lindner, Richard G.	Kane, Jacqueline P.	DeNicola, T. Kevin
Turner, Reginald M., Jr.	Taubman, Robert S.	Lindner, Richard G.	Turner, Reginald M., Jr.
Vaca, Nina G.	Turner, Reginald M., Jr.	Piergallini, Alfred A.	Vaca, Nina G.
Vaca, Nina G.

Footnotes:

(1)	Chair names are in italics.

Audit Committee.    As provided in its Board-adopted written charter, this committee consists solely of members who are outside directors and who meet the independence and experience requirements of applicable rules of the New York Stock Exchange and the SEC with respect to audit committee members. This committee is responsible, among other things, for providing assistance to the Board by overseeing: (i) the integrity of Comerica’s financial statements; (ii) Comerica’s compliance with legal and regulatory requirements; (iii) the independent auditors’ qualifications and independence; and (iv) the performance of Comerica’s internal audit function and independent auditors, including with respect to both bank and non-bank subsidiaries; and by preparing the “Audit Committee Report” found in this proxy statement. None of the members of the Audit Committee serves on the audit committees of more than three public companies. The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of those independence requirements established from time to time by the Board and the SEC and the listing standards of the New York Stock Exchange (see the “Director Independence and Transactions of Directors with Comerica” section in this proxy statement). Although the SEC requires only one financial expert serve on the Audit Committee, the Board of Directors has determined that Comerica has two audit committee financial experts serving on the Audit Committee. These directors are Roger A. Cregg and T. Kevin DeNicola. A current copy of the charter of the Audit Committee is available to security holders on Comerica’s website at www.comerica.com or may be obtained in print by making a written request to the Corporate Secretary. The Audit Committee met 13 times in 2013.

Governance, Compensation and Nominating Committee.    This committee, among other things, establishes Comerica’s executive compensation policies and programs, administers Comerica’s 401(k), stock, incentive, pension and deferral plans, monitors compliance with laws and regulations applicable to the documentation and administration of Comerica’s employee benefit plans, monitors the effectiveness of the Board and oversees corporate governance issues. Among its various other duties, this committee reviews and recommends to the full Board candidates to become Board members, develops and administers performance criteria for members of the Board, and oversees matters relating to the size of the Board, its committee structure and assignments, and the conduct and frequency of Board meetings. The Board of Directors has determined that all of the members of the Governance, Compensation and Nominating Committee are independent, pursuant to independence requirements established from time to time by the Board and the listing standards of the New York Stock Exchange (see the “Director Independence and Transactions of Directors with Comerica” section of the proxy statement). A current copy of the charter of the Governance, Compensation and Nominating Committee is available to security holders on Comerica’s website at www.comerica.com or may be obtained in print by making a written request to the Corporate Secretary. The Governance, Compensation and Nominating Committee also oversees the discussion, review and evaluation of our compensation plans as described below. The Governance, Compensation and Nominating Committee met eight times in 2013.

Enterprise Risk Committee.    This committee oversees policies, procedures and practices relating to enterprise-wide risk and compliance with bank regulatory obligations. The Board of Directors has determined that all of the members of the Enterprise Risk Committee are independent, pursuant to independence requirements established from time to time by the Board and the SEC and the listing standards of the New York Stock Exchange (see the “Director Independence and Transactions of Directors with Comerica” section of the proxy statement). A current copy of the charter of the Enterprise Risk Committee is available to security holders on Comerica’s website at www.comerica.com or may be obtained in print by making a written request to the Corporate Secretary. The Enterprise Risk Committee met four times in 2013.

Qualified Legal Compliance Committee.    This committee assists the Board in promoting the best interests of Comerica by reviewing evidence of potential material violations of securities law or breaches of fiduciary duties or similar violations by Comerica or any officer, director, employee, or agent thereof, providing recommendations to address any such violations, and monitoring Comerica’s remedial efforts with respect to any such violations. The Board of Directors has determined that all of the members of the Qualified Legal Compliance Committee are independent, pursuant to independence requirements established from time to time by the Board and the SEC and the listing standards of the New York Stock Exchange (see the “Director Independence and Transactions of Directors with Comerica” section of the proxy statement). A current copy of the charter of the Qualified Legal Compliance Committee is available to security holders on Comerica’s website at www.comerica.com or may be obtained in print by making a written request to the Corporate Secretary. The Qualified Legal Compliance Committee did not meet in 2013.

Special Preferred Stock Committee.    This committee is a temporary committee of the Board of Directors that is authorized to carry out the Board’s authority with respect to the issuance of securities. It did not meet in 2013.

Capital Committee.    This committee is a temporary committee of the Board of Directors that was authorized to carry out the Board’s authority with respect to the Company’s March 2010 common stock offering and the October 2010 redemption of trust preferred securities. It did not meet in 2013.

Board and Committee Meetings.    There were six regular meetings of the Board, two special meetings of the Board and 25 meetings of the various committees and subcommittees of the Board, including actions by unanimous written consents, during 2013. All director nominees and all incumbent directors attended at least seventy-five percent (75%) of the aggregate number of meetings held by the Board and all the committees of the Board on which the respective directors served.

Comerica expects all of its directors to attend the Annual Meeting except in cases of illness, emergency or other reasonable grounds for non-attendance. Eight of the nine Board members on the date of the 2013 Annual Meeting attended that meeting.

NON-MANAGEMENT DIRECTORS AND COMMUNICATION WITH THE BOARD

The non-management directors meet at regularly scheduled executive sessions without management. Richard G. Lindner is the Facilitating Director at such sessions. Interested parties may communicate directly with Mr. Lindner or with the non-management directors as a group by sending written correspondence, delivered via United States mail or courier service, to: Secretary of the Board, Comerica Incorporated, Comerica Bank Tower, 1717 Main Street, MC 6404, Dallas, Texas 75201, Attn: Non-Management Directors. Alternatively, shareholders may send communications to the full Board by sending written correspondence, delivered via United States mail or courier service, to: Secretary of the Board, Comerica Incorporated, Comerica Bank Tower, 1717 Main Street, MC 6404, Dallas, Texas 75201, Attn: Full Board of Directors. The Board of Directors’ current practice is that the Secretary will relay all communications received to the Facilitating Director, in the case of communications to non-management directors, and to the Chairman of the Board, in the case of communications to the full Board.

BOARD LEADERSHIP STRUCTURE

Our Chief Executive Officer also serves as the Chairman of the Board. The Board has chosen this structure because it believes the Chief Executive Officer serves as a bridge between management and the Board, ensuring that both groups act with a common purpose. Separating the roles would risk creating the perception of having two chiefs, which could lead to fractured leadership and a weakened ability to develop and implement strategy. Mr. Babb has provided strong leadership to the Board and management, instilling a clear focus on the Company’s strategy and business plans. Although the Board believes that it is more effective to have one person serve as the Company’s Chairman and Chief Executive, it also believes that it is simultaneously important to have a robust governance structure to ensure a strong and independent Board. All directors, with the exception of the Chairman, are independent as defined under New York Stock Exchange rules, and the Audit Committee, the Enterprise Risk Committee, the Governance, Compensation and Nominating Committee and the Qualified Legal Compliance Committee are comprised entirely of independent directors. The Board also has an independent Facilitating Director (Mr. Lindner) who leads the non-management directors in regularly scheduled executive sessions. As Facilitating Director, Mr. Lindner’s duties include, but are not limited to, the following:

•	presiding at all other meetings of the Board at which the Chairman is not present;

•	serving as liaison between the Chairman and the independent directors;

•	approving information sent to the Board;

•	approving meeting agendas and schedules for the Board;

•	having the authority to call meetings of the independent directors; and

•	if requested by major shareholders, ensuring that he is available for consultation and direct communication.

The Facilitating Director position is elected annually by the non-management directors. The Board believes that the Facilitating Director further strengthens the Board’s independence and autonomous oversight of our business as well as Board communication and effectiveness.

ROLE IN RISK OVERSIGHT

Comerica has historically had and continues to pursue a strong risk management culture. We recognize that nearly every action taken as a financial institution requires some degree of risk. Our objective is not to eliminate risk but to give consideration to ensure we take the appropriate risks. Risk management is one of the interlinking pillars of Comerica’s corporate strategy which reinforces its critical role within our organization. In choosing when and how to take risks, we evaluate our capacity for risk and seek to protect our brand and reputation, our financial flexibility, the value of our assets and the strategic potential of our Company. Each year, our Board approves a statement of our Company’s risk appetite, which is used internally to help our Board and management understand our Company’s tolerance for risk in each of the major risk categories and allow for the adaption of those tolerances to align with a changing economic environment.

Governance and oversight of risk management activities are shared by management and our Board as follows:

•

Enterprise Risk Committee.    The Enterprise Risk Committee, as discussed on page 17, oversees policies, procedures and practices relating to risk for to the entire organization including compliance with bank regulatory obligations, and is charged with the responsibility for establishing governance over the risk management process, providing oversight in managing Comerica’s aggregate risk position and reporting on the comprehensive portfolio of risks and the potential impact these risks can have on Comerica’s risk profile and resulting capital level. To help discharge its duties, the Enterprise Risk Committee has established the Enterprise-Wide Risk Management Committee.

•

Enterprise-Wide Risk Management Committee.    This group is principally comprised of senior officers representing the different risk areas and business units. Members of the Enterprise-Wide Risk Management Committee are appointed by the Chairman and Chief Executive Officer of Comerica. It meets at least quarterly and submits a comprehensive risk report to the Enterprise Risk Committee each quarter providing its view of Comerica’s risk position.

•

Audit Committee.    In addition to providing oversight of our financial statements and compliance with legal and regulatory requirements, the Audit Committee plays a key role in risk management through the validation and oversight of our internal controls, policies and procedures to ensure their effectiveness.

•

Governance, Compensation and Nominating Committee.    The Governance, Compensation and Nominating Committee provides information on the risks associated with the Company’s compensation programs. A more detailed discussion of the Governance, Compensation and Nominating Committee’s evaluation of risk and compensation programs can be found on pages 60-62.

Each of the Enterprise Risk Committee, the Audit Committee and the Governance, Compensation and Nominating Committee reports regularly to the full Board. The Board believes that the combination of the joint Chief Executive Officer and Chairman positions, the independent Facilitating Director and the roles of the Board and its Committees and management committees provide the appropriate leadership to help ensure effective risk oversight.

In addition, in February 2014, Comerica named Executive Vice President Michael H. Michalak as its Chief Risk Officer. In that role, he reports directly to Comerica’s Chief Executive Officer and to the Enterprise Risk Committee. As Chief Risk Officer, he is responsible for overseeing risk on an enterprise-wide basis. This includes ongoing compliance with policies and procedures relating to risk management governance, risk management procedures, and risk control infrastructure, and monitoring compliance with such policies and procedures, among other responsibilities.

DIRECTOR INDEPENDENCE AND

TRANSACTIONS OF DIRECTORS WITH COMERICA

Independence and Transactions of Directors

The Board of Directors has determined that all non-management directors, currently constituting 88.9% of the full Board of Directors of Comerica, are independent within the meaning of the listing standards of the New York Stock Exchange. To assist in making these determinations of independence, Comerica adopted categorical standards found in its Corporate Governance Guidelines, a current copy of which is available to security holders on Comerica’s website at www.comerica.com or may be obtained in print by making a written request to the Corporate Secretary.

In addition to the categorical standards, the Board of Directors, in making its determinations of independence, reviewed certain relationships that multiple Board members, or members of their immediate family, may have with the same charitable or civic organization, as well as certain other types of relationships that directors, members of their immediate family or affiliated entities, may have with each other or Comerica, and determined that such relationships are not material. These relationships with Comerica include, among other things, lending relationships, other banking relationships (such as depository, transfer, registrar, indenture trustee, trusts and estates, private banking, investment management, custodial, securities brokerage, cash management and similar services) and other commercial or charitable relationships between Comerica and its subsidiaries, on the one hand, and a director or an entity with which the director (or any of the director’s immediate family members, as defined in the categorical standards) is affiliated by reason of being a director, trustee, officer or person holding a comparable position or a significant shareholder thereof, on the other. They also include situations in which Comerica, or one or more affiliates, serves in a fiduciary capacity for a client needing legal services. The Board additionally reviewed certain relationships involving directors or their companies and Comerica’s independent auditor.

In connection with making its director independence determinations, the Board specifically considered the following relationships and transactions:

Loans, extensions of credits and related commitments to Mr. Piergallini, Mr. Taubman, Mr. Turner and Ms. Vaca and/or their respective immediate family members, affiliated entities and/or charities with which they are affiliated have been made by Comerica Bank in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons not related to or affiliated with Comerica or its subsidiaries, and the transactions did not involve more than the normal risk of collectability or present other unfavorable features. Such relationships are not material pursuant to the Board’s categorical standards of independence.

During 2013, Mr. Turner’s wife was employed by an entity that has an ordinary course, non-preferential business relationship with Comerica. She was not an officer or a director of her employer, and she neither received compensation from her employer as a direct result of such business relationship with Comerica, nor was she directly involved in the negotiations of transactions with Comerica. The aggregate amount of such expenditures by Comerica was less than 1% of Comerica’s consolidated gross revenues. Such relationship is immaterial under the Board’s categorical standards of independence.

Certain directors, their respective immediate family members and/or affiliated entities have banking relationships (other than extensions of credit) with Comerica in the ordinary course of business, on terms and conditions not more favorable than those afforded by Comerica to other similarly situated customers. Such relationships are deemed immaterial.

Certain directors serve as director or trustee of charitable or civic organizations to which Comerica and/or the Comerica Charitable Foundation make charitable contributions or other payments in the ordinary course of business. The Board determined that such relationships are not material pursuant to its categorical standards of independence.

In certain instances, Comerica, acting in a fiduciary capacity, selects, on behalf of its client, a law firm to represent the client. If applicable, the firm with a related pre-existing relationship with the client is typically selected by Comerica (e.g., the firm that drafted a will in which Comerica is named fiduciary of the associated estate). From time to time, this has resulted in the engagement, by the client, of the firm in which Mr. Turner is a member. Mr. Turner is not directly involved in providing these legal services, and any associated fees are paid to the firm from the client’s funds, not from funds belonging to Comerica. The Board determined that such relationships are not material.

Mr. Turner is not personally involved in any litigation in which Comerica is directly or indirectly adverse. However, on occasion, his firm represents clients in legal matters indirectly or potentially directly adverse to Comerica, such as loans and other commercial transactions (in which his firm represents a borrower), trust administration matters (where Clark Hill might represent a trust or beneficiary and/or act as co-trustee for a trust for which Comerica serves as trustee) and bankruptcy litigation (in which his firm represents creditors other than Comerica), and thus receives fees from such parties it represents, but not from Comerica. The Board determined that such relationships are not material.

Mr. Cregg, Mr. DeNicola, Ms. Kane and Ms. Vaca are, or were during 2013, executive officers and/or directors of companies that use Comerica’s independent auditor for certain financial services, including audit and audit-related services as well as non-audit-related services. The Board considered the use of the same independent auditor by Comerica and companies that either employ Comerica’s directors or have Comerica’s directors serving on their board. The Board determined that such relationships are not material.

Ms. Kane is an executive officer of a company whose compensation committee also uses Comerica’s independent compensation consultant as its independent compensation consultant. The Board considered the use of the same independent compensation consultant by Comerica and the compensation committee of Ms. Kane’s employer. The Board determined that such relationship is not material.

On the bases described above, the Board of Directors has affirmatively determined that the following current directors meet the categorical standards of independence, where applicable, and have no material relationship with Comerica (either directly or as a partner, shareholder or officer of an organization that has a relationship with Comerica) other than as a director: Roger A. Cregg, T. Kevin DeNicola, Jacqueline P. Kane, Richard G. Lindner, Alfred A. Piergallini, Robert S. Taubman, Reginald M. Turner, Jr. and Nina G. Vaca. The Board of Directors further determined that Ralph W. Babb, Jr. is not independent because he is an employee of Comerica.

Review of Transactions with Related Persons

Comerica has adopted a Regulation O Policy and Procedure document to implement the requirements of Regulation O of the Federal Reserve Board, which restricts the extension of credit to directors and executive officers and their family members, as well as 10% or greater shareholders, and the related interests of any of the foregoing. Under the policy and procedure, extensions of credit that exceed regulatory thresholds must be approved by the board of the appropriate subsidiary bank.

Comerica also has other procedures and policies for reviewing transactions between Comerica and its directors and executive officers, their immediate family members and entities with which they have a position or relationship. These other procedures are intended to determine whether any such transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer.

Annually, each director and executive officer is required to complete a director, director nominee and executive officer questionnaire, and each non-management director is required to complete an independence certification. Both of these documents elicit information about related person transactions. The Governance, Compensation and Nominating Committee and the Board of Directors annually review the transactions and relationships disclosed in the questionnaire and certification, prior to the Board of Directors making a formal determination regarding the directors’ independence. To assist them in their review, the Governance, Compensation and Nominating Committee and the Board of Directors use the categorical standards found in Comerica’s Corporate Governance Guidelines, as discussed above.

In order to monitor transactions that occur between the annual review, the independence certification also obligates the directors to immediately notify Comerica’s Head of Legal Affairs in writing if they discover that any statement in the certification was untrue or incomplete when made, or if any statement in the certification becomes untrue or incomplete at any time in the future. Likewise, under the Code of Business Conduct and Ethics for Members of the Board of Directors, any situation that involves, or may involve, a conflict of interest with Comerica, should be promptly disclosed to the Chairman of the Board, who will consult with the Chair of the Governance, Compensation and Nominating Committee.

Executive officers are bound by the Code of Business Conduct and Ethics for Employees and, in the case of the Chief Executive Officer and senior financial officers, by the Senior Financial Officer Code of Ethics.

The Regulation O Policy and Procedure, questionnaire, certification, Corporate Governance Guidelines, Code of Business Conduct and Ethics for Members of the Board of Directors, Code of Business Conduct and Ethics for Employees and Senior Financial Officer Code of Ethics are all in writing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2013, Mr. Cregg, Ms. Kane, Mr. Lindner and Mr. Piergallini served as members of the Governance, Compensation and Nominating Committee. No such individual is, or was during 2013, an officer or employee of Comerica or any of its subsidiaries, nor was any such member formerly an officer of Comerica or any of its subsidiaries.

COMPENSATION OF DIRECTORS

The Governance, Compensation and Nominating Committee determines the form and amount of non-employee director compensation and makes a recommendation to the Board of Directors for final approval. In determining director compensation, the Governance, Compensation and Nominating Committee considers the recommendations of Mr. Babb, as well as information provided by the compensation consultant retained by the Governance, Compensation and Nominating Committee to provide market analyses and consulting services on director compensation matters. See “Role of the Independent Compensation Consultant” on page 45 for more information about the compensation consultants used by the Governance, Compensation and Nominating Committee.

The table below illustrates the compensation structure for non-employee directors in 2013. Employee directors receive no compensation for their Board service. In addition to the compensation described below, each director is reimbursed for reasonable out-of-pocket expenses incurred for travel and attendance related to meetings of the Board of Directors or its committees.

Elements of 2013 Compensation	Amount
Annual Retainer (cash)	$45,000
Annual Committee Chair and Vice Chair Retainer (cash)(1)	$15,000
Annual Facilitating Director Retainer (cash)	$15,000
Board or Committee Meeting Fees — per meeting (cash)	$1,500
Board Sponsored Training Seminar Fees — per seminar (cash)	$1,500
Briefing Fees — per briefing session (cash)	$1,500
Restricted Stock Unit Award(2)	$65,000

Footnotes:

(1)

The annual retainer for the chair and, if applicable, vice chair of each committee with the exception of the chair and vice chair of the Audit Committee was increased from $10,000 to $15,000, effective July 23, 2013. No change was made to the annual retainer for the chair and vice chair of the Audit Committee.

(2)

Comerica has an Incentive Plan for Non-Employee Directors, under which a total of 500,000 shares of common stock of Comerica can be issued as stock options, stock appreciation rights, restricted stock, restricted stock units and other equity-based awards. On July 23, 2013, each non-employee director received a grant of 1,516 restricted stock units with a fair market value of $65,000 based on the closing stock price the date of grant.

Deferred Compensation Plans.    Comerica allows non-employee directors to defer some or all of their annual retainer(s), as well as meeting or training fees, under two deferred compensation plans. Under the first plan, deferred compensation earns a return based on the return of Comerica common stock during the deferral period. Deferred compensation under this plan is settled in Comerica’s common stock. Under the second plan, deferred compensation earns a return based on investment funds elected by the director. Deferred compensation under this plan is settled in cash.

Equity Incentive Plans.    Comerica has an Incentive Plan for Non-Employee Directors, under which a total of 500,000 shares of common stock of Comerica can be issued as stock options, stock appreciation rights, restricted stock, restricted stock units and other equity-based awards.

Comerica typically grants restricted stock units to non-employee directors annually. These restricted stock units vest one year after the grant date, if the director remains in service during the vesting period. Non-employee directors are required to hold all restricted stock units until one year after the director is no longer on the Board, at which point restricted stock units are settled in common stock.

Comerica has not granted stock options to non-employee directors since 2004. Comerica formerly utilized a stock option plan for non-employee directors under which a total of 375,000 shares of common stock could be issued as options. On the date of each Annual Meeting of Shareholders, Comerica granted each non-employee director an option to purchase shares of common stock of Comerica. The exercise price of each option is the fair market value of each share of common stock on the date the option was granted.

Retirement Plans for Directors.    Until May 15, 1998, Comerica and Comerica Bank, its wholly owned subsidiary, each had a retirement plan for non-employee directors who served at least five years on the Board. The plans terminated on May 15, 1998, and benefit accrual under the plans froze on the same date. Any non-employee director of either Comerica or Comerica Bank as of May 15, 1998 who served at least five years on the Board, whether before or after that date, has vested benefits under the plan(s). Any director who became a non-employee director of either Comerica or Comerica Bank on or after May 15, 1998, is not eligible to participate in the plans. However, non-employee directors who became members of the Board of Comerica in the year 2000, but who were directors of Comerica Bank prior to May 15, 1998, are covered by the Comerica Bank retirement plan.

Under the plans, Comerica or Comerica Bank, as appropriate, accrued one month of retirement income credit for each month of service as of May 15, 1998, up to a maximum of 120 months, on behalf of each eligible director. Benefits under the plans become payable when the director reaches age 65 or retires from the Board, whichever occurs later. Payments may commence prior to the director’s 65th birthday if he or she retires from the Board due to illness or disability. There is no survivor benefit. If a director passes away before all, or any, payments have been made, his or her beneficiary does not receive any payment. The maximum benefit payable is $20,000 per year for 10 years.

The following table provides information on the compensation of Comerica’s directors who served at any point during the fiscal year ended December 31, 2013.

2013 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)(6)	All Other Compensation ($)	Total ($)
Roger A. Cregg	91,500	65,000	—	—	—	—	156,500
T. Kevin DeNicola	112,701	65,000	—	—	—	—	177,701
Jacqueline P. Kane	72,000	65,000	—	—	—	—	137,000
Richard G. Lindner	105,201	65,000	—	—	—	—	170,201
Alfred A. Piergallini	72,000	65,000	—	—	—	—	137,000
Robert S. Taubman	64,500	65,000	—	—	—	—	129,500
Reginald M. Turner, Jr.	99,201	65,000	—	—	—	—	164,201
Nina G. Vaca	87,000	65,000	—	—	—	—	152,000

Footnotes:

(1)	Employee directors do not receive any compensation with respect to their service on the Board; accordingly, Mr. Babb is not included in this table.

(2)

This column reports the amount of cash compensation earned in 2013 for Board and committee service. Comerica pays the applicable retainer and meeting fees to each director on a quarterly basis. Fees reported in this table reflect fees earned with respect to the 2013 calendar year.

(3)

This column represents the grant date fair value of restricted stock units granted to each of the Directors in 2013 in accordance with ASC 718 and Item 402 of Regulation S-K. The 2013 dividend equivalents associated with the outstanding restricted stock unit accounts for each of the non-employee directors who served on the Board during 2013 are as follows: Mr. Cregg: $8,072; Mr. DeNicola: $8,072; Ms. Kane: $5,837; Mr. Lindner: $7,227; Mr. Piergallini: $9,850; Mr. Taubman: $9,850; Mr. Turner: $9,574; and Ms. Vaca: $5,837. The aggregate number of restricted stock units, including dividend equivalents, outstanding as of December 31, 2013 for each of the non-employee directors who served on the Board during 2013, is as follows: Mr. Cregg: 13,490 stock units; Mr. DeNicola: 13,490 stock units; Ms. Kane: 10,067 stock units; Mr. Lindner: 12,196 stock units; Mr. Piergallini: 16,213 stock units; Mr. Taubman: 16,213 stock units; Mr. Turner: 15,791 stock units; and Ms. Vaca: 10,067 stock units.

(4)

Comerica has not granted stock options to directors since 2004. For more information about the prior plans, see the “Stock Option Plans” section above. The aggregate number of stock options outstanding as of December 31, 2013 for each of the non-employee directors who served on the Board during 2013 is as follows: Mr. Cregg: no options; Mr. DeNicola: no options; Ms. Kane: no options; Mr. Lindner: no options; Mr. Piergallini: 2,500 options; Mr. Taubman: 2,500 options; Mr. Turner: no options; and Ms. Vaca: no options.

(5)

None of the earnings under the deferred compensation programs are above-market or preferential, so no such amounts are shown in this column. For more details see the “Deferred Compensation Plans” section listed above.

(6)

Because benefit accruals froze for both of Comerica’s director retirement plans on May 15, 1998, there was no change in the participants’ pension values in 2013. Directors who served in 2013 and who are covered by the retirement plans include: Mr. Piergallini and Mr. Taubman.

For additional information regarding Comerica’s equity compensation plans, please refer to Note 1 (see pages F-54 through F-63) and Note 16 (see pages F-96 through F-98) to the Consolidated Financial Statements contained in Comerica’s Annual Report to Shareholders for the year ended December 31, 2013.

PROPOSAL II SUBMITTED FOR YOUR VOTE

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors recommends that you vote “FOR”

the proposal set forth below.

The Audit Committee of Comerica has selected Ernst & Young LLP (“Ernst & Young”), independent auditors, to audit our financial statements for the fiscal year ending December 31, 2014, and recommends that the shareholders vote for ratification of such appointment.

Ernst & Young has served as our independent auditors since 1992. The Audit Committee has carefully considered the selection of Ernst & Young as Comerica’s independent auditor, and has also considered whether there should be regular rotation of the independent auditors. In conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Audit Committee and its Chairman are involved in the process for selecting Ernst & Young’s new lead engagement partner. The members of the Audit Committee believe that the continued retention of Ernst & Young to serve as Comerica’s independent auditor is in the best interests of the Company and its shareholders.

As a matter of good corporate governance, the selection of Ernst & Young is being submitted to the shareholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if Ernst & Young is ratified as independent auditors by the shareholders, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of Comerica and its shareholders. Representatives of Ernst & Young are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from shareholders.

COMERICA’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO RATIFY THE INDEPENDENT AUDITORS.

INDEPENDENT AUDITORS

Fees to Independent Auditor

The following aggregate fees were billed to Comerica for professional services by Ernst & Young LLP for fiscal years 2013 and 2012.

	2013	2012
Audit Fees	$1,846,915	$1,907,708
Audit-Related Fees*	272,900	269,900
Tax Fees	66,933	225,045
All Other Fees	218,181	1,995

	$2,404,929	$2,404,648

Footnote:

*	Audit-Related Fees included $0 in 2013 and $18,000 in 2012 for audits of certain common and collective trust funds.

Audit Fees

Audit fees consist of fees billed to Comerica and its subsidiaries by Ernst & Young for the audit of Comerica’s annual consolidated financial statements included in our Annual Reports on Form 10-K, the review of financial statements included in Comerica’s Quarterly Reports on Form 10-Q, and services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Audit-related fees consist of fees billed to Comerica and its subsidiaries by Ernst & Young for the assurance and related services provided by Ernst & Young that are reasonably related to the performance of the audit or review of Comerica’s financial statements. Audit-related fees consisted mainly of the audits of Comerica’s benefit plans and the internal control (SSAE 16 Report) for Comerica’s trust department. The Audit Committee considered whether, and determined that, the provision of these services is compatible with maintaining the independence of Ernst & Young.

Tax Fees

Tax fees consist of fees billed to Comerica and its subsidiaries by Ernst & Young for professional services rendered by Ernst & Young for tax compliance, tax advice and tax planning. Tax fees consisted mainly of consultation on various tax planning strategies for Comerica and its subsidiaries, IRS examinations and Form 1120. The Audit Committee considered whether, and determined that, the provision of these services is compatible with maintaining the independence of Ernst & Young.

All Other Fees

Ernst & Young billed Comerica for fees for products and services other than those described in the previous three paragraphs. Those products and services consisted of, in 2013, permitted advisory services related to certain new regulatory initiatives, and for both 2013 and 2012, subscription fees for on-line accounting and tax research tools.

Services for Investment Vehicles

In connection with the advisory, management, trustee and similar services that Comerica’s affiliates provide to mutual funds, collective funds and common trust funds, Comerica from time to time selects, and in limited circumstances employs, outside accountants to perform audit and other services for the investment vehicles. In such cases, Comerica typically uses a request-for-proposal process that has resulted in the selection of Ernst & Young among other independent public accounting firms. In addition, Ernst & Young has agreements with financial services companies pursuant to which it may receive compensation for certain transactions, including transactions in which Comerica may participate from time-to-time, and Ernst & Young also receives fees from time to time from Comerica’s customers when acting on their behalf in connection with lending or other relationships between Comerica’s affiliates and their customers. The fees discussed in this paragraph are not included in the totals provided in the above paragraphs because the fees are generally charged to the investment vehicle, customer or other applicable party, except as noted on the “Fees to Independent Auditor” schedule above.

Pre-Approval Policy

The Audit Committee has a policy to review, and, if such services are appropriate in the discretion of the Audit Committee, pre-approve (i) all auditing services to be provided by the independent auditor (which may entail providing comfort letters in connection with securities underwritings or statutory audits required for insurance companies for purposes of state law) and (ii) all permitted(1) non-audit services (including tax services) to be provided by the independent auditor, provided that pre-approval is not required with respect to non-audit services if (a) the aggregate amount of non-audit services provided to Comerica constitutes not more than 5% of the total amount of revenues paid by Comerica to its auditor during the fiscal year in which the non-audit services are provided; (b) such services were not recognized by Comerica at the time of the engagement to be non-audit services; and (c) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Audit Committee. The Audit Committee has authorized its chair to pre-approve such services between Audit Committee meetings. All of the services provided by Ernst & Young for the years ended December 31, 2013 and December 31, 2012 were pre-approved by the Audit Committee under its pre-approval policy.

Footnote:

(1)

For purposes of the foregoing, permitted non-audit services shall not, unless otherwise allowed under applicable laws, include: (i) bookkeeping or other services related to the accounting records or financial statements of Comerica; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser, or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

The information contained in the Audit Committee Report is not deemed to be soliciting material or to be filed for purposes of the Securities Exchange Act of 1934, shall not be deemed incorporated by reference by any general statement incorporating the document by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Comerica specifically incorporates such information by reference, and shall not be otherwise deemed filed under such acts.

AUDIT COMMITTEE REPORT

The Audit Committee oversees Comerica’s financial reporting process on behalf of the Board of Directors and is comprised of all outside directors who are independent within the meaning of, and meet the experience requirements of, the applicable rules of the New York Stock Exchange and the SEC. In addition to its duties regarding oversight of Comerica’s financial reporting process, including as it relates to the integrity of the financial statements, the independent auditors’ qualifications and independence and the performance of the independent auditors and Comerica’s internal audit function, the Audit Committee also has sole authority to appoint or replace the independent auditors and is directly responsible for the compensation and oversight of the work of the independent auditors as provided in Rule 10A-3 under the Securities Exchange Act of 1934. The Audit Committee charter, which was adopted and approved by the Board, specifies the scope of the Audit Committee’s responsibilities and the manner in which it carries out those responsibilities. Management has primary responsibility for the financial statements, reporting processes and system of internal controls. In fulfilling its oversight responsibilities, among other things, the Audit Committee reviewed and discussed the audited financial statements included in Comerica’s Annual Report on Form 10-K with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements and a discussion of related controls, procedures, compliance and other matters.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee also has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent auditors their independence from management and Comerica, and reviewed and considered whether the provision of non-audit services and receipt of certain compensation by the independent auditors are compatible with maintaining the auditors’ independence. In addition, the Audit Committee reviewed with the independent auditors all critical accounting policies and practices to be used.

In reliance on the reviews and discussions referred to above and such other considerations as the Audit Committee determined to be appropriate, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in Comerica’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

The Audit Committee

T. Kevin DeNicola, Chairman

Roger A. Cregg

Reginald M. Turner, Jr.

Nina G. Vaca

January 21, 2014

EXECUTIVE OFFICERS

The following table provides information about Comerica’s current executive officers. The Board has determined that the current officers who are in charge of principal business units, divisions or functions and officers of Comerica or its subsidiaries who perform significant policy making functions for Comerica are (1) the members of the Management Policy Committee and (2) the Chief Accounting Officer. The current members of the Management Policy Committee are the Chairman, President and Chief Executive Officer (Mr. Babb), the Vice Chairman, Business Bank (Mr. Anderson), the Executive Vice President, Governance, Regulatory Relations and Legal Affairs and Corporate Secretary (Mr. Bilstrom), the Executive Vice President, Chief Human Resources Officer (Ms. Burkhart), the Executive Vice President, General Auditor (Mr. Duprey) (non-voting member), the Vice Chairman, Wealth Management and Retail Bank (Mr. Farmer), the Executive Vice President of Comerica Incorporated and President of Comerica Bank-Texas Market (Mr. Faubion), the Executive Vice President of Comerica Incorporated and former President and Chief Executive Officer of Comerica Bank-Western Market (Mr. Fulton), the Executive Vice President and Chief Credit Officer (Mr. Killian), the Executive Vice President of Comerica Incorporated and the President of Comerica Bank-California Market (Ms. Love), the Executive Vice President and Chief Risk Officer (Mr. Michalak), the Executive Vice President and Chief Information Officer (Mr. Obermeyer), the Vice Chairman and Chief Financial Officer (Ms. Parkhill), and the Executive Vice President of Comerica Incorporated and the President of Comerica Bank-Michigan Market (Mr. Ritchie). The Chief Accounting Officer is Ms. Carr.

Name	Age as of March 11, 2014	Principal Occupation and Business Experience During Past 5 Years(1)	Executive Officer
Ralph W. Babb, Jr.	65

President and Chief Executive Officer (since January 2002), Chairman (since October 2002), Chief Financial Officer (June 1995 to April 2002) and Vice Chairman (March 1999 to January 2002), Comerica Incorporated and Comerica Bank.

			1995-Present

Lars C. Anderson	53

Vice Chairman (since December 2010), Comerica Incorporated and Comerica Bank; Executive Vice President (October 2010 to November 2010), Group Banking Executive (August 2010 to November 2010), Group President, Georgia and Texas (August 2009 to August 2010), Group President, Georgia and Alabama (2003 to August 2009) and Regional President (2001 to October 2010), BB&T Corporation (financial services company).

			2010-Present

Jon W. Bilstrom	67

Executive Vice President (since January 2003) and Corporate Secretary (since June 2003), Comerica Incorporated; Executive Vice President (since May 2003) and Secretary (since June 2003), Comerica Bank.

			2003-Present

Megan D. Burkhart	42

Executive Vice President, Chief Human Resources Officer (since January 2010) and Senior Vice President and Director of Compensation (February 2007 to January 2010), Comerica Incorporated and Comerica Bank.

			2010-Present

Name	Age as of March 11, 2014	Principal Occupation and Business Experience During Past 5 Years(1)	Executive Officer
Muneera S. Carr	45

Chief Accounting Officer (since July 2010), Executive Vice President (since February 2013) and Senior Vice President (February 2010 to February 2013), Comerica Incorporated and Comerica Bank; Senior Vice President, Head of Accounting Policy (June 2009 to January 2010), Suntrust Banks, Inc. (financial services company); and Professional Accounting Fellow (June 2007 to June 2009), Securities and Exchange Commission Office of Chief Accountant (federal securities regulatory agency).

			2010-Present

David E. Duprey	56	Executive Vice President, General Auditor (since March 2006), Comerica Incorporated and Comerica Bank.	2006-Present

Curtis C. Farmer	51

Vice Chairman (since May 2011) and Executive Vice President (October 2008 to May 2011), Comerica Incorporated and Comerica Bank; Executive Vice President and Wealth Management Director (October 2005 to October 2008), Wachovia Corporation (financial services company).

			2008-Present

J. Patrick Faubion	60

Executive Vice President (since August 2010), Comerica Incorporated; President — Texas Market (since July 2010), Executive Vice President (January 2010 to July 2010) and Executive Vice President — Texas Market (July 2003 to January 2010), Comerica Bank.

			2010-Present

J. Michael Fulton	64

Executive Vice President (since May 2002 and April 1997 to May 2000), Comerica Incorporated; Executive Vice President (since December 2013) and President and Chief Executive Officer — Western Market (July 2003 to November 2013), Comerica Bank.

			1994-2001; 2003-Present

John M. Killian	61	Executive Vice President and Chief Credit Officer (February 2010 to present) and Executive Vice President, Credit Policy (October 2002 to January 2010), Comerica Incorporated and Comerica Bank.	2010-Present

Name	Age as of March 11, 2014	Principal Occupation and Business Experience During Past 5 Years(1)	Executive Officer
Judith S. Love	57

Executive Vice President (since December 2013), Comerica Incorporated; President — California Market (since December 2013), Executive Vice President (February 2010 to May 2013), and Executive Vice President — Western Market (April 2007 to February 2010), Comerica Bank.

			1999-2001; December 2013-Present

Michael H. Michalak	56	Chief Risk Officer (since February 2014), Executive Vice President (since November 2007) and Treasurer (July 2011 to November 2011), Comerica Incorporated and Comerica Bank.	2003-Present

Paul R. Obermeyer	56	Executive Vice President (since September 2010) and Chief Information Officer (since November 2010), Comerica Incorporated; Executive Vice President (since September 2005), Comerica Bank.	2010-Present

Karen L. Parkhill	48

Vice Chairman (since August 2011) and Chief Financial Officer (since November 2011), Comerica Incorporated and Comerica Bank; Managing Director and Chief Financial Officer, Commercial Banking Business (September 2007 to March 2011), J.P. Morgan Chase & Co. (financial services company).

			2011-Present

Michael T. Ritchie	45

Executive Vice President (since February 2013), Comerica Incorporated; President — Michigan Market (since May 2013), Executive Vice President (February 2010 to May 2013) and Senior Vice President (June 2005 to February 2010), Comerica Bank.

			April 2013-Present

Footnotes:

(1)	References to Comerica and Comerica Bank (the primary banking subsidiary of Comerica) include their predecessors, where applicable.

PROPOSAL III SUBMITTED FOR YOUR VOTE

APPROVAL OF A NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION

The Board of Directors recommends that you vote “FOR”

the proposal set forth below.

Executive Compensation

The Governance, Compensation and Nominating Committee annually reviews Comerica’s programs to ensure that they demonstrate a strong pay for performance linkage and reflect good governance and appropriate industry practice. These programs are described in the “Compensation Discussion and Analysis” section, the compensation tables, the related narrative discussion, and other portions of this proxy statement covered by the resolution below. As discussed in the “Compensation Discussion and Analysis” section, our compensation programs are structured to align the interests of our executives with the interests of our shareholders; attract, retain and motivate superior executive talent; provide a competitive advantage within the banking industry; create a framework that delivers pay commensurate with financial results over the short and long-term; and reduce incentives for unnecessary and excessive risk-taking.

The Board strongly supports Comerica’s executive pay practices and asks shareholders to support its executive compensation program through the following resolution:

RESOLVED, that the shareholders of Comerica Incorporated approve the compensation paid to Comerica’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K and Section 14(a) of the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

Because your vote on this proposal is advisory, it will not be binding on the Board. However, the Governance, Compensation and Nominating Committee will take into account the outcome of the vote when considering future executive compensation arrangements. As required pursuant to section 14A of the Securities Exchange Act, the Board has determined to hold an advisory vote on executive compensation every year until our stockholders vote again on the frequency of this advisory vote; accordingly, the next advisory vote on executive compensation will be held at our 2015 annual meeting of stockholders.

COMERICA’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO APPROVE EXECUTIVE COMPENSATION.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

BUSINESS HIGHLIGHTS

We are pleased to share with you some of our significant accomplishments of 2013:

•	Returned 76% of 2013 net income to shareholders through dividends and our share repurchase program. We repurchased 7.4 million shares for $287 million and announced dividend increases of 13% on January 22, 2013, and 12% on January 21, 2014.

•	Stock price increased 57%, outperforming both the S&P 500 Index and the Keefe Bank Index, which were up 30% and 35%, respectively.

•	Increased book value per share 6%, to $39.23.

•	Generated a 7% increase in earnings per share, to $2.85.

•	Net income increased 4% to $541 million.

•	Increased average total loans $1.1 billion, or 3%, to $44.4 billion. At year-end 2013, we had $45.5 billion in total loans.

•	Achieved record deposits in 2013 with a $2.2 billion, or 4%, increase in average deposits to $51.7 billion. Year-end deposits were $53.3 billion.

•	Grew average noninterest-bearing deposits by $1.4 billion, or 7%, to $22.4 billion. Year-end noninterest-bearing deposits were $23.9 billion.

•	Boosted noninterest income $8 million to $826 million.

•	Credit quality remained strong in 2013 with net loan charge-offs decreasing $97 million to $73 million.

•	Noninterest expenses decreased $35 million, or 2%, compared to 2012, including a decrease of $9 million, or 1%, in salaries and employee benefits expense, as we continued to carefully manage expenses.

•	Our capital position continues to be solid. In January 2014, we filed our capital plan with the Federal Reserve, our first as a full CCAR bank. CCAR stands for the Comprehensive Capital Analysis and Review, an annual exercise for bank holding companies with $50 billion or more of total assets.

•	Experienced positive total shareholder return (“TSR”), which includes share price appreciation and dividends paid on the Company’s common stock, for the one-year and five-year periods ended December 31, 2013 of 59% and 155%, respectively.

2013 Relative Performance Snapshot

Source: SNL Financial

For purposes of these charts, peer average is the average of the relevant metric for Comerica’s peer group. The peer group is listed in the “Peer Group” section of this proxy statement on page 46.

With respect to the tangible common equity ratio, see Annex A for a reconciliation of generally accepted accounting principles (“GAAP”) and non-GAAP measures presented.

SHAREHOLDER OUTREACH & COMPENSATION PROGRAM CHANGES FOR 2014

Shareholder outreach is an integral part of Comerica’s business practices, as shareholders provide feedback on a variety of topics, including operations, governance and compensation. We talk to and receive feedback frequently from our investors through continual conversations and outreach. For example, during 2013, we had over 300 face-to-face interactions with investors through our attendance at six investor conferences, where we meet - individually and in small groups - with many investors, as well as proactive visits with investors in both our offices and in their offices. In addition to these meetings, over the past four years, in the first and fourth quarters, Comerica has solicited the input from our top 50 shareholders, which hold almost two-thirds of our shares, specifically aimed at creating an ongoing dialogue with them to address governance, compensation and other topics on their minds.

Investor input is strongly considered when decisions are made regarding Comerica’s executive pay programs. For example, based on shareholder feedback in 2010, Comerica made significant changes to the Management Incentive Plan (“MIP”) for 2011. We adjusted the peer group, established two separate programs (one short-term and one long-term) and created individual incentive targets, resulting in strong shareholder support (over 93% of votes cast in favor for our 2011 and 2012 “Say on Pay” proposals). In April of 2013, approximately 61% of Comerica’s shareholders voted for our “Say on Pay” proposal. Although a majority of shareholders supported the advisory Say on Pay vote, the vote total fell below expectations.

During our Spring 2013 shareholder outreach, there was dialogue around our short and long-term cash incentive funding scale, the overlapping metrics for the short and long-term incentive programs and the performance metric selected for our performance restricted stock units (“PRSUs”) granted in January of 2013.

As we design our compensation programs, we are focused on balancing the objectives of our various constituencies, including our investors, regulators, customers and employees. In particular, feedback from our regulators has focused on ensuring our compensation programs do not incent excessive risk. We have worked to incorporate the input from these constituencies into the design of our 2014 program.

In response to feedback in 2013, we made important changes to our executive compensation programs for 2014 (see pages 52-57 for additional detail):

•	Implemented a new three-year performance share program where payouts are contingent on the achievement of specific prospective financial goals and relative performance

•	Eliminated duplicate metrics in both the short- and long-term incentive programs

•	Restructured the short-term cash incentive program to measure absolute (actual) performance as opposed to relative (compared to our peers) performance

•	Updated the funding scale for the long-term cash incentive program to more clearly align pay with performance

•	Adopted a forfeiture provision that allows for the cancelation of unvested equity awards in the event of an adverse risk outcome on all future grants

•	Revised stock ownership guidelines to increase the amount of shares the CEO must own from 5 times salary to 6 times salary

Compensation Decisions for the 2013 Performance Period

Key Compensation Highlights for 2013

•

Granted performance restricted stock units to our named executive officers listed in the Summary Compensation Table (“NEOs”) and key leaders in 2013, which allows for the cancelation of a portion of the award if certain capital thresholds are not maintained over the three-year measurement period.

•	Reduced the weighting of stock options to 10% of equity awards to further discourage inappropriate risk taking and better align with regulatory expectations.

•

Instituted a holding period as part of our stock ownership guidelines which requires individuals not meeting the guidelines within the specified time frame to hold 50% of all net shares from stock option transactions and restricted stock vestings.

•	Engaged a new independent compensation consultant for the Governance, Compensation and Nominating Committee (the “Committee”) – Frederic W. Cook & Co., Inc., which superseded Aon Hewitt in June 2013.

•

In response to shareholder and regulatory feedback, approved further compensation changes that will be applicable for 2014, as described on the prior page and on pages 52-57 under the “Looking Forward – 2014 Compensation Design Changes” section.

COMPENSATION DECISIONS FOR THE NAMED EXECUTIVE OFFICERS

Individual compensation decisions (base salary adjustments and incentive awards) for all the NEOs are based upon operational performance, achievement of strategic initiatives and individual performance. The Committee, in its sole discretion, determines any salary adjustments and approves the short-term and long-term incentive awards for the CEO.

Base Pay

The Committee approved normal base pay increases for the NEOs that were effective February 2013. The normal base pay increases include a standard merit increase and also recognize individual performance, experience, criticality of the position and market data.

2013 Salary Increases
	Percent Increase	New Base Salary
Mr. Babb	2.1%	$1,240,000
Ms. Parkhill	2.2%	$608,000
Mr. Anderson	2.1%	$633,000
Mr. Farmer	2.2%	$613,000
Mr. Fulton	2.0%	$583,500

Annual Management Incentive Program

The Annual Management Incentive Program (“AMI”) measured our adjusted earnings per share (“adjusted EPS”) growth and adjusted return on common equity (“adjusted ROCE”) relative to our peer group over a one-year performance period. Funding for the program was based on our ranking. Details about the program structure can be found on pages 47-49.

2013 Annual Performance
Metric	CMA	Relative Rank
Adjusted EPS Growth	2.15%	9th
Adjusted ROCE	7.76%	8th

See “Short-Term Incentives” below for a description of how we calculate adjusted EPS growth and adjusted ROCE, as well as Annex A for a reconciliation of non-GAAP and GAAP measures presented.

The AMI was funded based on corporate performance rankings (“AMI corporate funding”), but individual awards may differ from funding as they are based on each NEO’s performance. To help evaluate individual performance and determine each NEO’s award, performance scorecards (for NEOs other than the CEO) and annual reviews are utilized. The Committee evaluates the CEO’s individual performance using similar criteria as set forth in the performance scorecards, but does not use a scorecard in its review process. The evaluation of individual performance cannot increase awards for employees covered by Section 162(m) of the Internal Revenue Code, but can be used as the basis to determine if a negative adjustment should be made to the AMI corporate funding.

2013 AMI Program Awards
Individual Award
Mr. Babb	$1,116,000
Ms. Parkhill	$403,834
Mr. Anderson	$364,038
Mr. Farmer	$397,224
Mr. Fulton	$341,182

Mr. Babb’s AMI award was determined by the Committee utilizing the funding amount as the baseline. After a review of Mr. Babb’s performance, which includes factors such as Comerica’s financial results, regulatory compliance and leadership, the Committee awarded Mr. Babb 100% of his AMI corporate funding. The CEO AMI incentive compensation reflects Comerica’s performance as can be seen in the chart below.

See “Short-Term Incentives” below for a description of how we calculate adjusted EPS growth, as well as Annex A for a reconciliation of non-GAAP and GAAP measures presented.

For the remainder of the NEOs, the Committee determined their individual AMI awards utilizing the AMI corporate funding amount achieved based on corporate results, followed by an assessment of individual performance, including feedback from the CEO for potential reductions.

Individual performance factors utilized in determining the individual awards for the NEOs included the following:

Karen L. Parkhill

•	Management of the balance sheet and liquidity thresholds

•	Achievement of financial goals for areas of direct responsibility

•	Response to legislative and regulatory developments particularly around stress testing and capital requirements

•	Development of long term strategic initiatives to support long term growth and sustainability, including technology

•	Analysis and reporting around pricing models

•	Communication with investors and analysts

•	Interaction with regulators and customers

•	Partnership across all lines of business to improve operating results

•	Leadership skills demonstrated within department and across the organization

•	Talent management and succession planning

In particular, in 2013, Ms. Parkhill led efforts to strengthen Comerica’s capital planning practices and played an integral part of meeting regulatory expectations and stress testing, continued significant investor outreach efforts and enhanced internal financial reporting.

Lars C. Anderson

•	Achievement of financial plans for the Business Bank

•	Improvement of data administration across commercial lending

•	Execution of targeted strategies to leverage market opportunities and respond to regulatory changes

•	Loan growth and portfolio management

•	Management of risk including credit exposure, compliance and regulatory exams

•	Partnership across business lines to strengthen customer relationships and improve operating results

•	Refresh of long-term strategic plan within the Business Bank

•	Leadership skills demonstrated within the department and across the organization

•	Talent management and succession planning

•	External interaction with customers, investors and communities

In particular, in 2013, Mr. Anderson capitalized on revenue opportunities, improved productivity and efficiencies within the Business Bank and helped to strengthen Comerica’s relationship banking model in partnership with Wealth Management and Retail.

Curtis C. Farmer

•	Achievement of financial plans for Retail Bank, Wealth Management and Marketing including expense management

•	Execution of the long-term strategic plan

•	Implementation of targeted strategies to drive market share and improve operational efficiencies

•	Analysis, development and enhancement of products and services for each line of business

•	Partnership across business lines to strengthen customer relationships and improve operating results

•	Manage marketing and public relations for all of Comerica

•	Response to legislative and regulatory compliance and risk management

•	Leadership skills demonstrated within department and across the organization

•	Talent management and succession planning

•	External interaction with customers, investors and communities

In particular, in 2013, Mr. Farmer improved loan production and strengthened the pipeline for Retail and Wealth Management, reduced Comerica’s risk exposure within his portfolio and supported community involvement efforts and client acquisition across all lines of business.

J. Michael Fulton

•	Create divisional plan to support growth expectations in the region

•	Leverage market opportunities to drive growth

•	Management of risk through credit exposure, compliance requirements and regulatory expectations

•	Achievement of financial objectives for the division

•	Provide analysis in support of the entire Business Bank and support other lines of business through collaboration efforts

•	Implementation of targeted strategies to drive market share and improve operational efficiencies

•	Talent management and succession planning including a robust transition plan to the new market president and divisional retention strategies

In particular, in 2013, Mr. Fulton, who will be retiring in April 2014 after many years of service to Comerica, improved profitability and increased non-interest income within the California market, fully supported the refresh efforts of the Business Bank long-term strategy, managed Comerica’s risk exposure within his division and successfully transitioned his responsibilities to a new market president.

Based on evaluations of the foregoing factors, the Committee approved the remaining NEOs’ AMI awards in amounts ranging from 100% to 71% of AMI corporate funding amounts, as shown in the “2013 AMI Program Awards” table above.

Long-Term Incentives

In addition to the short-term cash incentive provided to the NEOs, the Committee also approved long-term incentive awards. The long-term incentives are comprised of both cash and equity.

Cash Incentives

The 2013 Long-Term Management Incentive Program (“LMI’) measured our adjusted EPS growth and adjusted ROCE relative to our peer group over a three-year performance period of 2011-2013. Funding for the LMI was based on our ranking compared to peers. Details about the program structure can be found on pages 49-50.

2011 - 2013 Performance
Metric	CMA	Relative Rank
Adjusted 3 Yr EPS Growth	62.64%	9th
Adjusted 3 Yr ROCE	7.49%	7th

See “Short-Term Incentives” below for a description of how we calculate adjusted EPS growth and adjusted ROCE, as well as Annex A for a reconciliation of non-GAAP and GAAP measures presented.

The performance criteria applicable to the CEO and the other NEOs for purposes of overall LMI funding were determined solely on corporate financial performance. The LMI was funded based on corporate performance rankings (“LMI corporate funding”). With respect to the allocation of the resulting incentive pools to specific NEOs, however, the Committee reserved the right to reduce the calculated awards to account for individual performance or other operating considerations. Based on evaluations of the individual performance factors outlined above under the “Annual Management Incentive Program” section, the Committee approved the NEOs’ LMI awards at 100% of LMI corporate funding amounts, as shown in the “2013 LMI Program Awards” table below.

2013 LMI Program Awards
Individual Award
Mr. Babb	$620,000
Ms. Parkhill(a)	$195,911
Mr. Anderson	$253,200
Mr. Farmer	$245,200
Mr. Fulton	$131,000
(a)	The LMI award reflects proration based on the period of time Ms. Parkhill has been employed by Comerica.

Equity Incentives

The remaining portion of the 2013 long-term incentive program consisted of equity awards comprised of stock options and PRSUs. While the size of the award was influenced by the factors outlined below, the value that is ultimately earned by the NEOs will be contingent on a number of factors, primarily changes in stock price and satisfaction of performance criteria. In determining 2013 individual awards, the Committee considered Comerica’s performance and the individual performance of each NEO, such as:

•

Comerica’s current and past performance (and, as applicable, the current and past performance of any relevant business unit) compared to the applicable business plans and strategic initiatives as described above under the heading “Annual Management Incentive Program”;

•	Results related to specific individual responsibilities and risk behaviors as described above under the heading “Annual Management Incentive Program”;
•	Regulatory considerations;
•

Competitiveness of equity values expressed both as monetary value and as a percentage of each NEO’s base salary, compared to market data on equity awards and total compensation, which is compiled by the Committee’s independent compensation consultant each year;

•	The NEO’s role in the organization and the retention value of current equity ownership; and
•	The NEO’s future potential to contribute to Comerica’s sustained performance.

2013 Grants
NEO	Stock Option Grant	PRSU Grant	Total Equity Grant Value
Mr. Babb	$314,729	$3,166,123	$3,480,852
Ms. Parkhill	$49,885	$506,850	$556,735
Mr. Anderson	$49,885	$506,850	$556,735
Mr. Farmer	$49,885	$506,850	$556,735
Mr. Fulton	$43,808	$440,960	$484,768

The table below outlines the total incentive compensation awarded to the NEOs for 2013 performance by the Committee.

2013 Total Incentive Compensation Awarded / Granted
NEO	Annual Cash Incentive (AMI)	Long-Term Cash Incentive (LMI)	Long-Term Equity Grant	Total Incentive Compensation Awarded
Mr. Babb	$1,116,000	$620,000	$3,480,852	$5,216,852
Ms. Parkhill	$403,834	$195,911	$556,735	$1,156,480
Mr. Anderson	$364,038	$253,200	$556,735	$1,173,973
Mr. Farmer	$397,224	$245,200	$556,735	$1,199,159
Mr. Fulton	$341,182	$131,000	$484,768	$956,950

REALIZED COMPENSATION

The Summary Compensation Table on pages 63-65 includes not only compensation elements actually paid in or with respect to 2013 (such as 2013 salary and cash incentives paid for performance periods that ended in 2013), but also (1) 2013 equity grants that provide a future incentive opportunity based on Comerica’s performance, but which do not vest for several years and which, when realized, may differ in value from the amounts shown in the Summary Compensation Table, and (2) retirement values that will fluctuate each year based on market conditions and which are ordinary accruals under Comerica’s existing plans and arrangements and are not determined by the Committee on an annual basis as part of the incentive compensation decision-making process. The table below shows compensation actually received by the CEO in 2013 – or his “realized pay”. Realized pay includes salary, cash incentives paid for the measurement period ending 2013, any stock option exercises or restricted stock vestings which occurred in 2013 as well as 401(k) contributions for the year.

Compensation Philosophy and Objectives

We use our executive compensation programs to align the interests of executive officers with the interests of our shareholders. Our programs are designed to attract, retain and motivate leadership to sustain our competitive advantage in the financial sector, and to provide a framework that encourages outstanding financial results and shareholder returns over the long-term. We strive to provide compensation opportunities that are aligned with the median of our peer group, with actual pay levels dependent on performance. We utilize a mix of variable compensation programs that measure long-term and short-term results with rewards delivered in cash and shares of Comerica’s stock. This balanced approach towards compensation supports our business strategies, aligns with our pay for performance philosophy, and is reinforced through sound compensation governance to mitigate excessive risk taking.

PAY PRACTICES

Our compensation philosophy and objectives directly influence our pay practices.

What We Do Have:	What We Don’t Have:
• Clawback policy in addition to Sarbanes-Oxley requirements	• Employment agreements*
• Prohibition on pledging or hedging shares by employees or directors	• Excise tax gross-up payments for change of control agreements entered into since 2008, and Comerica will not include this provision in future agreements.
• Negative discretion which the Committee can utilize in determining incentive funding	• Modified single trigger severance for change of control agreements entered into since 2008, and Comerica will not include this provision in future agreements.
• An annual non-binding say on pay vote	• Repricing or replacing of underwater stock options or SARs without shareholder approval

•      Stock ownership guidelines for both senior executives and the Board of Directors. The CEO must own 6X his salary and the NEOs 3X their salary. Directors are required to hold all of their RSUs until 1 year after retirement

• Perquisites, which were eliminated for executive officers in 2010.
• Independent compensation consultant who works solely for the Committee and performs no other work for Comerica
• Independent compensation committee comprised of entirely independent directors
*	Mr. Babb has an outstanding Supplemental Pension and Retiree Medical Agreement dated May 29, 1998. Details can be found on page 59.

ROLES AND RESPONSIBILITIES

Role of the Compensation Committee:

The Committee is responsible for overseeing the development and administration of our compensation programs. The Committee is comprised of independent directors, and they review and approve all aspects of our executive compensation programs.

To aid the Committee in satisfying its responsibilities, the Committee retained Frederic W. Cook & Co. Inc., (“Cook & Co.”) in June of 2013 to act as its independent consultant, superseding Aon Hewitt (“Hewitt”). Cook & Co. reports directly to the Committee and performs no other work for Comerica. As part of its review of Cook & Co., the Committee analyzed if hiring Cook & Co. would raise a conflict of interest. The Committee performed this analysis by taking into consideration the following factors:

•	Any other services provided to Comerica by Cook & Co.
•	The amount of fees Cook & Co. received from Comerica as a percentage of Cook & Co.’s total revenue
•	Policies and procedures Cook & Co. utilizes to prevent conflicts of interest
•	Any business or personal relationship of the individual compensation advisor of Cook & Co. with any member of the Committee or an executive officer of Comerica
•	Any Comerica stock owned by Cook & Co. or the Committee’s individual advisor
•	Any business or personal relationship of Cook & Co. with an executive officer of Comerica

With respect to the Committee’s evaluation of Cook & Co.’s independence, Comerica did not pay any fees to Cook & Co. in 2013 other than in connection with work performed for the Committee. During the analysis, Cook & Co.’s primary representative to the Committee indicated that fees paid annually to Cook & Co. by Comerica are far less than 1% of Cook & Co.’s annual consolidated total revenue. He also discussed with the Committee various policies developed by Cook & Co. to safeguard the independence of the compensation advice it provides; indicated that he has no personal or business relationship with Committee members or executive officers at Comerica; indicated that he is not aware of any personal or business relationship between Comerica’s executive officers and Cook & Co.; and indicated that neither he nor his immediate family members own any Comerica shares. The Committee determined, based on its analysis of the above factors that the work of Cook & Co. and the individual compensation advisors employed by Cook & Co. as compensation consultants to the Committee has not created any conflict of interest.

With respect to the Committee’s evaluation of Hewitt, the Committee considered the above factors, including that Hewitt was paid $39,034 in fees for its services to the Committee in 2013, representing fees for work performed as consultant to the Committee in the first half of the year prior to the engagement of Cook & Co. The Committee also considered that certain affiliates of Hewitt engaged in the insurance brokerage business have acted as insurance brokers for Comerica’s casualty insurance program and received aggregate fees of $227,642 from Comerica in 2013. In addition, in 2013, Comerica received non-customized market survey data from Hewitt and one of its affiliates at a total of $25,100. Hewitt was not involved in providing any of these services or products. In addition, none of these affiliates provided any advice to the Committee. In each case, management determined to engage the relevant affiliate, and the engagement was not presented to the Committee for approval, though the Committee was informed of it.

During the analysis, Hewitt’s primary representative to the Committee indicated that fees paid annually to Hewitt by Comerica are far less than 1% of Hewitt’s annual consolidated total revenue. He also discussed with the Committee various policies developed by Hewitt to safeguard the independence of the compensation advice it provides; indicated that he has no personal or business relationship with Committee members or executive officers at Comerica; indicated that he is not aware of any personal or business relationship between Comerica’s executive officers and Hewitt; and indicated that neither he nor his immediate family members own any Comerica shares.

Following its assessment, the Committee determined that Hewitt was independent and that its work did not raise any conflicts of interest. In the future, Comerica intends to no longer use Hewitt for executive compensation matters, other than consulting on broad-based plans or providing non-customized market data.

Comerica’s management from time to time engages the services of Towers Watson (“TW”) to perform benefits administration services, consisting of health and welfare administration, pension and retirement administration, actuarial services and benefits-related website services. TW additionally assists management with assessing the risk of Comerica’s incentive plans. In 2012, TW completed an in-depth review of Comerica’s incentive compensation plans as part of a risk assessment performed to comply with the Federal Reserve’s Guidance on Sound Incentive Compensation Policies. Occasionally, TW provides compensation-related market analyses, either for select groups within the organization or for key business unit incentive plans. Early in 2013, a report prepared by TW that related to executive compensation was shared with the Committee. TW was paid $16,630 in fees for compensation services to Comerica’s management in 2013 and $3,518,198 in fees for additional benefits administration services. In its Annual Report on Form 10-K for the fiscal year ended June 30, 2013, TW disclosed that no single client accounted for more than 1% of its consolidated revenue for any of its most recent three fiscal years. Using the same SEC factors used in the evaluation of Cook & Co. and Hewitt, the Committee determined that the work of TW did not present a conflict of interest. In the future, Comerica intends to no longer use TW for executive compensation matters, other than consulting on broad-based plans or providing non-customized market data.

Role of the Independent Compensation Consultant:

•	Attends Committee meetings
•	Provides independent advice to the Committee on current trends and best practices in compensation design and program alternatives and advises on plans or practices that may improve effectiveness
•	Furnishes the Committee with peer compensation data on the NEOs to provide independent recommendation on compensation
•	Reviews the Compensation Discussion and Analysis section of the proxy statement
•	Evaluates the programs in light of regulatory expectations and provides feedback to the Committee
•	Helps the Committee ensure programs align executives with shareholders’ interests

The compensation consultant does not separately meet with the CEO or discuss with the CEO any aspect of his compensation.

Role of the CEO

•

Provides compensation recommendations on the NEOs and other members of the leadership team. The CEO leverages our internal compensation staff, led by our Executive Vice President of Human Resources to aid in determining compensation recommendations

•	Assesses corporate contribution and individual performance of each of his direct reports
•	Meets privately in executive session with the Committee to discuss talent management
•	Does not play a role in determining his own compensation

PEER GROUP

The Committee utilized the following peer group to evaluate and understand market pay levels and practices among similarly situated banks. To determine the peer group, the top 50 U.S. financial institutions based on asset size were reviewed using a variety of financial metrics (assets, revenue, net income, and market capitalization), business models, geographic locations and competition for talent. This peer group has not changed since the Committee’s last peer group evaluation, and is the same peer group used in making financial comparisons for purposes of investor and conference presentations.

2013 Peer Group
• BB&T Corporation • BOK Financial Corp. • Fifth Third Bancorp • First Horizon National Corp. • Huntington Bancshares Inc. • KeyCorp	• M&T Bank Corp. • Regions Financial Corp. • SunTrust Banks, Inc. • Synovus Financial Corp. • Zions Bancorporation

BENCHMARKING

Cook & Co. generates a compensation analysis for the Committee based on our peer group’s proxy data. Over the last several years, peer data has been volatile as the federal government’s regulations under the Troubled Asset Relief Program (“TARP”) impacted the compensation practices at peer companies receiving TARP assistance. Recognizing that recovery from the financial downturn impacted compensation practices among our peers, and may have had a greater or lesser effect than the impact on Comerica, that peers may be bigger or smaller than Comerica, that Comerica’s CEO is more tenured than the average of our peers, and that officer positions listed in the proxy vary from company to company, Cook & Co.’s data is used only as a general indicator of compensation trends and pay levels and is not used to set specific compensation targets for the CEO or the other NEOs. The Committee reviews individual and company performance, historical compensation, as well as the scope of each position, to determine total compensation for the NEOs. We strive to be at the median of the marketplace on all elements of total compensation and expect variable compensation to increase or decrease relative to the median based on performance. Once total compensation targets are established, they are reviewed in relation to the market data to ensure they are both appropriate and competitive. During 2013, the Committee completed a comprehensive review of not only compensation levels and targets, but of all Comerica’s variable compensation programs for executive officers. This review was done as a result of shareholder and regulatory feedback. Detailed information regarding all of the changes made to the programs beginning in 2014 can be found on pages 52-57.

Additionally, on an annual basis, Comerica purchases several published compensation surveys to evaluate compensation for our broader executive group and other staff positions.

Compensation Elements

PAY MIX ALLOCATION

Our pay mix allocation is heavily weighted towards variable compensation or “pay for performance”. Placing more emphasis on pay for performance helps to motivate and reward results, which aligns with shareholder interests.

Our executives’ total compensation is comprised of three primary elements: base salary, short-term incentive and long-term incentives. The long-term incentives consist of a long-term management incentive (“LMI”), stock options and performance restricted stock units (“PRSUs”). The emphasis on variable compensation is illustrated below.

CEO Total Variable Compensation: 82%	NEO Total Variable Compensation: 71%

BASE SALARY

Base salary is used to compete in the market for talent and forms the foundation for our other reward vehicles. We provide competitive base salaries to our NEOs in recognition of their responsibilities. In addition to benchmark data, we consider the NEO’s performance, experience, time in the position and internal parity. In determining if an adjustment is made during our annual merit cycle, the CEO and Committee primarily consider the NEO’s performance against the prior year’s goals along with any changes in responsibilities.

SHORT-TERM INCENTIVE

The NEOs, along with other senior leaders within the organization (approximately 400), participated in the 2013 AMI. This program measured Comerica’s relative performance against our peers for one year adjusted EPS growth and adjusted ROCE. A listing of the peers can be found on page 46. We used these metrics because they are commonly used by investors and analysts to evaluate a financial institution’s performance. In addition, unlike other metrics that may be calculated differently, adjusted EPS growth and adjusted ROCE have a generally prescribed formula, allowing these metrics to be easily validated and compared to Comerica’s peers. We believe the use of measures that are well understood, transparent and based on the audited financial results of Comerica are the foundation of a responsible incentive program that rewards performance without encouraging participants to take excessive risk.

Each NEO had a target opportunity under the 2013 AMI expressed as a percentage of base salary. Funding under the program was a product of base salary, the AMI target opportunity and the funding percentage. There would have been no funding if Comerica ranked in the bottom quartile.

The 2013 funding scale and the 2013 AMI target opportunity for each NEO were aligned to deliver market median compensation when we performed at the median, above median compensation when we performed above the median and below median compensation when we performed below the median.

Relative Rank	Funding	How Funding Percentage Equates to Approximate Market Pay
1	100%	Above Market Median
2	95%	Above Market Median
3	90%	Above Market Median
4	85%	Above Market Median
5	80%	Above Market Median
6	70%	Market Median
7	60%	Below Market Median
8	50%	Below Market Median
9	40%	Below Market Median
10	0%	No Funding
11	0%	No Funding
12	0%	No Funding

Both adjusted EPS growth and adjusted ROCE were weighted equally. Since Comerica ranked in 9th place for adjusted EPS growth and 8th place for adjusted ROCE, the total funding percentage equaled 90% (adjusted EPS rank of 9th = 40% + adjusted ROCE rank of 8th = 50%). The funding percentage was then multiplied by the AMI target for each NEO.

NEO	AMI Target	AMI Maximum
Mr. Babb	100%	200%
Ms. Parkhill	90%	180%
Mr. Anderson	90%	180%
Mr. Farmer	90%	180%
Mr. Fulton	65%	130%

Assuming an NEO had a base salary of $500,000 and an AMI target of 65%, the incentive funding would be calculated as follows:

$500,000 X 65% X 90% = $292,500

This formula was used to calculate the corporate funding. 2013 individual awards were determined based on an assessment of individual performance. The Committee reserves the right to reduce the corporate funding and has used this discretion in prior years to adjust funding downward to better align incentives with Comerica’s overall performance, not just relative performance. The AMI also included an absolute metric to help mitigate the potential risks of measuring only relative performance. In the event Comerica experienced an annual loss, the Committee would have been required to review overall performance to determine if negative discretion should be applied. The Committee could not increase the AMI corporate funding for employees covered under Section 162(m) of the Internal Revenue Code, nor could it increase overall AMI funding. In addition to the financial metrics, the funding for non-NEOs pursuant to the AMI includes talent management and diversity goals at both the corporate and divisional level.

In computing and comparing Comerica’s one-year and three-year adjusted EPS growth and adjusted ROCE performance to that of its peers, Comerica’s annual performance was measured on a calendar year basis, while for its peers, the annual performance measurement period comprises the first three quarters of the calendar year plus the fourth quarter of the prior calendar year. The difference in measurement periods between

Comerica and its peers was necessitated by the timing of publicly available peer data required for the calculations. EPS is calculated based on net income available to common shareholders, and ROCE is calculated based on net income less preferred stock dividends. For both Comerica and its peers, the after-tax impact of any adjustments related to a change in accounting principle, merger/acquisition charges, and restructuring charges incurred during the year, if applicable, were added back to reported net income to determine adjusted EPS and adjusted ROCE. To determine the adjusted EPS growth and adjusted ROCE performance over a three-year period, the one-year computations described earlier were averaged over the three-year timeframe.

In 2013, Comerica’s independent accountants, at the request of the Committee, issued a report applying certain agreed-upon procedures to assist the Committee in determining that the computations for the incentive awards issued for periods ended December 31, 2013 were made in conformity with the MIP. The report confirmed Comerica’s 2013 rankings in relation to the peer group for the annual and three-year performance periods, using the measurement components set by the Committee.

2013 is the last year this program was in place. Significant design changes were made to our short-term incentive program, including the elimination of the relative performance funding scale. The details of our 2014 program can be found on pages 52-57.

LONG-TERM INCENTIVES

The long-term incentives are comprised of three components: the LMI, stock options and PRSUs. Using a mix of both cash and equity allows us to motivate and retain our NEOs as well as align executives with Comerica’s performance over multiple years. Our cash program, the LMI, measures long-term historical performance, while equity awards measure Comerica’s future performance, primarily through changes in stock price.

LMI

The LMI measured our relative adjusted EPS growth and adjusted ROCE over three years. The same peer group and funding scale used in the AMI was utilized to determine the funding under the LMI. Incentive targets differed by NEO based on grade level under the LMI.

NEO	LMI Target	LMI Maximum
Mr. Babb	50%	100%
Ms. Parkhill	40%	80%
Mr. Anderson	40%	80%
Mr. Farmer	40%	80%
Mr. Fulton	22.5%	45%

Based on Comerica’s 2013 LMI rankings (3 year adjusted EPS growth ranking of 9th and a 3 year adjusted ROCE ranking of 7th), the total funding percentage was 100%. Using the same NEO example, the funding calculation would be as follows for the LMI:

$500,000 X 22.5% X 100% = $112,500

In the example, the $112,500 would be the corporate funding, but individual awards are adjusted based on an assessment of individual performance. We also reduce individual award funding if the individual is not employed by us during the entire three-year performance period.

The AMI and LMI were structured similarly to reinforce the importance of both short and long-term goals. Utilizing the same metrics in 2013 ensured that short-term management decisions were not encouraged at the expense of longer-term performance. The structure also helped to mitigate risk as the programs worked together to incent sustained performance over multiple years.

The Committee reserves the right to reduce the corporate funding to better align incentives with Comerica’s overall performance, not just relative performance. The LMI also included an absolute metric to help mitigate the potential risks of measuring only relative performance. In the event Comerica experienced an annual loss, the Committee would have been required to review overall performance to determine if negative discretion should be applied. The Committee could not increase the LMI corporate funding for employees covered under Section 162(m) of the Internal Revenue Code, nor could it increase overall LMI funding.

Stock Options

Stock options align management with shareholders by providing value when the stock price increases. If the stock price does not increase, participants do not realize value. We grant non-qualified stock options that vest 25% per year over 4 years and have a term of 10 years. The exercise price is based on Comerica’s closing stock price on the date of grant. In 2013, in order to further reduce risk-taking incentives for financial institutions, feedback from regulatory agencies suggested limiting the use of stock options in variable compensation programs. In order to align with this guidance, only 10% of the 2013 long-term equity mix was comprised of stock options.

PRSUs

To better align with performance and respond to evolving regulatory feedback, PRSUs were utilized for equity awards to the NEOs and other key leaders in 2013. The PRSUs will cliff vest at the end of three years if Comerica maintains the Tier 1 Capital Threshold defined by the Federal Reserve for well capitalized banks. Each year during the measurement period, our Tier 1 Capital ratio will be reviewed, and if it falls below the threshold, 15% of the target award will be forfeited. The maximum reduction to the award is 45% (15% x 3). Dividend equivalents will accumulate, will have the same reduction factor applied and will be paid out in cash annually. The Tier 1 Capital ratio is a significant capital measure, and the value of the award continues to increase or decrease based on our stock performance, ensuring the incentives align with shareholder interests.

2013 is the last year we used the aforementioned long-term incentive structure. Starting in 2014, a new long-term incentive program will be used, featuring a new three-year performance share program with payouts contingent on the satisfaction of internally established forward-looking performance objectives. See pages 53-56 for details.

OTHER BENEFITS PROGRAMS AND COMPENSATION

Comerica offers all of its employees benefit programs that provide protection for health, welfare and retirement. These programs are typical at most companies and include healthcare, life insurance, disability, dental and vision insurance and relocation benefits, as well as an employee stock purchase program and retirement programs.

Employee Stock Purchase Plan

Employees can participate in an Employee Stock Purchase Plan (“ESPP”), which provides participants a convenient and affordable way to purchase shares of Comerica common stock without being charged a brokerage fee. Comerica provides a match on qualifying contributions provided the employee does not make any withdrawals during the applicable time period. This encourages stock ownership for all colleagues.

Retirement Benefits

Retirement benefits allow Comerica to attract and retain employees and provide avenues for colleagues to save for retirement. Comerica does not have a mandatory retirement age for its executives; however, certain retirement benefits are tied to the participant’s achievement of age and service requirements. See “Potential Payments upon Termination or Change of Control at Fiscal Year-End 2013” for more information.

Pension Plan and Benefit Equalization Plan

The tax-qualified defined benefit retirement plan, or pension plan (the “defined benefit plan”), has the following characteristics:

•	Provides a benefit based on an employee’s years of service and final average monthly pay.
•	Final average monthly pay is the highest aggregate monthly compensation for 60 consecutive calendar months within the last 120 calendar months prior to retirement or separation from service.
•	Employees hired on or after January 1, 2007 are not eligible to participate in this plan.
•

Individuals who were employed by Comerica before January 1, 2007 and who were actively accruing benefits on December 22, 2011 continue to be eligible for benefit accrual under the defined benefit plan as long as they remain in active employment and meet other eligibility criteria thereafter.

Participants in the defined benefit plan can also participate in the Benefit Equalization Plan (the “SERP”) to restore benefits that are capped by Internal Revenue Services (“IRS”) limits on annual compensation and benefit amounts under the defined benefit plan. Mr. Babb and Mr. Fulton are participants in the defined benefit plan and the SERP.

For more information on the defined benefit plan and the SERP, please see the “Pension Benefits at Fiscal Year-End 2013” table and accompanying text.

401(k) Plan

Eligible employees can also participate in a 401(k) plan. Comerica’s program has the following characteristics:

•	Provides a 100% match on salary deferrals up to 4% of qualified earnings (up to the IRS compensation limit).
•	Immediate vesting on matched funds.

Retirement Account Plan

Eligible employees hired on or after January 1, 2007 are eligible to participate in the Retirement Account Plan (after attaining age 21 and completing one year of service). Annually, Comerica will provide an allocation which is a percentage of salary. The percentage used is based on the sum of the participant’s age and years of service.

Age + Service Points	Comerica Allocation
Less than 40	3.0%
40-49	4.0%
50-59	5.0%
60-69	6.0%
70-79	7.0%
80 or more	8.0%

•	The maximum annual compensation considered eligible to compute the allocation for any participant in 2013 was $255,000.
•	Contributions are 100% vested after three years of services at age 65 or upon death while employed.
•	Payment of vested accounts can be made in lump sum or in periodic or partial distributions.
•	In-service distributions are not allowed.
•	Mr. Farmer, Mr. Anderson and Ms. Parkhill are participants in the Retirement Account Plan.

 PERQUISITES

Effective June 30, 2010, Comerica eliminated all of its perquisite programs for executive officers. Additionally, Comerica has never allowed the personal use of corporate aircraft, except in the event of an emergency, in which case the executive is required to reimburse Comerica for the full incremental cost of such use.

Looking Forward – 2014 Compensation Design Changes

The Committee, along with management, undertook an extensive review of our compensation programs for 2014 based on feedback received during the 2013 proxy season, coupled with an evolving regulatory environment. Significant design changes have been put in place for 2014 for both the short-term and long-term incentive programs. These changes were developed in consideration of the following goals:

•	Ensuring the programs are transparent
•	Maintaining alignment with shareholders
•	Increasing performance criteria
•	Retaining aspects of our current programs that are effective and familiar to participants
•	Complying with regulatory expectations

 2014 SHORT-TERM INCENTIVE

Beginning in 2014, Comerica’s short-term cash incentive program will be the Annual Executive Incentive program, or “AEI.”

The Annual Executive Incentive program

Metrics:

Absolute adjusted EPS versus goal – weighted 75%

Absolute adjusted ROA versus goal – weighted 25%

The goals will be established at the beginning of every year and approved by the Committee. Each metric is intended to be a robust measurement of performance that is aligned with our financial plan but does not incent excessive risk taking. Factors such as prior year performance, the forecasted economic and regulatory environment and strategic initiatives will all be considered when establishing target performance for adjusted EPS and adjusted ROA. The targets will be derived from our internal financial plan that is used throughout the organization to set corporate and business unit performance goals.

Measurement Period:

One-year prospective: 2014

Funding:

Threshold funding occurs at 75% of goal

Target funding occurs at 100% of goal

Maximum funding occurs at 125% of goal

Key Changes: AEI replaces the AMI and its relative performance funding scale with the establishment of internally established prospective absolute performance objectives

Funding increases by 4% for every 1% of achievement above target performance and decreases 2% for every 1% below target performance.

Funding Example: Adjusted EPS Achievement: 100% of goal Adjusted ROA Achievement: 125% of goal

Adjusted EPS	Adjusted ROA	Total Achievement
100% x 75% = 75%	200% x 25% = 50%	75% + 50% = 125%

Individual Incentive Targets:

Individual incentive targets for the AEI, as a percent of salary, are the same as those under the AMI.

Level	Target	Maximum
CEO	100%	200%
Vice Chair	90%	180%
Other NEO	65%	130%

CEO Individual Funding Example:

Incentive Target x Total Achievement x Base Salary
100% x 125% x Base Salary = CEO Funding

Funding is formulaic, but individual awards can be reduced if individual goals are not achieved.

 2014 LONG-TERM INCENTIVES

Beginning in 2014, Comerica’s long-term incentives continue to be comprised of both cash and equity, though the structure is different than in 2013. Cash incentives will be awarded through the Long-Term Executive Incentive program, or “LTEI.” Equity incentives will include restricted stock, stock options and performance stock units pursuant to the new Senior Executive Long-Term Performance Program (“SELTPP”). Each element for 2014 is described below.

Long-Term Cash Incentive - The Long-Term Executive Incentive program

Metrics: Relative adjusted EPS Growth – weighted 50% Relative adjusted ROA – weighted 50% Measurement Period: Three-Year Historical: 2012-2014 for 2014	Key Changes: LTEI funding adjusted to more clearly show alignment of pay and performance

Funding Scale:

2014 LTEI Funding Scale
Rank	Funding
1	200%
2	180%
3	160%
4	140%
5	120%
6	100%
7	80%
8	60%
9	40%
10	0%
11	0%
12	0%

Funding percentages for each ranking are reviewed in conjunction with individual incentive targets to ensure that performance at median approximates median pay levels, performance below median provides compensation below median pay levels and performance above median compensation provides above median pay levels. While this has always been the case, feedback received suggested the alignment of pay and performance was not easily understood. The 2014 funding scale was adjusted to provide clarity and better reflect Comerica’s pay for performance philosophy.

Funding Example:

Three-Year Relative Adjusted EPS Growth:	6th place ranking
Three-Year Relative Adjusted ROA:	7th place ranking

Relative EPS Growth	Relative ROA	Total Achievement
100% x 50% = 50%	80% x 50% = 40%	50% + 40% = 90%

Individual Incentive Targets:

Individual incentive targets, as a percent of salary, were adjusted to better align compensation and performance. When Comerica performs at median (6th place) against our peers, compensation will approximate market median utilizing the funding scale outlined above.

Level	Target	Maximum
CEO	70%	140%
Vice Chair	40%	80%
Other NEO	33%	66%

CEO Individual Funding Example:

Incentive Target x Total Achievement x Base Salary

70% x 90% x Base Salary = CEO Funding

In the hypothetical example provided above, with a 6th place ranking for adjusted EPS growth and a 7th place ranking for adjusted ROA, Comerica performed below the median of our peer group. Accordingly, the funding for the CEO in this hypothetical example would be 63% (70% incentive target times 90% total achievement) of base salary, which is below his target opportunity. If Comerica had performed at median, CEO funding would have been 70% of base salary, which is his target opportunity. If Comerica had performed above the median, CEO funding would have been more than his incentive target, up to 140% of base salary.

Funding is formulaic, but individual awards can be reduced if individual goals are not achieved.

Long-Term Equity Incentives

Last year, the equity program for the NEOs and section 16 officers of Comerica consisted of PRSUs, tied to the Tier 1 Capital Ratio, and stock options.

Beginning in 2014, stock options and restricted stock will make up 25% of the awards to this group. The Tier 1 PRSUs will be replaced with a new forward-looking performance share program and will make up the remaining 75% of the long-term equity incentives. The population receiving the new performance share program has also been expanded to include other key leaders within the organization. In total, approximately 40 individuals will receive the majority of their long-term incentive under this new program. Details are below.

Senior Executive Long-Term Performance Program

Based on feedback from various constituents in 2013 and to further conform to regulatory expectations, we replaced the PRSU program, measuring our Tier 1 Capital Ratio, with a more robust, forward-looking equity performance program, the SELTPP.

Metrics: Comerica’s Average Adjusted ROCE versus goal Relative Total Shareholder Return (“TSR”) modifier	Key Changes: The SELTPP will be the first equity-based program Comerica has utilized where the entire award is at risk for non-performance; it makes up 75% of the annual equity grant

In order to establish the three-year adjusted ROCE goal, Finance, Human Resources and Enterprise Risk all work together to model several possible performance outcomes based on various economic and operating factors. The results of this modeling are analyzed to set a goal which can be achieved with solid, sustained performance over the measurement period. Utilizing this analysis, the Committee will determine the final goal for the three-year measurement period.

TSR, measured against the KBW Bank Index, acts a negative modifier that can reduce the payout percentage. TSR performance cannot increase the payout percentage.

Measurement Period:

Three-Year Prospective: 2014-2016 for the 2014 grant

Target Awards:

•	Target awards are granted at the beginning of the measurement period
•	A payout percentage will be calculated based on Comerica’s long-term adjusted ROCE performance versus the goal
•	The adjusted ROCE calculated payout percentage will be reduced by 10 percentage points if Comerica’s three-year TSR ranks in the bottom quartile of the KBW Bank Index.

Key Features:

•	50% of the target award will be distributed at threshold performance.
•	100% of the target award will be distributed if the adjusted ROCE goal is achieved.
•	150% of the target award will be delivered at maximum performance.
•	The TSR modifier can reduce the award but cannot increase the award.
•	The maximum payout under the SELTPP is 150% of the target award.
•	If threshold performance is not achieved, the target award is forfeited.
•	The same payout percentage will be applied to the dividends that accrue over the measurement period. Dividends will be paid out in cash at settlement.

Stock Options

Stock options continue to be a component of our equity program. The key attributes of our stock option program did not change (exercise price is equal to the closing price on the date of grant, ratable vesting over 4 years, 10-year term). The stock options comprise 10% of the NEOs’ equity incentives.

Restricted Stock

The NEOs receive 15% of their equity long-term incentive in time-based restricted stock. The shares vest 50% in year three, 25% in year four and 25% in year five. In 2013, the use of restricted stock for the NEOs was replaced with PRSUs measuring Comerica’s Tier 1 Capital ratio. For the 2014 grants, the restricted shares were reinstituted on a small scale to balance our total compensation program, help build long-term value that is realized with continued employment and support our share ownership guidelines.

Forfeiture Provisions

To ensure our equity incentives do not encourage excessive risk taking, a forfeiture provision has been adopted that allows for the Committee to cancel all or a portion of any unvested awards (SELTPP, stock options or restricted stock) if the participant fails to comply with Comerica policies or procedures, violates any law or regulations, engages in negligent or willful misconduct or engages in activity resulting in a significant or material Sarbanes-Oxley control deficiency and such action demonstrates an inadequate sensitivity to the inherent risks of the participant’s division and results in or is likely to result in a material impact (financial or reputational).

The changes made to our long-term incentives emphasize performance-based awards.

 SUMMARY OF 2014 COMPENSATION DESIGN CHANGES

AEI	LTEI	SELTPP
Short-Term Cash Performance Program	Long-Term Cash Performance Program	Long-Term Equity Performance Program
Absolute Adjusted EPS (75%)	Relative Adjusted EPS Growth (50%)	Absolute Adjusted ROCE

Absolute Adjusted ROA (25%)	Relative Adjusted ROA (50%)	Relative TSR – negative modifier

Annual Measurement Period (2014)	3 Year Historical (2012 – 2014)	3 Year Prospective (2014 – 2016)

The new programs for 2014:

•	Utilize differing key metrics that align with financial performance and measure varying time horizons providing a broader performance assessment
•	Incorporate both relative and absolute performance measures and a negative TSR modifier to better align with shareholders
•	Maintain certain effective elements from the current programs to provide consistency for participants
•	Further align with regulatory expectations

 STOCK OWNERSHIP GUIDELINES

We have stock ownership guidelines that encourage senior officers, including the NEOs, to own a significant amount of Comerica stock. The stock ownership guidelines are a multiple of annual base salary. Senior officers have five years from the time they are promoted or named to a senior leadership position to achieve the targeted ownership levels. If, after five years, the individual does not meet the ownership guideline, he/she will be required to retain 50% of all after-tax shares from restricted stock vestings or stock option exercises.

During 2012 and 2013, we conducted benchmarking studies comparing our ownership policy to the marketplace. The results of both studies showed that our stock ownership guidelines covered more individuals than is typical in other organizations. The officers subject to the guidelines have significant leadership roles and, accordingly are subject to the guidelines. However, to align more to market practices, changes to the ownership levels were made effective in January of 2014. The CEO multiple increased from 5 times salary to 6 times salary and the Executive Vice President (Level I) multiple decreased from 3 times salary to 2 times salary.

Internal Grade Level	2013 Salary Multiple	2014 Salary Multiple
CEO	5X	6X
Vice Chair	3X	3X
EVP (Level II)	3X	3X
EVP (Level I)	3X	2X
SVP	1X	1X

Utilizing stock ownership guidelines helps to align leadership with shareholder interests and to reinforce focus on the long-term success of Comerica. For purposes of the stock ownership guidelines, stock ownership includes:

•	Unvested shares of time-based restricted stock or restricted stock units and the PRSUs granted in 2013;
•	All shares owned by the senior officer;
•	Shares held in trust where the senior officer retains beneficial ownership; and
•	Any shares accumulated through employee benefit plans, such as deemed investments in Comerica common stock under a deferred compensation plan.

As of December 31, 2013, all NEOs who have held their current title for at least five years have met their respective stock ownership guideline levels.

Other Compensation Practices and Policies

EMPLOYMENT CONTRACTS AND SEVERANCE OR CHANGE OF CONTROL AGREEMENTS

Change of Control Agreements

We maintain change of control agreements with all of our NEOs. Change of control agreements are customary in the banking industry and among our peers and aid us in attracting and retaining executives. The goal of these agreements is to make an executive neutral to any change of control by reducing personal uncertainty. In addition, they help to encourage continuity in management throughout the completion of a transaction.

If a change of control of Comerica occurs, each NEO will have a right to continued employment for a period of 30 months from the date of the change of control (the “Employment Period”).

If the executive dies or becomes disabled during the Employment Period, the executive or his or her beneficiary will receive accrued obligations, including salary, pro rata bonus, deferred compensation and vacation pay, and death or disability benefits.

If Comerica terminates the executive’s employment for a reason other than cause or disability, or the executive terminates for good reason during the Employment Period, the agreement provides the following severance benefits (“Change of Control Benefits”):

•	any unpaid base salary through the date of termination;
•

a proportionate bonus based upon the highest annual bonus he or she earned during any of the last three fiscal years prior to the change of control or during the most recently completed fiscal year following the change of control (“highest annual bonus”);

•

an amount equal to three times the sum of the executive’s annual base salary plus the executive’s highest annual bonus earned during any of the last three fiscal years prior to the change of control or during the most recently completed fiscal year;

•

a payment equal to the excess of: (a) the retirement benefits he or she would receive under Comerica’s defined benefit pension and excess plans or Retirement Account Plan, as applicable, if he or she continued to be employed for three years after the date his or her employment was terminated, over (b) the retirement benefits he or she actually accrued under the plans as of the date of termination;

•

provision of health, accident, disability and life insurance benefits for three years after the executive’s employment terminates, unless he or she becomes eligible to receive comparable benefits during the three-year period; and

•	outplacement services.

These amounts would be paid in a lump sum with the exception of the health, accident, disability and life insurance benefits and the payment of outplacement services, which would be paid as the expenses were incurred. All payments would be made by Comerica or the surviving entity.

Change of control agreements entered into in 2008 and before included an excise tax benefit and a window period feature. Accordingly, Mr. Babb, Mr. Farmer and Mr. Fulton would also receive the Change of Control Benefits if they resigned for any reason within the 30 days after the one-year anniversary of the change of control. Additionally, if any payment or benefit to such executives under the agreement or otherwise were subject to the excise tax under Section 4999 of the Internal Revenue Code, the executive would receive an additional payment in an amount sufficient to make the executive whole for any such excise tax. However, if such payments (excluding additional amounts payable due to the excise tax) did not exceed 110% of the greatest amount that could be paid without giving rise to the excise tax, no additional payments would be made with respect to the excise tax, and the payments otherwise due to the executive would be reduced to an amount necessary to prevent the application of the excise tax. Change of control agreements entered into after 2008 provide that payments and benefits will be reduced to the amount necessary to prevent the application of the excise tax if such reduction would result in the executive retaining a greater amount on a net after-tax basis than if they were not reduced.

Comerica has not entered into any new agreements since 2008 that include the excise tax benefit and window period provisions. Furthermore, Comerica will not include these provisions in new agreements going forward.

Supplemental Pension and Retiree Medical Agreement with Ralph W. Babb, Jr.

On May 29, 1998, Comerica entered into a Supplemental Pension and Retiree Medical Agreement with Mr. Babb, which is designed to make him whole with respect to pension benefits that he lost when he left his prior employer to come to Comerica. The agreement was entered into pursuant to an understanding reached when Mr. Babb was hired. This supplemental pension provides Mr. Babb a benefit equal to the amount to which he would have been entitled under Comerica’s defined benefit plan had he been employed by Comerica since October 1978 (an additional 17 years of service), less amounts received by him under both Comerica’s defined benefit plan and the defined benefit pension plans of his prior employer. In addition, Comerica will provide Mr. Babb and his spouse with retiree medical and accidental insurance coverage for his and her lifetime on a basis no less favorable than such benefits were provided to them as of the date of the agreement. For additional information on Mr. Babb’s supplemental pension arrangements, please see the table below entitled, “Pension Benefits at Fiscal Year-End 2013.”

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

It is Comerica’s intention generally to design its executive compensation programs to maximize the deductibility of executive compensation under the Internal Revenue Code. However, the Committee reserves the right in the exercise of its business judgment to establish appropriate compensation levels for executive officers that may exceed the limits on tax deductibility established under Section 162(m) of the Internal Revenue Code or not satisfy the performance-based award exception under Section 162(m), and therefore would not be deductible.

Participation in the TARP Capital Purchase Program imposed additional limitations under Section 162(m) of the Internal Revenue Code. During the TARP period, Comerica’s deduction for annual compensation for the Section 162(m) “covered executives” was limited to $500,000 and the “performance-based exception” of Section 162(m) was not available. As a result, certain portions of our executive officers’ compensation attributable to services during our TARP participation period (November 14, 2008 to March 17, 2010) may not be deductible when paid. Such additional deductibility limitations ceased with respect to compensation earned after Comerica’s redemption on March 17, 2010 of the preferred stock issued under the TARP Capital Purchase Program.

The aggregate nondeductible portion of cash compensation paid or earned with respect to 2013 performance and of any value received in 2013 from prior equity awards is estimated to be approximately $1.7 million. The primary component of this nondeductible compensation is the value of restricted stock awards granted in prior years that vested in 2013. At a 35% federal tax rate, the aggregate cost to Comerica associated with the inability to deduct this compensation in 2013 is approximately $1.1 million, or approximately $0.006 per share outstanding as of December 31, 2013.

STOCK GRANTING POLICY

Comerica’s stock-based grants are governed by the Stock Granting Policy. In general, the policy states that annual stock-based grants to eligible employees will be made once per year during the first regularly scheduled meeting of the Committee in a calendar year. This meeting typically takes place toward the end of January.

The Stock Granting Policy also governs the granting of off-cycle awards. Off-cycle awards include such things as grants to new hires and grants for retention purposes or special recognition. With respect to grants made to newly hired employees, the grant date is typically determined based on their start date with Comerica. Generally, individuals who start employment during the first half of the month will receive their grant on the last day of that month, and individuals who start employment during the last half of the month will receive their grant on the 15th day of the subsequent month. In all cases, the grant date will be adjusted if the prescribed date is not a trading day for the NYSE. The exercise price of stock options is the closing price of Comerica’s stock on the grant date. Other off-cycle awards are normally approved at a regularly scheduled meeting of the Committee, and the grant date is the date of the Committee meeting. Additionally, the CEO may make off-cycle option grants to existing employees who are not executive officers for promotions and for retention purposes. Such option grants are made on the same schedule as off-cycle grants approved by the Committee and may not exceed 5,000 shares per individual per calendar year.

CLAWBACK POLICIES

Comerica has the following clawback policies and provisions:

•

Recoupment policy in response to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and shareholder feedback. The recoupment policy provides that in the event we are required to prepare an accounting restatement of our financial statements due to material noncompliance with any financial reporting requirement under the securities laws, the Board will require reimbursement or forfeiture of certain incentive-based compensation received by any current or former executive officer during the three-year period preceding the date on which the accounting restatement is required. The clawback pertains to any excess income derived by the executive officer based on materially inaccurate accounting statements.

•

Clawback provision of the Sarbanes Oxley Act of 2002, which generally requires our Chief Executive Officer and Chief Financial Officer to reimburse us for any bonus or other incentive- or equity-based compensation and any profits on sales of Comerica stock that they receive within the 12-month period following the issuance of financial information if there is an accounting restatement because of material noncompliance, as a result of misconduct, with any financial reporting requirement under the federal securities laws.

•

Clawback provisions of our shareholder approved Long-Term Incentive Plan, which provide that the Committee has the express right to cancel an option or restricted stock grant if the Committee determines in good faith that the recipient has engaged in conduct harmful to Comerica, such as having: (i) committed a felony; (ii) committed fraud; (iii) embezzled; (iv) disclosed confidential information or trade secrets; (v) been terminated for cause; (vi) engaged in any activity in competition with our business or the business of any of our subsidiaries or affiliates; or (vii) engaged in conduct that adversely affected Comerica.

•	Forfeiture provisions described on pages 55-56, above.

COMPENSATION POLICIES AND PROCEDURES THAT AFFECT RISK MANAGEMENT

Since 2011, Comerica, similar to other large banking organizations, has been subject to a continuing review of incentive compensation policies and practices by representatives of the Federal Reserve Board, the Federal Reserve Bank of Dallas and the Texas Department of Banking. As part of that review, we have undertaken a thorough analysis of all the incentive compensation programs throughout the organization, the individuals covered by each plan and the risks inherent in each plan’s design and implementation. We use incentive compensation plans as part of the total reward package for a significant number of employees, as well as our executive officers. In this section, we describe some of our policies regarding use and management of incentive compensation plans, and how we manage risks arising from the use of incentive compensation.

How We Consider Risk When Structuring Incentive Compensation Programs

•

Our Philosophy.    Some risk-taking is an inherent part of operating a business. However, we strive to embed a culture of risk management throughout Comerica. Our compensation programs are designed to encourage management of risk and discourage inappropriate risk-taking by utilizing a diverse portfolio of incentive compensation programs and risk balancing mechanisms for our executives and other senior employees that is expected to reward the desired behavior and results.

•

Our Programs.    To appropriately allocate risk, we use incentives differently, based on job type. For example, our NEOs and senior officers participate in the MIP, which is the vehicle that provided the AMI and LMI, and will provide the AEI and LTEI in 2014. These are employees with broader, Comerica-wide and/or strategic responsibilities. Accordingly, MIP award funding is based on corporate performance (adjusted EPS and adjusted ROCE for 2013 and adjusted EPS and adjusted ROA for 2014). Other employees participate in incentive plans designed to support the business objectives of the line of business in which they reside, such as commission plans that are used to create a strong sales culture.

How We Identify Potential Risks Arising from Incentive Compensation

•

Through Board Review.    The Committee at least annually reviews the structure and components of our compensation arrangements, the material potential sources of risk in our business lines and compensation arrangements, and various policies and practices of Comerica that mitigate this risk. Within this framework, the Committee discusses the parameters of acceptable and excessive risk-taking and the general business goals and concerns of Comerica, including the need to attract, retain and motivate top tier talent. In particular, the Committee focuses on the risks associated with the design of each plan, particularly higher risk incentive plans, the mitigation factors that exist for each plan, additional factors that could be considered and an overall risk assessment with respect to the plans. The risks with regard to employee compensation plans are assessed based on the plan design features and financial impact (i.e., the potential award size) of each plan. Plan design features that could increase risk, if not for the presence of mitigating factors, have been identified as follows: uncapped sales commissions, plans with significant maximum payouts, and plans without a link to corporate performance or business line results. All of our plans have links to corporate or business line results that allow for funding to be adjusted downward, and our governance procedures ensure awards are reviewed for appropriateness before they are distributed.

•

Through Third-Party Review.    In 2012, Comerica’s management engaged Towers Watson, a nationally known consulting firm, to assist Comerica with its risk assessment of compensation plans. The assessment was intended to help Comerica identify attributes of our incentive plans which may incent excessive risk or governance and control procedures which may need to be strengthened around incentive administration. A detailed review was conducted in 2012 for 2013 plan design, where Towers Watson’s report (which was reviewed and accepted by Comerica’s risk management leadership) indicated none of our plans appeared to be structured in a manner that would encourage behavior that might lead to taking excessive business risks.

How We Manage Potential Risks Arising from Incentive Compensation

•

By using internal controls to mitigate business risk.    Internal controls include the following: a clear separation of operation and production/origination roles; having employees in different roles work in concert with one another so that one individual cannot take risky actions independently, and a robust internal audit process to provide oversight.

•

By identifying “risk-taking” employees throughout the organization.    Using the principles articulated in the Federal Reserve’s Guidance on Sound Incentive Compensation Policies, Comerica created a systematic methodology to review our entire population based on their job function and specifically considered the inherent risk associated with each position to identify our risk-taking employees. Clear identification of the “risk takers” allows Comerica to ensure their compensation arrangements do not encourage excessive risk-taking.

•

By using risk balancing mechanisms when developing incentive plans and allocating awards.    Several different types of risk balancing mechanisms are employed when designing our incentive compensation plans. The type of mechanism is tailored to the tail risk associated with the objectives of the incentive plan. Some examples of these mechanisms include: clawbacks, performance vesting of compensation, payment deferrals, multi-year performance periods, discretionary judgments, holdbacks and cancelation provisions at the individual and plan level. Overall incentive plan funding calculations are based on business results. The allocation of the resulting incentive pools to specific executives, on the other hand, is based on each such executive’s individual performance, pursuant to manager recommendations made in accordance with our Discretion Policy. The Discretion Policy was adopted in 2012 and outlines consistent, methodical and transparent guidelines that incorporate the evaluation of risk behaviors for the use of discretion in determining awards for risk-taking employees.

•

By maintaining a strong governance process to manage employee compensation plans.    We have a Business Unit Incentive Oversight Committee (“BUIOC”) comprised of executives who, each year, review and approve incentive plans. The BUIOC was established by the Committee. Members of the BUIOC are prohibited from voting on a proposed plan if they oversee groups impacted by that plan. In 2013, the Committee approved the creation of a second oversight group, the Incentive Discretion Committee (“IDC”). The IDC is responsible for reviewing incentive awards and/or award components for risk-taking employees that are based on management discretion. The IDC retains the final authority to revise proposed incentive compensation awards to help ensure appropriate risk balance is achieved; however, it does not have such authority over incentive awards for the NEOs and certain other senior corporate executives, since their awards are directly reviewed and approved by the Committee.

•

By subjecting incentive compensation to a recoupment (clawback) policy and forfeiture provisions.    The recoupment policy was implemented in 2010 and is explained more fully on page 60. The forfeiture provisions were implemented in 2014 and are explained more fully on pages 55-56.

•

By using performance measures that include or adjust for risk.    Under the MIP, we use performance metrics that are closely correlated to shareholder return. These implicitly include an important risk focus. Under other incentive plans, we incorporate risk adjustment tools (such as profitability measures, risk ratings, probability of default, etc.), in addition to performance against strategic goals in determining award amounts. All plans allow for the cancelation or reduction of funding for unforeseen events that impact the business line’s or Comerica’s results, notwithstanding positive formulaic results to the contrary.

Based on the factors identified above, we have determined that risks arising from Comerica’s employee compensation plans are not reasonably likely to have a material adverse effect on Comerica. Further, it is both the Committee’s and management’s intent to continue to evolve our processes going forward by monitoring regulations and best practices for sound incentive compensation.

GOVERNANCE, COMPENSATION AND NOMINATING COMMITTEE REPORT

The Governance, Compensation and Nominating Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on that review and those discussions, it recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in Comerica’s proxy statement.

The Governance, Compensation and Nominating Committee

Richard G. Lindner, Chairman

Roger A. Cregg

Jacqueline P. Kane

Alfred A. Piergallini

February 25, 2014

Compensation Tables

The following table summarizes the compensation of our NEOs: the Chief Executive Officer of Comerica, the Chief Financial Officer of Comerica, and the three other most highly compensated executive officers of Comerica who were serving at the end of the fiscal year ended December 31, 2013.

2013 SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year	Salary ($)	Bonus(1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5) ($)	All Other Compensation (6) ($)	Total ($)
Ralph W. Babb, Jr.	2013	1,236,154	0	3,166,123	314,729	1,736,000	0	10,200	6,463,206
Chairman of the Board,	2012	1,210,512	0	2,761,680	1,047,682	2,120,485	3,092,215	10,000	10,242,574
President and Chief Executive Officer, Comerica Incorporated and Comerica Bank	2011	1,170,873	0	2,127,040	1,349,010	2,416,944	2,745,500	9,800	9,819,167
Karen L. Parkhill	2013	606,000	0	506,850	49,885	599,745	0	22,950	1,785,430
Vice Chairman and Chief	2012	592,692	0	473,600	181,230	669,822	0	19,604	1,936,948
Financial Officer, Comerica Incorporated and Comerica Bank	2011	218,942	792,222	1,131,078	505,800	357,778	0	991,242	3,997,062
Lars C. Anderson	2013	631,000	0	506,850	49,885	617,238	0	22,950	1,827,923
Vice Chairman,	2012	617,692	0	503,200	189,860	802,556	0	26,250	2,139,558
Comerica Incorporated and Comerica Bank	2011	600,000	0	1,818,150	280,800	907,667	0	261,616	3,868,233
Curtis C. Farmer	2013	611,000	0	506,850	49,885	642,424	0	22,950	1,833,109
Vice Chairman,	2012	597,692	0	497,280	181,230	849,723	0	22,500	2,148,425
Comerica Incorporated and Comerica Bank	2011	571,393	0	410,550	257,400	912,635	0	22,050	2,174,028
J. Michael Fulton	2013	581,731	0	440,960	43,808	472,182	8,967	10,200	1,557,848
Executive Vice President,	2012	569,358	988	322,640	120,820	593,841	1,055,890	10,000	2,673,537
Comerica Incorporated and Comerica Bank	2011	547,854	0	391,000	234,000	661,540	884,586	9,800	2,728,780

Footnotes:

(a)	Current position held by the NEO as of March 11, 2014.

(1)

As an incentive for Ms. Parkhill to join Comerica, she was provided with a $500,000 signing bonus and a guaranteed incentive payment. The difference between the amount received under the MIP and Ms. Parkhill’s guaranteed incentive amount is included in this column along with her signing bonus.

As Mr. Fulton was not a NEO with respect to 2012, the Committee considered his financial and non-financial performance and provided Mr. Fulton an additional annual award in the amount of $988 to recognize his contribution to the Company. Specifically, in 2012, Mr. Fulton provided exceptional leadership for the California market, including an increase of average loans for 2012 of 8%, over the prior year, and also was a change agent for strategic initiatives within the Business Bank.

(2)

Represents the aggregate grant date fair value of stock awards granted to each of the NEOs in accordance with Accounting Standards Codification (ASC) 718 and Item 402 of Regulation S-K. For additional information on the assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 16 in the Consolidated Financial Statements in Comerica’s Annual Report on Form 10-K for the year ended December 31, 2013. See the “2013 Grants of Plan-Based Awards” table below for information on awards made in 2013.

Both Ms. Parkhill and Mr. Anderson received a restricted stock unit grant when joining Comerica. Ms. Parkhill was granted 34,200 restricted stock units that vest in thirds in years three, four and five from the date of grant. All units will be distributed as shares on the fifth anniversary of the date of grant.

Mr. Anderson was granted 35,000 restricted stock units to help offset any loss of pension benefits he may have accrued with his former employer. The units vest in thirds in years four, six and eight from the date of grant. All units will be distributed in shares when Mr. Anderson reaches the age of 60.

For both awards, dividend equivalents are accumulated over the vesting period and are converted into additional restricted stock units based on the fair market value of Comerica’s stock price on the date of the relevant dividend payment.

(3)

Represents the aggregate grant date fair value of stock options granted to the NEOs in accordance with ASC 718 and Item 402 of Regulation S-K. The amounts reflect the fair market value at the date of grant for these awards based on a binomial lattice valuation. See the “2013 Grants of Plan-Based Awards” table below for information on awards made in 2013. The binomial value assigned to an option as of each grant date is as follows:

Option Value
2011	$11.70
2012	$ 8.63
2013	$ 9.07

Due to Ms. Parkhill’s hire date, her grant was done separately in 2011, making her binomial value $8.43. For additional information on the valuation assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 16 in the Consolidated Financial Statements in Comerica’s Annual Report on Form 10-K for the year ended December 31, 2013.

(4)

Represent incentive awards, if any, under Comerica’s MIP based on Comerica’s adjusted ROCE and adjusted EPS growth performance for the relevant one-year and three-year performance periods. Awards were prorated in the event the NEO was not employed by Comerica during the entire performance period.

(5)

Represents the aggregate change in the actuarial present value of the individual’s accumulated benefit under the defined benefit plan and SERP. For Mr. Babb, this number was $(133,141). Pursuant to SEC rules, because the change was negative, the table reflects a change of “0.” The primary reason for the reduction in the actuarial present value is an increase in long-term discount rates. The years of service credited to Mr. Babb under the SERP include the 17 years of service that Comerica agreed to provide Mr. Babb upon commencing his employment with Comerica. For additional explanation on this matter, see “Supplemental Pension and Retiree Medical Agreement with Ralph W. Babb, Jr.” on page 59. Since Ms. Parkhill, Mr. Anderson and Mr. Farmer were hired after January 1, 2007, they are not eligible to participate in the qualified pension plan or the SERP. See “Pension Benefits at Fiscal Year-End 2013” for more information.

Comerica has not provided above-market or preferential earnings on any nonqualified deferred compensation and, accordingly, no such amounts are reflected in the column.

(6)	2013 amounts for each of the NEOs include a matching contribution under Comerica’s 401(k) savings plan and/or Retirement Account Plan, and ESPP program as follows:

NEO	401(k) Match	Retirement Account Plan	ESPP Match
Ralph W. Babb, Jr.	$10,200	N/A	--
Karen L. Parkhill	$10,200	$12,750	--
Lars C. Anderson	$10,200	$12,750	--
Curtis C. Farmer	$10,200	$12,750	--
J. Michael Fulton	$10,200	N/A	--

The following table provides information on grants of awards to NEOs in the fiscal year ended December 31, 2013 under Comerica’s plans, as well as potential payouts for each of the NEOs under the AMI and LMI for the annual performance period covering 2013 and the three-year performance period covering 2011-2013. Where applicable, the estimated future payout values are prorated for the time Comerica was a participant in TARP during the performance period. For more information on our equity compensation plans, see the “Long-Term Incentives” section of the “Compensation Discussion and Analysis.”

2013 GRANTS OF PLAN-BASED AWARDS

	Award Type	Date Award Approved	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards(6)
				Threshold ($)	Target ($)	Maximum(2) ($)	Threshold (#)	Target (#)	Maximum (#)
Ralph W. Babb, Jr.	Cash Incentive			0	1,860,000	3,720,000
	PRSUs	01/22/2013	01/22/2013				51,535	93,700	93,700			3,166,123
	Options	01/22/2013	01/22/2013							34,700	33.79	314,729
Karen L. Parkhill	Cash Incentive			0	743,111	1,486,222
	PRSUs	01/22/2013	01/22/2013				8,250	15,000	15,000			506,850
	Options	01/22/2013	01/22/2013							5,500	33.79	49,885
Lars C. Anderson	Cash Incentive			0	822,900	1,645,800
	PRSUs	01/22/2013	01/22/2013				8,250	15,000	15,000			506,850
	Options	01/22/2013	01/22/2013							5,500	33.79	49,885
Curtis C. Farmer	Cash Incentive			0	796,900	1,593,800
	PRSUs	01/22/2013	01/22/2013				8,250	15,000	15,000			506,850
	Options	01/22/2013	01/22/2013							5,500	33.79	49,885
J. Michael Fulton	Cash Incentive			0	510,563	1,021,126
	PRSUs	01/22/2013	01/22/2013				7,178	13,050	13,050			440,960
	Options	01/22/2013	01/22/2013							4,830	33.79	43,808

Footnotes:

(1)

Reflects the potential payments for each of the NEOs under the AMI and the LMI for the annual performance period covering 2013 and the three-year performance period covering 2011-2013. Where applicable, for Ms. Parkhill, the values are prorated based on the period of time she has been employed by Comerica. Refer to the “Short-Term Incentive” and “Long-Term Incentives” portions of the “Compensation Discussion and Analysis” section above for additional information. Because there is the possibility of no incentive funding if Comerica does not meet its performance objectives, the threshold is deemed to be zero. Incentives earned under the AMI and the LMI for the one-year and three-year performance periods in 2013 and 2011-2013 are shown in the Non-Equity Incentive Compensation Plan column of the 2013 Summary Compensation Table.

(2)

As described in the “Compensation Discussion and Analysis” section above, the maximum stated for each NEO under the MIP represents the maximum amount that could be funded for each NEO based upon the achievement of the performance criteria, the NEO’s officer level and the NEO’s base salary. Where applicable, for Ms. Parkhill, the values are prorated based on the period of time she has been employed by Comerica.

(3)

PRSUs were granted to NEOs in January 2013. Unless an award is forfeited prior to vesting, PRSUs are subject to 3 year cliff vesting, subject to certain performance conditions. Refer to the “Long-Term Incentives” portion of the “Compensation Discussion and Analysis” section above for more information.

(4)	Reflects the number of stock options granted to the NEOs in January 2013. Option awards generally have a 10-year term and become exercisable annually in 25% increments.

(5)	The closing price of Comerica’s common stock per share on January 22, 2013.

(6)

Represents the fair value (at grant date) of stock options and PRSU awards granted to applicable NEOs in 2013. The PRSUs are calculated using the closing stock price on the date of grant. The stock option grant value is based on a binomial lattice valuation. The binomial value assigned to the option grant in January 2013 was $9.07.

The following table provides information on stock option, restricted stock, PRSU and restricted stock unit grants awarded under the Long-Term Incentive Plan for each NEO that were outstanding as of the end of the fiscal year ended December 31, 2013. The market value of the stock awards is based on the closing market price of Comerica’s common stock on December 31, 2013 of $47.54 per share. For more information on our equity compensation plans, see the “Long-Term Incentives” section of the “Compensation Discussion and Analysis.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2013

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)

Ralph W. Babb, Jr.	0	34,700(1)	33.79	1/22/2023	93,300(8)	4,435,482	93,700(7)	4,454,498(7)
	30,350	91,050(2)	29.60	1/24/2022	54,400(9)	2,586,176
	57,650	57,650(3)	39.10	1/25/2021	31,500(10)	1,497,510
	46,125	15,375(4)	39.16	7/27/2020	104,000(11)	4,944,160
	83,600	0	17.32	1/27/2019
	100,000	0	37.45	1/22/2018
	100,000	0	58.98	1/23/2017
	100,000	0	56.47	2/15/2016
	175,000	0	54.99	4/21/2015
	150,000	0	52.50	4/16/2014
Karen L. Parkhill	0	5,500(1)	33.79	1/22/2023	16,000(8)	760,640	15,000(7)	713,100(7)
	5,250	15,750(2)	29.60	1/24/2022	10,000(12)	475,400
	30,000	30,000(5)	25.59	8/31/2021	35,561(13)	1,690,584
Lars C. Anderson	0	5,500(1)	33.79	1/22/2023	17,000(8)	808,180	15,000(7)	713,100(7)
	5,500	16,500(2)	29.60	1/24/2022	11,500(9)	546,710
	12,000	12,000(3)	39.10	1/25/2021	36,595(14)	1,739,714
	22,500	7,500(6)	42.24	12/31/2020	15,000(15)	713,100
Curtis C. Farmer	0	5,500(1)	33.79	1/22/2023	16,800(8)	798,672	15,000(7)	713,100(7)
	0	15,750(2)	29.60	1/24/2022	10,500(9)	499,170
	11,000	11,000(3)	39.10	1/25/2021	10,500(10)	499,170
	15,750	5,250(4)	39.16	7/27/2020	3,047(16)	144,854
					10,100(11)	480,154
J. Michael Fulton	0	4,830(1)	33.79	1/22/2023	10,900(8)	518,186	13,050(7)	620,397(7)
	3,500	10,500(2)	29.60	1/24/2022	10,000(9)	475,400
	10,000	10,000(3)	39.10	1/25/2021	9,500(10)	451,630
	13,875	4,625(4)	39.16	7/27/2020	7,516(16)	357,311
	32,000	0	37.45	1/22/2018	10,200(11)	484,908
	32,000	0	58.98	1/23/2017
	32,000	0	56.47	2/15/2016
	40,000	0	54.99	4/21/2015
	40,000	0	52.50	4/16/2014

Footnotes:

(1)	Options vest annually in 25% increments with vesting dates of 1/22/2014, 1/22/2015, 1/22/2016 and 1/22/2017.

(2)	Options vest annually in 25% increments with vesting dates of 1/24/2013, 1/24/2014, 1/24/2015 and 1/24/2016.

(3)	Options vest annually in 25% increments with vesting dates of 1/25/2012, 1/25/2013, 1/25/2014 and 1/25/2015.

(4)	Options vest annually in 25% increments with vesting dates of 7/27/2011, 7/27/2012, 7/27/2013 and 7/27/2014.

(5)	Options vest annually in 25% increments with vesting dates of 8/31/2012, 8/31/2013, 8/31/2014 and 8/31/2015.

(6)	Options vest annually in 25% increments with vesting dates of 12/31/2011, 12/31/2012, 12/31/2013 and 12/31/2014.

(7)

These PRSUs vest in one installment at the end of a three-year performance period. If, during any year in such performance period, Comerica falls below the Tier 1 Capital Threshold defined by the Federal Reserve for well-capitalized banks, 15% of the PRSU target award will be forfeited, with a maximum reduction of 45% of the target award. The number of PRSUs included in the total represents the portion that is not subject to such reduction as of December 31, 2013. The PRSUs are settled in stock, with accrued dividend equivalent paid out annually in cash.

(8)	These shares of restricted stock vest on January 24, 2017.

(9)	These shares of restricted stock vest on January 25, 2016.

(10)	These shares of restricted stock vest on July 27, 2015.

(11)

These shares of restricted stock vest on January 27, 2014. For Mr. Babb, they include 58,000 shares granted to Mr. Babb in lieu of the cash payment that he would have otherwise received under the MIP for the one-year period ending December 31, 2008.

(12)	These shares of restricted stock vest on August 31, 2016.

(13)

These restricted stock units vest on 8/31/2014, 8/31/2015 and 8/31/2016. Award will be settled in shares August 31, 2016. Total includes the original grant of 34,200 units and dividend equivalents of 1,361 units at December 31, 2013. For more information, see footnote (2) of the 2013 Summary Compensation Table.

(14)

These restricted stock units vest on 1/25/2015, 1/25/2017 and 1/25/2019. Award will be settled in shares March 4, 2021. Total includes the original grant of 35,000 units and dividend equivalents of 1,595 units at December 31, 2013. For more information, see footnote (2) of the 2013 Summary Compensation Table.

(15)	These shares of restricted stock vest on December 31, 2015.

(16)	These shares of restricted stock vest on November 17, 2014.

The following table provides information concerning the exercise of stock options and the vesting of restricted stock during the fiscal year ended December 31, 2013 for each of the NEOs. For more information on our equity compensation plans, see the “Long-Term Incentives” section of the “Compensation Discussion and Analysis.”

2013 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ralph W. Babb, Jr.(1)	0	0	34,000	1,148,860
Karen L. Parkhill	0	0	0	0
Lars C. Anderson	0	0	0	0
Curtis C. Farmer(2)	26,900	355,668	6,000	268,140
J. Michael Fulton(3)	15,700	259,678	10,000	337,900

Footnotes:

(1)	Upon the lapse of restrictions, 34,000 restricted shares vested with a closing market price of $33.79 on January 22, 2013.

(2)

Upon the lapse of restrictions, 6,000 restricted shares vested with a closing market price of $44.69 on November 14, 2013. Mr. Farmer exercised 12,500 stock options on February 7, 2013 with an exercise price of $21.95, 9,150 stock options with an exercise price of $17.32 and 5,250 stock options with an exercise price of $29.60. The average market price of the 7,331 shares received upon the exercise of stock options that were sold on that date was $35.09.

(3)

Upon the lapse of restrictions, 10,000 restricted shares vested with a closing market price of $33.79 on January 22, 2013. Mr. Fulton exercised 15,700 stock options on January 28, 2013 with an exercise price of $17.32. The average market price of the 4,787 shares received upon the exercise of stock options that were sold on that date was $33.86.

The following table gives information with respect to each plan that provides for payments or other benefits at, following, or in connection with retirement, including, without limitation, tax-qualified defined benefit plans and supplemental executive retirement plans, but excluding tax-qualified defined contribution plans and nonqualified defined contribution plans. In the table below, the Comerica Incorporated Retirement Plan is referred to as the “Pension Plan”, and the supplemental executive retirement plan, or Benefit Equalization Plan, is referred to as the “SERP”. Since Ms. Parkhill, Mr. Anderson and Mr. Farmer were hired after January 1, 2007, they are not eligible to participate in the Pension Plan or the SERP. For more information, see the “Retirement Benefits” section of the “Compensation Discussion and Analysis.”

PENSION BENEFITS AT FISCAL YEAR-END 2013(1)

Name	Plan Name	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
	Pension Plan	17.58	2,430,278	0
Ralph W. Babb, Jr.	SERP	35.58	16,130,363	0

	Total Pension Value		18,560,641	0
	Pension Plan	42.67	2,373,923	0
J. Michael Fulton	SERP	42.67	4,557,143	0

	Total Pension Value		6,931,066	0

Footnotes:

(1)

This table shows the actuarial present value of accumulated benefits payable to the applicable NEOs, based on the final average monthly compensation and the number of years of service credited at December 31, 2013. The actuarial assumptions used to determine the present values are consistent with those used in Comerica’s financial statements, except that, as required by SEC regulations, the assumed retirement age is the normal Pension Plan retirement age of 65 or the executive’s current age, if later. For these purposes, the actuarial assumptions under both plans include a discount rate of 5.17%; post-retirement mortality projections from the RP2000 Combined Healthy Mortality Table for males and females projected to 2021 using Scale AA; no assumed pre-retirement mortality; and that payments are projected to commence at the greater of participant age 65 and current age for active participants in the form of a single life annuity.

(2)

The years of service credited to Mr. Babb under the SERP include 17 years of service that Comerica contractually agreed to provide Mr. Babb at the time he was hired to equalize the effect of his departure from his previous employer. Using the same actuarial assumptions as set forth in footnote 1, the 17 years of service are valued at $10,025,535.

At December 31, 2013, Mr. Fulton had 42.67 years of benefit service in each plan and Mr. Babb had 35.58 years of benefit service in the SERP. However, benefits payable at early or normal retirement under the Pension Plan and the SERP are limited to a 35-year service cap. The cap for benefits payable at a late retirement (after age 65) is described below.

The Pension Plan is a tax-qualified defined benefit pension plan and a consolidation of the former Manufacturers National Corporation Pension Plan, the Comerica Incorporated Retirement Plan and pension plans of other companies acquired by Comerica. The Pension Plan, in general, was closed to new hires on and after January 1, 2007. Participation in the Pension Plan was redefined in 2011 to include those individuals who are actively accruing benefits in the Pension Plan as of December 22, 2011. Participants on December 22, 2011 who subsequently terminate employment and are rehired may not reenter the Pension Plan. As of December 23, 2011, new hires and rehires may become eligible to participant in the Retirement Account Plan.

The Pension Plan provides the following types of benefits:

•

Early retirement. Early retirement age under the Pension Plan is 55. A participant with 10 years of service may retire at early retirement age, or thereafter, and receive payment of his or her accrued benefit, reduced by an early retirement reduction factor for commencement prior to normal retirement age. As of December 31, 2013, Mr. Babb and Mr. Fulton were eligible for early retirement.

•	Normal retirement. Normal retirement age under the Pension Plan is 65. As of December 31, 2013, none of the NEOs were eligible for retirement.

•

Late Retirement. Retirement after age 65, the normal retirement date, is a late retirement under the Pension Plan. A participant who retires under the late retirement provision will receive a benefit equal to the greater of a) a benefit calculated using final average pay and service (capped at 35 years) as of the late retirement date or b) a benefit, calculated using final average pay and service (capped at 35 years) as of the normal retirement date, actuarially increased to the late retirement date. As of December 31, 2013, none of the NEOs were eligible for late retirement.

•

Vested separated retirement. After five years of service with Comerica, an eligible employee is vested in the Pension Plan. Such an employee receives a vested separated retirement benefit at the time of voluntary termination even if such employee is not eligible for retirement, reduced by a vested separated retirement factor for commencement prior to normal retirement age. As of December 31, 2013, none of the NEOs were eligible for a vested separated retirement benefit.

•

Disability. After attainment of age 50 and fifteen years of service with Comerica, an eligible employee would receive a benefit in the event of total disability. As of December 31, 2013, Mr. Babb and Mr. Fulton had satisfied the service requirements for disability benefits.

•

Death. If an eligible employee who has earned a vested accrued benefit dies prior to electing an optional form of benefit, the eligible employee’s surviving spouse, if any, would receive the same benefit that would be payable if the eligible employee had separated from service on the date of death and elected an immediate joint and 50% survivor annuity as of the date of death or at the earliest retirement age, if later. Of the NEOs, Mr. Babb and Mr. Fulton have earned a death benefit.

A participant may not receive multiple levels of benefits under the Pension Plan.

A participant who retires under the Pension Plan receives a pension comprised of two parts. The first part is the pension based on the service the participant accrued under one of the aforementioned plans on the day prior to the January 1, 1994 merger of those plans into the Pension Plan. The second part is the sum of (i) nine-tenths of one percent times the participant’s final average monthly compensation, times the participant’s years of benefit service since January 1, 1994 (total service not to exceed 35); plus (ii) seven tenths of one percent times the participant’s final average monthly compensation in excess of the participant’s covered compensation (the average of the taxable wage bases in effect for each calendar year during the 35-year period ending on the last day of the calendar year in which the participant attains Social Security Retirement Age), times the participant’s years of benefit service since January 1, 1994 (total service not exceeding 30).

Final average monthly compensation is a participant’s aggregate monthly compensation for the 60 consecutive calendar months that fall within the 120 calendar months preceding the participant’s retirement or separation from service prior to retirement, which results in the highest aggregate monthly compensation, divided by 60.

Compensation under the Pension Plan is defined as wages, salary (including salary awarded in the form of phantom salary stock units) and any other amounts received for personal service actually rendered in the course of the employee’s employment with the employer, to the extent such amounts are includible in gross income, plus incentives earned under the management incentive program, inclusive of awards earned under the MIP that the Committee determines will be paid under Comerica’s Long-Term Incentive Plan in lieu of a cash incentive.

The Pension Plan also provides a benefit feature intended to help retiring employees purchase additional health care insurance. This is a level benefit to all employees that is not based on compensation but is based on “points”. “Points” are the participant’s age plus service at termination or retirement not exceeding 100 points. This benefit provides $1.50 per “point” payable monthly commencing on the participant’s normal retirement date. Participants eligible to retire early under the Pension Plan who have also attained age 60 with 10 years of service or who have accumulated 80 points on or after age 55, are entitled to a benefit equal to $3.00 per point payable monthly commencing on their early retirement date and ending on their normal retirement date. For example, a participant retiring at age 60 and with 20 years of service would receive a monthly payment of $240 until his or her normal retirement date and a monthly benefit of $120 thereafter. Those vested employees not meeting the age 60 and 10 years of service or 80 point criteria would receive a flat $1.50 per point monthly benefit commencing on his or her normal retirement date.

In past years, there was some flexibility provided in the IRS regulations to include an additional benefit in the Pension Plan that would otherwise be payable from the Benefit Equalization Plan. Accordingly, certain participants in the Pension Plan are entitled to receive an annual benefit that is the greater of (a) their normal retirement benefit calculated regularly, and (b) their normal retirement benefit calculated applying the 2013 compensation limit for earnings after 2013, but adding a stated additional amount. The NEOs who were eligible for the additional benefit under the Pension Plan at December 31, 2013 are: Mr. Babb, with an additional annual benefit at age 65 of $147,485 and Mr. Fulton, with an additional annual benefit at age 65 of $74,293. The 2013 limit under the Internal Revenue Code on the maximum annual pension that any participant, including any NEO, may receive under a tax-qualified defined benefit plan is $205,000. The maximum annual compensation of any participant that Comerica can consider in computing a pension under a qualified plan is $255,000.

A participant who is unmarried at the time of retirement generally receives a pension in the form of a single life annuity, the annual amount of which is listed in the “Pension Benefits at Fiscal Year-End 2013” table above. A participant who is married at the time of retirement generally receives a pension in the form of a joint and 50% survivor annuity, the amount of which is actuarially equivalent to the single life annuity.

The amounts set forth in the table above are not subject to deduction for Social Security or other offset amounts. The pension benefit formula under each of these plans is designed so that the pension benefits payable are integrated with the Social Security taxable wage base.

In addition to the Pension Plan, Comerica maintains the SERP, which is a consolidation of the nonqualified retirement plans previously maintained by Comerica and Manufacturers National Corporation. The SERP makes up the portion of the retirement benefits lost by participants in the Pension Plan due to limits under the Internal Revenue Code on tax-qualified retirement plans that cap annual compensation which can be taken into account in determining pension benefits, cap the annual benefit that can be paid to any participant and set restrictions when a plan is top-heavy. The SERP includes the amount of certain deferrals that are not included within the compensation definition in the Pension Plan. The SERP benefits are calculated in the form of a 100% joint and survivor annuity if a participant is married and in the form of a life annuity if a participant is not married when payments commence.

The SERP also provides the supplemental pension to Mr. Babb that is described in the May 29, 1998 Supplemental Pension and Retiree Medical Agreement between Comerica and Mr. Babb, referenced on page 59 under “Employment Contracts and Severance or Change of Control Agreements” of the “Compensation Discussion and Analysis” portion of the proxy statement, which serves to equalize the effect that the departure from his prior employer had on Mr. Babb’s pension.

The following table provides information on the nonqualified deferred compensation of the NEOs with respect to the fiscal year ended December 31, 2013. The plans under which these deferrals were made are described in the section entitled “Employee Deferred Compensation Plans” below.

2013 NONQUALIFIED DEFERRED COMPENSATION

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings (Loss) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Ralph W. Babb, Jr.	Deferred Compensation Plan	0	0	0	0	0
	Common Stock Deferred Incentive Award Plan	0	0	708,584	0	1,898,451

	Total Deferred Compensation Balance	0	0	708,584	0	1,898,451
Karen L. Parkhill	Deferred Compensation Plan	0	0	0	0	0
	Common Stock Deferred Incentive Award Plan	0	0	0	0	0

	Total Deferred Compensation Balance	0	0	0	0	0
Lars C. Anderson	Deferred Compensation Plan	53,906	0	20,937	0	184,482
	Common Stock Deferred Incentive Award Plan	0	0	0	0	0

	Total Deferred Compensation Balance	53,906	0	20,937	0	184,482
Curtis C. Farmer	Deferred Compensation Plan	0	0	0	0	0
	Common Stock Deferred Incentive Award Plan	0	0	0	0	0

	Total Deferred Compensation Balance	0	0	0	0	0
J. Michael Fulton	Deferred Compensation Plan	0	0	32,151	0	258,236
	Common Stock Deferred Incentive Award Plan	0	0	108,204	0	289,903

	Total Deferred Compensation Balance	0	0	140,355	0	548,139

Footnotes:

(1)	Amounts represent compensation deferred in the 2013 fiscal year. Amounts are included in the 2013 Summary Compensation Table.

(2)

Amounts represent the total compensation deferred by each NEO, together with earnings net of any losses attributed to each of them in accordance with their investment elections in the hypothetical investments offered. These investments are similar to those offered under Comerica’s Preferred Savings (401(k)) Plan. The deferral contributions made in years prior to 2013 represent base salary or incentives earned under the MIP. Those amounts were included in the Summary Compensation Table in prior years with respect to the NEOs at those times.

Employee Deferred Compensation Plans. Comerica maintains two deferred compensation plans for eligible employees of Comerica and its subsidiaries: the 1999 Comerica Incorporated Amended and Restated Common Stock Deferred Incentive Award Plan (the “Employee Common Stock Deferral Plan”) and the 1999 Comerica Incorporated Amended and Restated Deferred Compensation Plan (the “Employee Investment Fund Deferral Plan”). Under the Employee Common Stock Deferral Plan, eligible employees may defer up to 100% of their incentive awards into units that are functionally equivalent to shares of Comerica common stock. Dividend payments are converted to an equivalent unit value and credited to the employee’s account. Generally, the deferred compensation under the Employee Common Stock Deferral Plan is payable in shares of Comerica’s common stock following termination of service as an employee, over the period elected by the employee, except in the case of termination due to death or separation of service prior to retirement, in which case the deferred compensation is payable in shares of Comerica’s common stock in a single lump sum distribution within ninety days.

Similarly, under the Employee Investment Fund Deferral Plan, eligible employees may defer a portion of their compensation, including up to 60% of salary, and up to 100% of bonus and incentive awards, into units that are functionally equivalent to shares of mutual funds offered under the Employee Investment Fund Deferral Plan. As of 1999, Comerica stock was no longer an investment choice under the Employee Investment Fund Deferral Plan. Any dividend payments are converted to an equivalent unit value and credited to the employee’s account. Generally, the deferred compensation under the Employee Investment Fund Deferral Plan is payable in cash following termination of service as an employee, over the period elected by the employee, except in the case of termination due to death or separation of service prior to retirement, in which case the deferred compensation is payable in cash in a single lump sum distribution within ninety days.

Additionally, upon Comerica’s acquisition of Sterling, Comerica assumed the Sterling Bancshares, Inc. Deferred Compensation Plan (as Amended and Restated). None of the NEOs participate in this plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

AT FISCAL YEAR-END 2013

Ralph W. Babb, Jr.

Benefits and Payments Upon Separation	Early Retirement (1)	For Cause Termination	Change of Control Termination(2)	Disability	Death
Cash Compensation
Base salary/severance	—	—	$10,970,832	$108,430(3)	—
MIP	$1,736,000(4)	—	$2,416,944	$1,736,000	$1,736,000
Equity Compensation
Stock Options	—(5)	—	$2,725,971(8)	—(6)	—(6)
Restricted Stock	$13,463,328(7)	—	$13,463,328(8)	$13,463,328	$13,463,328
PRSUs	—(9)		$4,454,498(8)	—(10)	$4,454,498
Benefits & Other Payments(11)
Pension Plan/SERP(12)	—	—	$3,464,686(13)	—	—
Retirement Account Plan(14)	N/A	N/A	N/A	N/A	N/A
Life Insurance(15)	—	—	$328,680	$6,902	$2,000,000
Medical Insurance Premiums(16)	$649,394	$649,394	$649,394	$649,394	$344,153
Outplacement Assistance	—	—	$8,910(17)	—	—
Tax Assistance	—	—	$6,018,325	—	—
Total	$15,848,722	$649,394	$44,501,568	$15,964,054	$21,997,979

(1)

As Mr. Babb is eligible for early retirement (at least 55 years of age with at least 10 years of service), it is assumed for purposes of this table that instead of a voluntary termination or an involuntary not for cause termination, Mr. Babb would have retired early if he had terminated as of December 31, 2013.

(2)	Please see “Change of Control Agreements” on pages 58-59 for a description of Mr. Babb’s change of control agreement; assumes both change of control and termination occur on December 31, 2013.

(3)	Equals the amount of the monthly disability benefit payable until age 65 based on Mr. Babb’s election to purchase long-term disability coverage with respect to his bonus amounts.

(4)

Subject to the approval of the Committee, if Mr. Babb had retired on December 31, 2013, he would have been eligible to receive a share of any applicable incentive payment provided pursuant to the MIP which is payable in the year 2013 with respect to the one-year and three-year performance periods ended December 31, 2013, in accordance with the terms of the MIP.

(5)

If Mr. Babb had retired on December 31, 2013, no acceleration of stock options would have occurred; however, the options would continue to vest on the terms in effect prior to retirement (with the exception of grants made in the year of retirement, which would be cancelled), and vested options would continue to be exercisable until their expiration date.

(6)

In the event of a termination due to death or disability, no acceleration of stock options would occur; however, any exercisable options would continue to be exercisable for the earlier of the option term or one year (in the case of death) or the earlier of the option term or three years (in the case of disability).

(7)

Assumes that all unvested restricted stock was accelerated. The Committee may, in its discretion, as it has elected to do previously, accelerate an executive’s restricted stock upon the executive’s early retirement. Normally, the Committee would only consider making that determination if the NEO was at least age 55 and, to the extent permitted by applicable state law, the NEO signed a restrictive covenants and general release agreement.

(8)

Represents the value of the acceleration of all unvested, in-the-money equity awards upon a change of control pursuant to Comerica’s equity compensation plans based on Comerica’s closing stock price as of December 31, 2013.

(9)

If Mr. Babb had retired on December 31, 2013, no acceleration of PRSUs would have occurred; however, the PRSUs would continue to vest on the terms, including the performance conditions, in effect prior to retirement.

(10)

As Mr. Babb was eligible for early retirement as of December 31, 2013 (at least 55 years of age with at least 10 years of service), no acceleration of the PRSUs upon disability would occur; however, the PRSUs would continue to vest on the terms, including the performance conditions, in effect prior to disability.

(11)	Does not include payments of deferred compensation which are reflected in the 2013 Nonqualified Deferred Compensation Table on page 72.

(12)

Mr. Babb is eligible for early retirement and for a death and disability benefit under the Comerica Pension Plan and SERP. Because these benefits are already accrued, they are already reflected in the Pension Benefits Table at Fiscal Year-End 2013 Table on page 69 and do not represent additional expense to Comerica.

(13)

Includes the present value of an additional change of control benefit under the Comerica Pension Plan and SERP. Assumptions to calculate this amount are based on assumptions prescribed by the Pension Protection Act (PPA) as a minimum present value for calculating lump sums paid by the Pension Plan. The interest rates used were based on the PPA 3 segment yield curve using a November look back month: 1.19% for the first 5 years, 4.53% for years 5-20 and 5.66% for years after 20. Mortality projections were based on the RR2013-49 Mortality Table for 2014. Payments are projected to commence at age 65 in the form of a lump sum, with an additional three years applied to reduce the interest deferral period.

(14)	Mr. Babb is not eligible to participate in the Retirement Account Plan.

(15)

For “Change of Control Termination,” reflects value of life insurance premiums and calculates such life insurance premiums based upon portability and conversion options in the contract at December 31, 2013. For “Disability,” includes 29 months of Company-paid basic life insurance premiums and assumes that life insurance premiums will remain at December 31, 2013 levels. For “Death,” includes proceeds of life insurance, of which any amount up to $2 million would be paid by Comerica’s life insurance provider.

(16)

Includes the present value of Mr. Babb’s retiree medical benefits for him and his spouse, as provided for Mr. Babb in his Supplemental Pension and Retiree Medical Agreement described in the “Employment Contracts and Severance or Change of Control Agreements” section. Key assumptions used to value Mr. Babb’s retiree medical benefits included a discount rate of 4.59%, mortality projections based on the RP2000 Combined Healthy Mortality Table for males and females projected to 2021 with Scale AA, assumptions of annual per capita costs based on Comerica’s claims experience and assumptions of annual trend rates for future healthcare and prescription drug cost increases of 7.5% in 2014, grading down to 5% in year 2033 and beyond.

(17)	Assumes Mr. Babb has elected to use Comerica’s standard outplacement provider and represents negotiated rate.

Karen L. Parkhill

Benefits and Payments Upon Separation	Voluntary Resignation	Early Retirement (1)	Involuntary Not for Cause Termination(2)	For Cause Termination	Change of Control Termination(3)	Disability	Death
Cash Compensation
Base salary/severance	—	N/A	$608,000	—	$3,833,466	$25,690(10)	—
MIP	—	N/A	—	—	$669,822	$599,745	$599,745
Equity Compensation
Stock Options	—	N/A	—	—	$1,016,680(4)	—(5)	—(5)
Restricted Stock/ Restricted Stock Units	—	N/A	—	—	$2,926,624(4)	$2,926,624	$2,926,624
PRSUs	—	N/A	—	—	$713,100(4)	$713,100	$713,100
Benefits & Other Payments
Pension Plan/SERP(6)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Retirement Account Plan	—	N/A	—	—	$63,129	—	$24,129
Life Insurance(7)	—	N/A	—	—	$74,038	$4,196	$1,216,000
Medical Insurance Premiums(8)	—	N/A	$2,484	—	$35,496	$24,012	$2,958
Outplacement Assistance	—	N/A	$8,910(9)	—	$8,910(9)	—	—
Tax Assistance	—	N/A	—	—	—	—	—
Total	—	N/A	$619,394	—	$9,341,265	$4,293,367	$5,482,556

(1)	Ms. Parkhill is not eligible for retirement or early retirement under Comerica’s plans.

(2)	Includes amounts payable under Comerica’s standard severance plan available for all salaried employees.

(3)

Please see “Change of Control Agreements” on pages 58-59 for a description of Ms. Parkhill’s change of control agreement; assumes both change of control and termination occur on December 31, 2013. For “Retirement Account Plan,” $51,750 would be paid outside of the Retirement Account Plan pursuant to Ms. Parkhill’s change of control agreement.

(4)

Represents the value of the acceleration of all unvested, in-the-money equity awards upon a change of control pursuant to Comerica’s equity compensation plans based on Comerica’s closing stock price as of December 31, 2013.

(5)

In the event of a termination due to death or disability, no acceleration of stock options would occur; however, any exercisable options would continue to be exercisable for the earlier of the option term or one year (in the case of death) or the earlier of the option term or three years (in the case of disability).

(6)	Since Ms. Parkhill was hired after January 1, 2007, she is not eligible to participate in the qualified pension plan or the SERP.

(7)

For “Change of Control Termination,” reflects value of life insurance premiums and calculates such life insurance premiums based upon portability and conversion options in the contract at December 31, 2013. For “Disability,” includes 29 months of Company-paid basic life insurance premiums and assumes that life insurance premiums will remain at December 31, 2013 levels. For “Death,” includes proceeds of life insurance, of which any amount up to $2 million would be paid by Comerica’s life insurance provider.

(8)

Assumes that medical, dental and vision insurance premiums will remain at December 31, 2013 levels; for “Disability,” includes 29 months of Company-paid medical coverage based on Ms. Parkhill’s 2013 election to participate in Comerica’s medical plan coverage and for “Death,” includes 3 months of COBRA for family members based on Ms. Parkhill’s 2013 election to participate in Comerica’s medical plan coverage.

(9)	Assumes Ms. Parkhill has elected to use Comerica’s standard outplacement provider and represents negotiated rate.

(10)	Equals the amount of the monthly disability benefit payable until age 65 based on Ms. Parkhill’s election to purchase long-term disability coverage with respect to her bonus amounts.

Lars C. Anderson

Benefits and Payments Upon Separation	Voluntary Resignation	Early Retirement(1)	Involuntary Not for Cause Termination(2)	For Cause Termination	Change of Control Termination(3)	Disability	Death
Cash Compensation
Base salary/severance	—	N/A	$633,000	—	$4,622,001	—	—
MIP	—	N/A	—	—	$907,667	$617,238	$617,238
Equity Compensation
Stock Options	—	N/A	—	—	$512,665(4)	—(5)	—(5)
Restricted Stock/Restricted Stock Units	—	N/A	—	—	$3,807,704(4)	$3,807,704	$3,807,704
PRSUs	—	N/A	—	—	$713,100(4)	$713,100	$713,100
Benefits & Other Payments(6)
Pension Plan/SERP(7)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Retirement Account Plan	$39,284	N/A	$39,284	$39,284	$80,884	$39,284	$39,284
Life Insurance(8)	—	N/A	—	—	$98,874	$4,369	$1,266,000
Medical Insurance Premiums(9)	—	N/A	$3,225	—	$44,882	$31,175	$3,741
Outplacement Assistance	—	N/A	$8,910(10)	—	$8,910(10)	—	—
Tax Assistance	—	N/A	—	—	—	—	—
Total	$39,284	N/A	$684,419	$39,284	$10,796,687	$5,212,870	$6,447,067

(1)	Mr. Anderson is not eligible for retirement or early retirement under Comerica’s plans.

(2)	Includes amounts payable under Comerica’s standard severance plan available for all salaried employees.

(3)

Please see “Change of Control Agreements” on pages 58-59 for a description of Mr. Anderson’s change of control agreement; assumes both change of control and termination occur on December 31, 2013. For “Retirement Account Plan,” $54,350 would be paid outside of the Retirement Account Plan pursuant to Mr. Anderson’s change of control agreement.

(4)

Represents the value of the acceleration of all unvested equity awards upon a change of control pursuant to Comerica’s equity compensation plans based on Comerica’s closing stock price as of December 31, 2013.

(5)

In the event of a termination due to death or disability, no acceleration of stock options would occur; however, any exercisable options would continue to be exercisable for the earlier of the option term or one year (in the case of death) or the earlier of the option term or three years (in the case of disability).

(6)	Does not include payments of deferred compensation which are reflected in the 2013 Nonqualified Deferred Compensation Table on page 72.

(7)	Since Mr. Anderson was hired after January 1, 2007, he is not eligible to participate in the qualified pension plan or the SERP.

(8)

For “Change of Control Termination,” reflects value of life insurance premiums and calculates such life insurance premiums based upon portability and conversion options in the contract at December 31, 2013. For “Disability,” includes 29 months of Company-paid basic life insurance premiums and assumes that life insurance premiums will remain at December 31, 2013 levels. For “Death,” includes proceeds of life insurance, of which any amount up to $2 million would be paid by Comerica’s life insurance provider.

(9)

Assumes that medical, dental and vision insurance premiums will remain at December 31, 2013 levels; for “Disability,” includes 29 months of Company-paid medical coverage based on Mr. Anderson’s 2013 election to participate in Comerica’s medical plan coverage and for “Death,” includes 3 months of COBRA for family members based on Mr. Anderson’s 2013 election to participate in Comerica’s medical plan coverage.

(10)	Assumes Mr. Anderson has elected to use Comerica’s standard outplacement provider and represents negotiated rate.

Curtis C. Farmer

Benefits and Payments Upon Separation	Voluntary Resignation	Early Retirement (1)	Involuntary Not for Cause Termination(2)	For Cause Termination	Change of Control Termination(3)	Disability	Death
Cash Compensation
Base salary/severance	—	N/A	$613,000	—	$4,576,908	$35,139(4)	—
MIP	—	N/A	—	—	$912,635	$642,424	$642,424
Equity Compensation
Stock Options	—	N/A	—	—	$495,015(5)	—(6)	—(6)
Restricted Stock	—	N/A	—	—	$2,422,020(5)	$2,422,020	$2,422,020
PRSUs	—	N/A	—	—	$713,100(5)	$713,100	$713,100
Benefits & Other Payments
Pension Plan/SERP(7)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Retirement Account Plan	$75,141	N/A	$75,141	$75,141	$119,341	$75,141	$75,141
Life Insurance(8)	—	N/A	—	—	$90,451	$4,231	$1,226,000
Medical Insurance Premiums(9)	—	N/A	$3,921	—	$53,234	$37,903	$4,437
Outplacement Assistance	—	N/A	$8,910(10)	—	$8,910(10)	—	—
Tax Assistance	—	N/A	—	—	$1,792,128	—	—
Total	$75,141	N/A	$700,972	$75,141	$11,183,742	$3,929,958	$5,083,122

(1)	Mr. Farmer is not eligible for retirement or early retirement under Comerica’s plans.

(2)	Includes amounts payable under Comerica’s standard severance plan available for all salaried employees.

(3)

Please see “Change of Control Agreements” on pages 58-59 for a description of Mr. Farmer’s change of control agreement; assumes both change of control and termination occur on December 31, 2013. For “Retirement Account Plan,” $56,950 would be paid outside of the Retirement Account Plan pursuant to Mr. Farmer’s change of control agreement.

(4)	Equals the amount of the monthly disability benefit payable until age 65 based on Mr. Farmer’s election to purchase long-term disability coverage with respect to his bonus amounts.

(5)

Represents the value of the acceleration of all unvested equity awards upon a change of control pursuant to Comerica’s equity compensation plans based on Comerica’s closing stock price as of December 31, 2013.

(6)

In the event of a termination due to death or disability, no acceleration of stock options would occur; however, any exercisable options would continue to be exercisable for the earlier of the option term or one year (in the case of death) or the earlier of the option term or three years (in the case of disability).

(7)	Since Mr. Farmer was hired after January 1, 2007, he is not eligible to participate in the qualified pension plan or the SERP.

(8)

For “Change of Control Termination,” reflects value of life insurance premiums and calculates such life insurance premiums based upon portability and conversion options in the contract at December 31, 2013. For “Disability,” includes 29 months of Company-paid basic life insurance premiums and assumes that life insurance premiums will remain at December 31, 2013 levels. For “Death,” includes proceeds of life insurance, of which any amount up to $2 million would be paid by Comerica’s life insurance provider.

(9)

Assumes that medical, dental and vision insurance premiums will remain at December 31, 2013 levels; for “Disability,” includes 29 months of Company-paid medical coverage based on Mr. Farmer’s 2013 election to participate in Comerica’s medical plan coverage and for “Death,” includes 3 months of COBRA for family members based on Mr. Farmer’s 2013 election to participate in Comerica’s medical plan coverage.

(10)	Assumes Mr. Farmer has elected to use Comerica’s standard outplacement provider and represents negotiated rate.

J. Michael Fulton

Benefits and Payments Upon Separation	Early Retirement(1)	For Cause Termination	Change of Control Termination(2)	Disability		Death
Cash Compensation
Base salary/severance	—	—	$3,735,120	$	—(3)	—
MIP	$472,182(3)	—	$661,540		$472,182	$472,182
Equity Compensation
Stock Options	—(4)	—	$377,940(5)		—(6)	—(6)
Restricted Stock	$2,287,435(7)	—	$2,287,435(5)		$2,287,435	$2,287,435
PRSUs	—(8)	—	$620,397(5)		—(9)	$620,397
Benefits & Other Payments(10)
Pension Plan/SERP(11)	—	—	$728,593(12)		—	—
Retirement Account Plan(13)	N/A	N/A	N/A		N/A	N/A
Life Insurance(14)	—	—	$160,047		$4,027	$1,167,000
Medical Insurance Premiums	—	$—	$32,868		$23,809	$2,739
Outplacement Assistance	—	—	$8,910(15)		—	—
Tax Assistance	—	—	$1,554,836		—	—
Total	$2,759,617	—	$10,167,686		$2,787,453	$4,549,753

(1)

As Mr. Fulton was eligible for early retirement as of December 31, 2013 (at least 55 years of age with at least 10 years of service), it is assumed for purposes of this table that instead of a voluntary termination or an involuntary not for cause termination, Mr. Fulton would have retired early if he had terminated as of December 31, 2013. Mr. Fulton will turn 65 on April 8, 2014. He plans to retire effective April 30, 2014.

(2)	Please see “Change of Control Agreements” on pages 58-59 for a description of Mr. Fulton’s change of control agreement; assumes both change of control and termination occur on December 31, 2013.

(3)

Subject to the approval of the Committee, if Mr. Fulton had retired on December 31, 2013, he would have been eligible to receive a share of any applicable incentive payment provided pursuant to the MIP which is payable in the year 2013 with respect to the one-year and three-year performance periods ended December 31, 2013, in accordance with the terms of the MIP.

(4)

If Mr. Fulton had retired on December 31, 2013, no acceleration of stock options would have occurred; however, the options would continue to vest on the terms in effect prior to retirement (with the exception of grants made in the year of retirement, which would be cancelled), and vested options would continue to be exercisable until their expiration date.

(5)

Represents the value of the acceleration of all unvested, in-the-money equity awards upon a change of control pursuant to Comerica’s equity compensation plans based on Comerica’s closing stock price as of December 31, 2013.

(6)

In the event of a termination due to death or disability, no acceleration of stock options would occur; however, any exercisable options would continue to be exercisable for the earlier of the option term or one year (in the case of death) or the earlier of the option term or three years (in the case of disability).

(7)

Assumes that all unvested restricted stock was accelerated. The Committee may, in its discretion, as it has elected to do previously, accelerate an executive’s restricted stock upon the executive’s early retirement. Normally, the Committee would only consider making that determination if the NEO was at least age 55 and, to the extent permitted by applicable state law, the NEO signed a restrictive covenants and general release agreement.

(8)

If Mr. Fulton had retired on December 31, 2013, no acceleration of PRSUs would have occurred; however, the PRSUs would continue to vest on the terms, including the performance conditions, in effect prior to retirement.

(9)

As Mr. Fulton was eligible for early retirement as of December 31, 2013 (at least 55 years of age with at least 10 years of service), no acceleration of the PRSUs upon disability would occur; however, the PRSUs would continue to vest on the terms, including the performance conditions, in effect prior to disability.

(10)	Does not include payments of deferred compensation which are reflected in the 2013 Nonqualified Deferred Compensation Table on page 72.

(11)

Mr. Fulton is eligible for early retirement and for a death and disability benefit under the Comerica Pension Plan and SERP. Because these benefits are already accrued, they are already reflected in the Pension Benefits Table at Fiscal Year-End 2013 Table on page 69 and do not represent additional expense to Comerica.

(12)

Also includes the present value of an additional change of control benefit under the Comerica Pension Plan and SERP. Assumptions to calculate this amount are based on assumptions prescribed by the Pension Protection Act (PPA) as a minimum present value for calculating lump sums paid by the Pension Plan. The interest rates used were based on the PPA 3 segment yield curve using a November look back month: 1.19% for the first 5 years, 4.53% for years 5-20 and 5.66% for years after 20. Mortality projections were based on the RR2013-49 Mortality Table for 2014. Payments are projected to commence at age 65 in the form of a lump sum, with an additional three years applied to reduce the interest deferral period.

(13)	Mr. Fulton is not eligible to participate in the Retirement Account Plan.

(14)

For “Change of Control Termination,” reflects value of life insurance premiums and calculates such life insurance premiums based upon portability and conversion options in the contract at December 31, 2013. For “Disability,” includes 29 months of Company-paid basic life insurance premiums and assumes that life insurance premiums will remain at December 31, 2013 levels. For “Death,” includes proceeds of life insurance, of which any amount up to $2 million would be paid by Comerica’s life insurance provider.

(15)	Assumes Mr. Fulton has elected to use Comerica’s standard outplacement provider and represents negotiated rate.

TRANSACTIONS OF EXECUTIVE OFFICERS WITH COMERICA

Some of the executive officers of Comerica, their related entities, and members of their immediate families were customers of and had transactions (including loans and loan commitments) with banking affiliates of Comerica during 2013. Comerica made all loans and commitments in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons not related to or affiliated with Comerica or its subsidiaries, and the transactions did not involve more than the normal risk of collectability or present other unfavorable features.

For information on procedures and policies for reviewing transactions between Comerica and its executive officers, their immediate family members and entities with which they have a position or relationship, see “Director Independence and Transactions of Directors with Comerica — Review of Transactions with Related Persons.”

SECURITY OWNERSHIP OF MANAGEMENT

The following table contains information about the number of shares of Comerica’s common stock beneficially owned by Comerica’s incumbent directors and director nominees, the NEOs and all incumbent directors and executive officers as a group. The number of shares each individual beneficially owns includes shares over which the person has or shares voting or investment power as of February 21, 2014 and also any shares that the individual can acquire by April 22, 2014 (60 days after the Record Date), through the exercise of any stock option or other right. Unless indicated otherwise, each individual has sole investment and voting power (or shares those powers with his or her spouse or other family members) with respect to the shares listed in the table.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Lars C. Anderson	143,852	(1)	*
Ralph W. Babb, Jr.	1,474,464	(2)(3)	*
Roger A. Cregg	24,048	(4)(5)(6)	*
T. Kevin DeNicola	20,036	(4)(5)	*
Curtis C. Farmer	101,227	(7)	*
J. Michael Fulton	241,125	(2)(8)
Jacqueline P. Kane	17,609	(4)(5)(9)	*
Richard G. Lindner	30,125	(4)(5)	*
Karen L. Parkhill	114,314	(10)	*
Alfred A. Piergallini	69,747	(4)(5)(11)	*
Robert S. Taubman	33,329	(4)(5)(11)	*
Reginald M. Turner, Jr.	20,431	(4)(5)(12)	*
Nina G. Vaca (Ximena G. Humrichouse)	14,471	(4)(5)	*
Directors and executive officers as a group (23 people)	3,384,555	(13)(14)	1.84%

Footnotes:

*	Represents holdings of less than one percent of Comerica’s common stock.

(1)

Includes 45,999 shares of restricted stock of Comerica subject to future vesting conditions (“restricted stock”) and options to purchase 52,875 shares of common stock of Comerica that are or will be exercisable as of April 22, 2014, which Comerica granted to Mr. Anderson under Comerica’s Long-Term Incentive Plan. Also includes 36,728 restricted stock units and 8,250 performance restricted stock units granted to Mr. Anderson under Comerica’s Long-Term Incentive Plan, over which Mr. Anderson does not have voting or investment power. The restricted stock units vest in three equal installments on January 25, 2015, January 25, 2017 and January 25, 2019, and are settled in stock on March 4, 2021. The performance restricted stock units fully cliff vest at the end of three years if Comerica maintains the Tier 1 Capital Ratio threshold defined by the Federal Reserve for well capitalized banks each year during the performance period, and are settled in stock. Any year Comerica falls below the Tier 1 Capital ratio threshold, 15% of the performance restricted stock unit’s target award will be forfeited, with a maximum reduction of 45% of the target award. Only the portion of performance restricted stock units not subject to forfeiture based on performance conditions are included in this table.

(2)

Includes the following number of shares deemed invested, on behalf of the respective executives, in Comerica common stock under deferred compensation plans: Mr. Babb, 40,078 shares and Mr. Fulton, 6,120 shares.

(3)

Includes 190,106 shares of restricted stock and options to purchase 910,575 shares of common stock of Comerica that are or will be exercisable as of April 22, 2014, which Comerica granted to Mr. Babb under Comerica’s Long-Term Incentive Plan. Also includes 51,535 performance restricted stock units granted to Mr. Babb under Comerica’s Long-Term Incentive Plan, over which Mr. Babb does not have voting or investment power. The performance restricted stock units fully cliff vest at the end of three years if Comerica maintains the Tier 1 Capital Ratio threshold defined by the Federal Reserve for well capitalized banks each year during the performance period, and are settled in stock. Any year Comerica falls below the Tier 1 Capital ratio threshold, 15% of the performance restricted stock unit’s target award will be forfeited, with a maximum reduction of 45% of the target award. Only the portion of performance restricted stock units not subject to forfeiture based on performance conditions are included in this table. Additionally includes 117,482 shares held jointly with his spouse.

(4)

Includes restricted stock units, over which directors do not have voting or investment power, as follows: 16,272 restricted stock units for each non-employee director except for Roger A. Cregg and T. Kevin DeNicola, who each hold 13,539 restricted stock units, Reginald M. Turner, Jr., who holds 15,848 restricted stock units, Richard G. Lindner, who holds 12,240 restricted stock units and Jacqueline P. Kane and Nina G. Vaca, who each hold 10,104 restricted stock units. These restricted stock units vest one year after the date of the award, with such vesting contingent upon the participant’s continued service as a director of Comerica for a period of one year after the date of the award. They will be settled in common stock one year after the respective director’s service as a director of Comerica terminates.

(5)

Includes the following number of shares deemed invested, on behalf of the respective non-employee directors, in Comerica common stock under a deferred compensation plan: Roger A. Cregg, 5,509 shares; T. Kevin DeNicola, 6,497 shares; Jacqueline P. Kane, 5,180 shares; Richard G. Lindner, 17,885 shares; Alfred A. Piergallini, 4,468 shares; Robert S. Taubman, 3,210 shares; Reginald M. Turner, Jr., 1,383 shares; and Nina G. Vaca, 4,367 shares.

(6)	Includes 5,000 shares in an account held jointly with his spouse.

(7)

Includes 43,346 shares of restricted stock and options to purchase 38,875 shares of common stock of Comerica that are or will be exercisable as of April 22, 2014, which Comerica granted to Mr. Farmer under Comerica’s Long-Term Incentive Plan. Also includes 8,250 performance restricted stock units granted to Mr. Farmer under Comerica’s Long-Term Incentive Plan, over which Mr. Farmer does not have voting or investment power. The performance restricted stock units fully cliff vest at the end of three years if Comerica maintains the Tier 1 Capital Ratio threshold defined by the Federal Reserve for well capitalized banks each year during the performance period, and are settled in stock. Any year Comerica falls below the Tier 1 Capital ratio threshold, 15% of the performance restricted stock unit’s target award will be forfeited, with a maximum reduction of 45% of the target award. Only the portion of performance restricted stock units not subject to forfeiture based on performance conditions are included in this table.

(8)

Includes 37,916 shares of restricted stock and options to purchase 181,082 shares of common stock of Comerica that are or will be exercisable as of April 22, 2014, which Comerica granted to Mr. Fulton under Comerica’s Long-Term Incentive Plan. Also includes 7,178 performance restricted stock units granted to Mr. Fulton under Comerica’s Long-Term Incentive Plan, over which Mr. Fulton does not have voting or investment power. The performance restricted stock units fully cliff vest at the end of three years if Comerica maintains the Tier 1 Capital Ratio threshold defined by the Federal Reserve for well capitalized banks each year during the performance period, and are settled in stock. Any year Comerica falls below the Tier 1 Capital ratio threshold, 15% of the performance restricted stock unit’s target award will be forfeited, with a maximum reduction of 45% of the target award. Only the portion of performance restricted stock units not subject to forfeiture based on performance conditions are included in this table. Additionally includes 2,991 shares held jointly with his mother.

(9)	Includes 2,325 shares held by The Steven and Jacqueline Kane Trust U/A dtd 12/20/2010.

(10)

Includes 28,499 shares of restricted stock and options to purchase 41,875 shares of common stock of Comerica that are or will be exercisable as of April 22, 2014, which Comerica granted to Ms. Parkhill under Comerica’s Long-Term Incentive Plan. Also includes 35,690 restricted stock units and 8,250 performance restricted stock units, over which Ms. Parkhill does not have voting or investment power. The restricted stock units vest in three equal installments on August 31, 2014, August 31, 2015 and August 31, 2016 and are settled in stock on August 31, 2016. The performance restricted stock units fully cliff vest at the end of three years if Comerica maintains the Tier 1 Capital Ratio threshold defined by the Federal Reserve for well capitalized banks each year during the performance period, and are settled in stock. Any year Comerica falls below the Tier 1 Capital ratio threshold, 15% of the performance restricted stock unit’s target award will be forfeited, with a maximum reduction of 45% of the target award. Only the portion of performance restricted stock units not subject to forfeiture based on performance conditions are included in this table.

(11)

Includes options to purchase 2,500 shares of common stock of Comerica that are or will be exercisable as of April 22, 2014. Comerica granted these options under Comerica’s Stock Option Plan for Non-Employee Directors.

(12)	Includes 3,200 shares held by the Reginald M. Turner, Jr. Trust.

(13)

Includes 553,848 shares of restricted stock and options to purchase 1,898,942 shares of Comerica’s common stock that are exercisable by February 21, 2014 or will become exercisable by April 22, 2014, all of which are beneficially owned by incumbent directors, nominees and executive officers as a group. Comerica granted the options under Comerica’s long-term incentive plans and Comerica’s Stock Option Plan for Non-Employee Directors. The number shown also includes 198,978 restricted stock units (including performance restricted stock units) held by executive officers as a group and 107,919 restricted stock units held by incumbent directors and nominees as a group; in each case, the officer or director does not have voting or investment power over such restricted stock units. 110,401 shares are deemed invested, on behalf of the directors and executives, in Comerica common stock under deferred compensation plans; the officer or director does not have voting power over such shares. The number additionally includes 129,818 shares of Comerica’s common stock for which the directors, nominees and executive officers share voting and investment power, or which are held by spouses of such persons. As well, the number includes warrants to purchase 1,000 shares of common stock of Comerica. The number shown does not include any shares that are pledged. Comerica has adopted a policy prohibiting transactions by employees and directors that are designed to hedge or offset any decrease in the market value of Comerica’s equity securities. Employees and directors are also prohibited from holding Comerica’s securities in a margin account or pledging Comerica’s securities as collateral for a loan.

(14)	As of February 21, 2014, consists of 8 non-employee directors and 15 current executive officers, one of whom is an employee director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The SEC requires that Comerica provide information about any shareholder who beneficially owns more than 5% of Comerica’s common stock. The following table provides the required information about the only shareholders known to Comerica to be the beneficial owner of more than 5% of Comerica’s common stock. To report this information, Comerica relied solely on information that BlackRock, Inc. furnished in its Schedule 13G/A, filed January 28, 2014, on information that Fiduciary Management, Inc. furnished in its Schedule 13G/A, filed February 14, 2014 and on information that The Vanguard Group, Inc. furnished in its Schedule 13G/A, filed February 12, 2014, in each case relating to their respective beneficial ownership of Comerica as of December 31, 2013.

Amount and Nature of Beneficial Ownership as of December 31, 2013

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc. and certain affiliates 40 East 52nd Street New York, NY 10022	11,116,557(1)	6.1%

Fiduciary Management, Inc. 100 East Wisconsin Avenue, Suite 2200 Milwaukee, WI 53202	13,811,992(2)	7.55%

The Vanguard Group, Inc. and certain affiliates 100 Vanguard Blvd. Malvern, PA 19355	12,946,686(3)	7.07%

Footnotes:

(1)	BlackRock, Inc. indicated that it has sole power to vote or to direct the vote with respect to 8,801,563 shares, and sole dispositive power with respect to 11,116,557 shares.

(2)	Fiduciary Management, Inc. indicated that it has sole power to vote or to direct the vote, and sole dispositive power, with respect to 13,811,992 shares.

(3)

The Vanguard Group, Inc. indicated that it has sole dispositive power with respect to 12,666,855 shares, and shared dispositive power with respect to 279,831 shares. It has sole power to vote or direct the vote on 304,014 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 235,601 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 112,643 shares as a result of its serving as investment manager of Australian investment offerings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires that Comerica’s directors, executive officers and persons who own more than ten percent of a registered class of Comerica’s equity securities file reports of stock ownership and any subsequent changes in stock ownership with the SEC and the New York Stock Exchange not later than specified deadlines. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons, Comerica believes that, during the year ended December 31, 2013, each of its executive officers, directors and greater than ten percent shareholders complied with all such applicable filing requirements.

ANNUAL REPORT TO SHAREHOLDERS

Comerica provided the 2013 annual report to shareholders, containing financial statements and other information about the operations of Comerica for the year ended December 31, 2013, to you along with this proxy statement. You should not regard the 2013 annual report as proxy soliciting material.

OTHER MATTERS

The Board is not aware of any other matter upon which action will be taken at the Annual Meeting. The Board does not currently intend to submit any additional matters for a vote at the Annual Meeting, and no shareholder has provided the required proper notice of the shareholder’s intention to propose any additional matter for a vote at the Annual Meeting. However, under Comerica’s bylaws, the Board may, without notice, properly submit additional matters for a vote at the Annual Meeting. If the Board does so, the shares represented by proxies in the accompanying form will be voted with respect to the matter in accordance with the judgment of the person or persons voting the shares.

By Order of the Board of Directors

Jon W. Bilstrom Executive Vice President — Governance, Regulatory Relations and Legal Affairs, and Corporate Secretary

March 11, 2014

ANNEX A

RECONCILIATION OF NON-GAAP AND GAAP FINANCIAL MEASURES

(dollar amounts in millions)

December 31	2013
Tangible Common Equity Ratio:
Common shareholders’ equity	$7,153
Less:
Goodwill	635
Other intangible assets	17

Tangible common equity	$6,501

Total assets	$65,227
Less:
Goodwill	635
Other intangible assets	17

Tangible assets	$64,575

Common equity ratio	10.97%
Tangible common equity ratio	10.07

The tangible common equity ratio removes preferred stock and the effect of intangible assets from capital and the effect of intangible assets from total assets. Comerica believes this measurement is a meaningful measure of capital adequacy used by investors, regulators, management and others to evaluate the adequacy of common equity and to compare against other companies in the industry.

(in millions, except per share data)	2013	2012	2011	2010	2009	2008
Adjusted Return on Common Equity:
Net income	$541	$521	$393	$277
Less:
Preferred stock dividends	—	—	—	123

Net income (loss) available to common shareholders	541	521	393	154
Plus:
Merger and restructuring charges, net of tax	—	22	47	—

Adjusted net income (loss) available to common shareholders	$541	$543	$440	$154

Average common shareholders’ equity	$6,968	$7,012	$6,351	$5,625
Return on average common shareholders’ equity	7.76%	7.43%	6.18%	2.74%
Adjusted return on common equity	7.76	7.76	6.94	2.74

Adjusted Earnings per Share:
Net income (loss) attributable to common shares	$533	$515	$389	$153	$(118)	$192
Plus:
Merger and restructuring charges, net of tax	—	22	47	—	—	—

Adjusted net income (loss) attributable to common shares	$533	$537	$436	$153	$(118)	$192

Diluted average common shares	187	192	186	173	149	149
Diluted earnings per common share	$2.85	$2.67	$2.09	$0.88	$(0.79)	$1.28
Adjusted earnings per share	2.85	2.79	2.35	0.88	(0.79)	1.28

The after-tax impact of any adjustments related to a change in accounting principle, merger/acquisition charges, and restructuring charges incurred during the year, if applicable, are added back to reported net income to determine adjusted EPS and adjusted ROCE. Comerica believes these measurements, which are used for the determination of relative peer ranking for the Management Incentive Plan, are meaningful measures because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate our performance trends.

These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

A-1

Location of Comerica Incorporated

2014 Annual Meeting of Shareholders

Comerica Bank Tower

1717 Main Street, 4th Floor

Dallas, Texas 75201

Comerica Bank Tower is located on the corner of Main Street and North Ervay Street in downtown Dallas.

Briefcases, purses and other bags brought to the meeting may be subject to inspection at the door.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Address Change? Mark box, sign, and indicate changes below: TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. A. ELECTION OF DIRECTORS — The Board of Directors recommends a vote FOR all of the listed nominees. 1 . Nominees FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 01Ralph W. Babb, Jr. 06 Alfred A. Piergallini 02. Roger A. Cregg 07 . Robert S. Taubman 03.T. Kevin DeNicola 08Reginald M. Turner, Jr. 04 . Jacqueline P. Kane 09 Nina G. Vaca 05 . Richard G. Lindner Please fold here – Do not separate B. DIRECTOR PROPOSALS — The Board of Directors recommends a vote FOR Items 2 and 3. 2 .Ratification of the Appointment of Ernst & Young LLP as Independent Auditors For Against Abstain3 . Approval of a Non-Binding, Advisory Proposal Approving Executive Compensation For Against AbstainIN THEIR DISCRETION, PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES, AND FOR ITEMS 2 AND 3. Date Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis- trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

COMERICA INCORPORATED 2014 ANNUAL MEETING OF SHAREHOLDERS Tuesday, April 22, 2014 9:30 a.m., Central Time Comerica Bank Tower 1717 Main Street, 4th Floor Dallas, Texas 75201 Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on April 22, 2014. The proxy statement, annual report to security holders and additional soliciting materials are available at www.proxydocs.com/cma. proxy This Proxy is Solicited on Behalf of the Board of Directors. The undersigned appoints Jon W. Bilstrom and Nicole V. Gersch, or either of them, as Proxies, each with the power to appoint his or her substitute, as the case may be, and authorizes them to represent and vote, as designated on the reverse side, all the shares of common stock of Comerica Incorporated held of record by the undersigned on February 21, 2014, at the Annual Meeting of Shareholders to be held on April 22, 2014, and any adjournments or postponements of the meeting. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting. This card also constitutes voting instructions to the trustees or administrators, as applicable, of certain of Comerica’s employee benefit plans to vote shares attributable to accounts the undersigned may hold under such plans as indicated on the reverse of this card. If no voting instructions are provided, the shares will be voted in accordance with the provisions of the respective plans. COMERICA INCORPORATED 2014 ANNUAL MEETING OF SHAREHOLDERS APRIL 22, 2014 9:30 a.m., Central Time Vote by Internet, Telephone or Mail Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. _ _ _ INTERNET TELEPHONE 1-866-883-3382 MAIL www.proxydocs.com/cma Use any touch-tone telephone to vote your Mark, sign and date your proxy proxy 24 hours a day, 7 days a week, until card and return it in the Use the Internet to vote your proxy 11:59 p.m. (CT) on April 21, 2014. postage-paid envelope provided. 24 hours a day, 7 days a week, until For shares held in Comerica’s employee 11:59 p.m. (CT) on April 21, 2014. benefit plans, the deadline is For shares held in Comerica’s employee 11:59 p.m. (CT) on April 20, 2014. benefit plans, the deadline is 11:59 p.m. (CT) on April 20, 2014. Please have your proxy card and the last four digits of your Social Security Number Please have your proxy card and the last or Tax Identification Number available. four digits of your Social Security Number Follow the simple instructions the or Tax Identification Number available. voice provides you. Follow the simple instructions to obtain your records and create an electronic ballot. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.